Exhibit 99.2

Financial Statements of Acquired Companies

MMG Nightlife, LLC—Interim Statements
Balance Sheets as of September 30, 2012 (unaudited) and December 31, 2011
Unaudited Statements of Income and Members’ Equity (Deficit) for the Nine Months Ended September 30, 2012 and 2011
Unaudited Statements of Cash Flows for the Nine Months Ended September 30, 2012 and 2011
Notes to Financial Statements (unaudited)

BEATPORT, LLC—Interim statements
Unaudited Consolidated Balance Sheets as of September 30, 2012 and December 31, 2011
Unaudited Consolidated Statement of Operations for the nine month period ended September 30, 2012
Unaudited Consolidated Statement of Cash Flows for the nine month period ended September 30, 2012
Notes to Unaudited Consolidated Financial Statements

One of Us Holding B.V.—Interim Statements
Combined Balance Sheets—(unaudited) September 30, 2013 and December 31, 2012
Combined Statements of Operations (unaudited) For the three months ended September 30, 2013 and 2012 and for the nine months ended September 30, 2013 and 2012
Combined Statements of Comprehensive Income—(unaudited) For the three months ended September 30, 2013 and 2012 and for the nine months ended September 30, 2013 and 2012
Combined Statements of Shareholders’ Equity—(unaudited) as of September 30, 2013 and December 31, 2012
Combined Statements of Cash Flows—For the nine months ended September 30, 2013 and 2012 (unaudited)
Notes to Combined Financial Statements (unaudited)

i-Motion GmbH—Interim Statements
Combined Balance Sheets—(unaudited) September 30, 2013 and December 31, 2012
Combined Statements of Comprehensive Income—For the nine months ended September 30, 2013 and September 30, 2012 (unaudited)
Combined Statements of Changes in Equity—For the nine months ended September 30, 2013 and 2012, and for the years ended December 31, 2012 and 2011 (unaudited)
Combined Cash Flow Statements—For the nine months ended September 30, 2013 and September 30, 2012 (unaudited)
Notes to Combined Financial Statements

SFX-Totem Operating Pty Ltd., Totem Onelove Group and Totem Industries Pty Ltd—Interim Statements
Combined Balance Sheet—As of September 30, 2013 and September 30, 2012 (unaudited) and December 31, 2012 and 2011

Combined Statements of Comprehensive Income—For the three months ended September 30, 2013 and September 30, 2012 (unaudited) and for the nine months ended September 30, 2013 and September 30, 2012 (unaudited)

Combined Statement of Owners’ Equity/(Deficit)—For the nine months ended September 30, 2013 and September 30, 2012 (unaudited) and for the years ended December 31, 2012, 2011 and 2010
Combined Statement of Cash Flows—For the nine months ended September 30, 2013 and September 30, 2012 (unaudited) and years ended December 31, 2012 and 2011
Combined Notes to Financial Statements (unaudited)

Made Event—Annual and Interim Statements
Report of Independent Auditors
Combined Balance Sheets—As of September 30, 2013 and September 30, 2012 (unaudited) and December 31, 2012 and 2011

Combined Statements of Operations and Member’s (Deficit)/Equity—For the nine months ended September 30, 2013 and September 30, 2012 (unaudited) and for the years ended December 31, 2012 and December 31, 2011

Combined Statements of Cash Flows—For the nine months ended September 30, 2013 and September 30, 2012 (unaudited) and for the years ended December 31, 2012 and December 31, 2011
Notes to Combined Financial Statements

Accepté Holding B.V.—Annual statements
Consolidated statement of profit or loss for the year ended 31 December 2012
Consolidated statement of financial position at 31 December 2012
Consolidated statement of changes in equity for the year ended 31 December 2012
Consolidated statement of cash flow for the year ended 31 December 2012
Notes to the Consolidated Financial Statements
Independent Auditor’s Report

Accepté Holding B.V.—Interim statements
Unaudited consolidated interim financial statements as per September 30, 2013
Unaudited consolidated statement of profit or loss
Unaudited consolidated statement of financial position
Unaudited consolidated statement of changes in equity
Unaudited consolidated statement of cash flow
Notes to the unaudited consolidated interim financial statements

Financial Statements of Planned Acquisition

Rock World S.A.—Annual statements
Independent auditors’ report on the financial statements
Balance sheets
Statements of operations
Statements of comprehensive income (loss)
Statements of changes in shareholders’ equity
Statements of cash flows
Notes to the financial statements

Rock World S.A.—Interim financial information
Report on Review of interim financial information
Balance sheets
Statements of operations
Statements of comprehensive income (loss)
Statements of changes in shareholders’ equity
Statements of cash flows
Notes to the interim financial information

MMG Nightlife, LLC

Balance Sheets

	September 30, 2012	December 31, 2011
	(unaudited)
Assets
Current:
Cash	$—	$7,237
Accounts receivable (Note 3)	553,684	137,515
Other assets	—	37,688
Total Current Assets	553,684	182,440
Property and Equipment, Net	1,687	1,687
Loan Receivable From Related Party (Note 2)	28,000	28,000
	$583,371	$212,127
Liabilities and Members’ Equity
Current Liabilities:
Accounts payable and other	$664,837	$14,883
Commitments (Note 4)
Members’ Equity	(81,466)	197,244
	$583,371	$212,127

See accompanying notes to financial statements.

MMG Nightlife, LLC

Unaudited Statements of Income and Members’ Equity (Deficit)

	Nine Months Ended September 30,
	2012	2011
Revenues (Note 3):
Management fee	$2,529,764	$2,567,490
Professional service income	650,162	876,578
Total Revenues	3,179,926	3,444,068
Operating Expenses:
Professional service expense	610,224	980,864
Selling, general and administrative	489,613	301,094
Ticket sales expense	—	1,000
Total Operating Expenses	1,099,837	1,282,958
Operating Income	2,080,089	2,161,110
Other Income	21,032	55,606
Net Income	2,101,121	2,216,716
Members’ Equity, Beginning of Year	197,244	152,177
Distribution to Members	(2,379,831)	(1,995,461)
Members’ Equity (Deficit), End of Year	$(81,466)	$373,432

See accompanying notes to financial statements.

MMG Nightlife, LLC

Unaudited Statements of Cash Flows

	Nine Months Ended September 30,
	2012	2011
Cash Flows From Operating Activities:
Net income	$2,101,121	$2,216,716
Adjustments to reconcile net income to net cash provided by operating activities:
(Increase) decrease in:
Accounts receivable	(416,169)	(152,389)
Other assets	37,688	—
Increase (decrease) in:
Accrued expenses	—	(25,183)
Accounts payable	649,954	(15,683)
Net Cash Provided By Operating Activities	2,372,594	2,023,461
Cash Flows From Investing Activities:
Increase in loan receivable	—	(28,000)
Cash Flows From Financing Activities:
Capital distributions to members	(2,379,831)	(1,995,461)
Net Increase (Decrease) in Cash	(7,237)	—
Cash, Beginning of Year	7,237	—
Cash, End of Year	$—	$—

See accompanying notes to financial statements.

MMG Nightlife, LLC

Notes to Financial Statements (unaudited)

1. Summary of Significant Accounting Policies

Description of Business

MMG Nightlife, LLC (the “Company”) was formed in 2008 as a marketing and operations company managing the operations of two nightclub venues in South Florida (USA) on behalf of Fountainebleau and a new venue in Punta Cana (the Caribbean) on behalf of Palace Resorts that commenced operations in January 2012.

Basis of Accounting

The accompanying interim financial statements are unaudited and have been prepared on the accrual basis of accounting whereby revenue is recognized when earned and expenses are recognized when incurred. These statements reflect all normal recurring adjustments that, in the opinion of management, are necessary for fair presentation of the information contained herein. These interim financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report for the year ended December 31, 2011. The Company adheres to the same accounting policies in preparing interim financial statements.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash.

The Company maintains balances at financial institutions, which at times exceed the federally insured limit. The Company has not historically experienced losses on these accounts.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms. The Company manages three venues and derives its revenues from the two club owners of these clubs. The Company performs continuing evaluations of its customers’ financial condition and based on the information available to it as well as historical collections trends, the Company believes no allowance for doubtful accounts as of September 30, 2012 and 2011 is necessary.

Revenue Recognition

The Company earns management fee revenue from operating nightclubs which is recognized as services are provided per the terms of its management agreements.

The Company reports revenue on a gross or net basis based on management’s assessment of whether the Company acts as a principal or agent in the transaction. To the extent the Company acts as the principal, revenue is reported on a gross basis. The determination of whether the Company acts as a principal or an agent in a transaction is based on an evaluation of whether the Company has the substantial risks and rewards of ownership under the terms of an arrangement. The professional services income primarily consists of reimbursable expenses for professional services provided by the Company, acting in a principal capacity on behalf of the club owners, and is recorded on a gross basis.

MMG Nightlife, LLC

Notes to Financial Statements (unaudited) (Continued)

1. Summary of Significant Accounting Policies (Continued)

Income Taxes

The Company is a limited liability corporation and the members are required to report their respective shares of the Company’s income in their individual tax returns. Accordingly, no income tax provision has been made in the accompanying interim financial statements.

Use of Estimates

The preparation of the interim financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the interim financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Fair Value of Financial Instruments

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2010-06, “Improving Disclosures about Fair Value Measurements”. This update amends Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, to require new disclosures for significant transfers in and out of Level 1 and Level 2 fair value measurements, disaggregation regarding classes of assets and liabilities, valuation techniques, and inputs used to measure fair value for both recurring and nonrecurring fair value measurements for Level 2 or Level 3. These disclosures are effective for reporting periods beginning after December 15, 2009. Additional new disclosures regarding the purchases, sales, issuances, and settlements in the rollforward of activity in Level 3 fair value measurements are effective for fiscal years beginning after December 15, 2010. The Company adopted certain of the relevant disclosure provisions of ASU 2010-06 on January 1, 2010, and certain other provisions on January 1, 2011.

ASC 820 establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. Under the new standard, fair value is defined as the exit price or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date.

The three levels of the fair value hierarchy under ASC 820 are described as follows:

Level 1 inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2 inputs to the valuation methodology include quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in inactive markets; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

MMG Nightlife, LLC

Notes to Financial Statements (unaudited) (Continued)

1. Summary of Significant Accounting Policies (Continued)

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The carrying amounts of the Company’s financial instruments including cash, receivables and payables are carried at cost, which approximates fair value due to the immediate and short maturity of these assets and liabilities.

2. Related Party Transactions

The Company has a loan receivable with related party of $28,000 as of September 30, 2012. The loan is noninterest-bearing, unsecured and with no stated repayment terms.

3. Major Customers

One customer accounted for approximately 100% of trade receivables and revenues for the nine months ended September 30, 2012 and 2011.

4. Commitments

The Company leases its office facilities under a five-year non-cancellable operating lease, which expires on January 31, 2016. Annual future minimum rental commitments are as follows:

Year ending December 31,
2012	$19,564
2013	81,845
2014	85,937
2015	90,234
2016	7,549
$285,131

Rent expense for the nine months ended September 30, 2012 and 2011 was $39,129 and $41,924, respectively.

5. Subsequent Events

The Company has considered subsequent events through November 9, 2012, the date the interim financial statements were available to be issued, in preparing the financial statements and notes thereto, and has determined that there are no subsequent events that require disclose ASC 855, “Subsequent Events” except for the following:

In April 2012, the Company signed a Term Sheet with SFX Entertainment, Inc. (“SFXE”) by which SFXE is to acquire all the ownership interests and net assets of the Company (the “Transaction”) for a stated purchase price to be paid should the Transaction proceed to closing. The Company anticipates the deal to close in the fourth quarter of 2012.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

BEATPORT, LLC AND SUBSIDIARIES

(A LIMITED LIABILITY COMPANY)

Nine-Month Period Ended September 30, 2012

BEATPORT, LLC

(A LIMITED LIABILITY COMPANY)

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Nine-Month Period Ended September 30, 2012

CONTENTS

Unaudited Consolidated Financial Statements
Unaudited Consolidated Balance Sheets as of September 30, 2012 and December 31, 2011
Unaudited Consolidated Statement of Operations for the Nine-Month Period Ended September 30, 2012
Unaudited Consolidated Statement of Cash Flows for the Nine-Month Period Ended September 30, 2012
Unaudited Notes to Consolidated Financial Statements

BEATPORT, LLC

(A LIMITED LIABILITY COMPANY)

UNAUDITED CONSOLIDATED BALANCE SHEETS

	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$11,801,731	$10,994,269
Restricted cash	410,006	410,006
Accounts receivable	94,064	155,325
Taxes receivable, net	8,010	20,941
Prepaid expenses	377,534	387,572
Other current assets	192,001	298,324
Total current assets	12,883,346	12,266,437
Property and equipment, net	2,268,791	2,459,003
Software and intangible assets, net	1,475,846	1,214,981
Goodwill	368,808	368,808
Merchant deposits	408,406	370,746
Other assets	74,892	85,849
Total assets	$17,480,089	$16,765,824
Liabilities and members’ equity
Current liabilities:
Accounts payable	$120,132	$554,869
Taxes due	1,436,198	1,240,269
Deferred tax liability	53,625	53,625
Record label payables	8,261,578	7,690,511
Mechanical royalties payable	2,867,733	3,298,680
Other accrued liabilities	1,350,495	1,082,288
Total current liabilities	14,089,761	13,920,242
Other liabilities	66,974	93,105
Long-term record label and mechanical royalty payables	6,019,344	4,371,109
Total long-term liabilities	6,086,318	4,464,214
Members’ equity (deficit):
Common interests	(2,549,195)	(1,937,599)
Preferred interests	(146,795)	318,967
Total members’ equity (deficit)	(2,695,990)	(1,618,632)
Total liabilities and members’ equity (deficit)	$17,480,089	$16,765,824

See accompanying notes.

BEATPORT, LLC

(A LIMITED LIABILITY COMPANY)

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

Nine-Month Period Ended September 30, 2012
Net revenue	$35,272,017
Cost of sales	24,409,095
Gross profit	10,862,922
Selling, general, and administrative expenses	11,789,507
Operating loss	(926,585)
Other income (expense):
Interest income	27,224
Foreign exchange loss	(45,314)
Total other income (expense)	(18,090)
Loss before income tax expense	(944,675)
Foreign income tax expense	132,683
Net loss	$(1,077,358)

See accompanying notes.

BEATPORT, LLC

(A LIMITED LIABILITY COMPANY)

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

Nine-Month Period Ended September 30, 2012
Operating activities
Net loss	$(1,077,358)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,311,996
Net changes in operating assets and liabilities:
Accounts receivable	61,261
Taxes receivable	12,931
Prepaid expenses	10,038
Other current assets	106,323
Merchant deposits and other assets	(26,703)
Accounts payable	(434,737)
Record label payables	1,304,975
Taxes due	195,929
Mechanical royalties payable	483,380
Other current accrued liabilities	268,207
Other liabilities, long-term	(26,131)
Net cash provided by operating activities	2,190,111
Investing activities
Purchases of property and equipment	(734,356)
Purchases of software and other intangible assets	(648,293)
Net cash used in investing activities	(1,382,649)
Net decrease in cash and cash equivalents	807,462
Cash and cash equivalents, beginning of year	10,994,269
Cash and cash equivalents, end of year	$11,801,731
Supplemental cash flow information
Cash paid for income taxes	$21,423

See accompanying notes.

Beatport, LLC

(A Limited Liability Company)

Notes to Unaudited Consolidated Financial Statements

September 30, 2012

1. Organization and Business

Beatport, LLC (the Company) commenced operations in 2003 and is incorporated in the state of Colorado as a limited liability company. The Company is engaged in the sale and marketing of electronic music file downloads through its website and facilities in the United States and Berlin, Germany. During the nine-month period ended September 30, 2012, the Company’s largest markets were the European Union (EU) and the United States, representing approximately 45.8% and 22.7% of net revenue, respectively.

Basis of Presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (US GAAP). The Company’s consolidated financial statements include all accounts of the Company, its majority owned and controlled subsidiaries. All intercompany accounts and transactions have been eliminated in the consolidation. The accompanying interim consolidated financial statements do not include all the information and footnotes required by US GAAP for annual financial statements. In the opinion of management, the interim consolidated financial statements have been prepared on the same basis as the prior year audited financial statements and all adjustments considered necessary for a fair presentation have been included in the financial statements. All such adjustments are of a normal recurring nature. The results for the interim period are not necessarily indicative of the results to be expected for any future period or for the fiscal year ended December 31, 2012.

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents. The Company’s cash equivalents are comprised of readily accessible money market mutual fund investments and certificates of deposit.

For the nine-month period ended September 30, 2012 and for the year ended December 31, 2011, the Company had deposits in banks in excess of the Federal Deposit Insurance Corporation limits of $7,046,757 and $6,788,795, respectively.

Restricted Cash

For the nine-month period ended September 30, 2012 and for the year ended December 31, 2011, the Company had restricted cash balances of $410,006 and $410,006, respectively. As of September 30, 2012, this amount represents collateral for the Company’s purchasing cards and an unused letter of credit for payment of Swiss Value Added Tax, as well as amounts held in escrow.

Accounts Receivable

Accounts receivable are a result of the time delay between customer payment through their credit card account on the Company’s website and final settlement from the Company’s external payment processors. The clearing period between payment and settlement is normally one to five days, with international transactions generally taking the longest period of time.

Beatport, LLC

(A Limited Liability Company)

Notes to Unaudited Consolidated Financial Statements (Continued)

September 30, 2012

2. Summary of Significant Accounting Policies (Continued)

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the respective estimated useful lives. Maintenance and repairs are expensed as incurred. Improvements that extend the useful lives of the assets or provide improved efficiency are capitalized.

Estimated useful lives by asset class are generally as follows:

Asset Classification	Estimated Useful Lives
Furniture and fixtures	7 years
Computer equipment	3 years

Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful lives.

Goodwill, Software, and Intangibles

The Company incurs significant costs associated with internal-use software, which consists principally of the Company’s website. The Company charges to expense as incurred the costs of research, including predevelopment efforts related to determining technological or product alternatives, and costs incurred for training and maintenance. Internal-use software and website development costs, which include direct costs such as labor and contractors, are capitalized when it is probable that the project will be completed and the software or website will be used as intended. Costs incurred for upgrades and enhancements to the Company’s internal-use software or website are capitalized when it is probable that such efforts will result in additional functionality. Capitalized software and website costs are amortized to expense over the estimated useful life of the software or website, generally three years, except for purchased software, which is depreciated over five years.

As part of the acquisition of Sounds to Sample Ltd. (completed in October 2010), a portion of the purchase price was allocated to two intangible assets: trademarks and supplier relationships, which are amortized over 4 years. Additionally, a portion of the purchase price was allocated to goodwill.

Merchant Deposits

Merchant deposits are amounts held by the Company’s external payment processors as security for any voided or charged back transaction amounts greater than deposits on any given day. If necessary, amounts will be deducted from these deposits and replenished through normal sales activity.

Revenue Recognition

The Company recognizes revenue from music file sales made via the internet.

Revenue is recognized when persuasive evidence of an arrangement exists, products or services have been delivered to and accepted by the customer, collectibility is reasonably assured, and the Company’s fee is fixed or determinable. The Company’s music files are considered delivered to and

Beatport, LLC

(A Limited Liability Company)

Notes to Unaudited Consolidated Financial Statements (Continued)

September 30, 2012

2. Summary of Significant Accounting Policies (Continued)

accepted by the customer upon the customer’s remittance by a credit card through the Company’s website.

The Company records reductions to revenue for voided transactions based on the Company’s historical experience.

Cost of Sales

Cost of sales includes the cost of royalties to record labels, mechanical royalties to collecting societies and labels, and direct costs of order fulfillment, including transaction and foreign exchange conversion fees from external payment processors.

The Company withholds a portion of royalty payments to record labels to satisfy mechanical royalty obligations. These withholdings have been accrued and are reflected in the consolidated balance sheets in mechanical royalties payable and record label payables. The amounts withheld are subject to estimation, and any excess amount withheld will be remitted back to the record labels upon reconciliation with the various mechanical royalty societies to whom the Company remits mechanical royalty payments.

Selling, General, and Administrative Expenses

Included in selling, general, and administrative expenses are indirect costs related to operating and staffing a customer service center to respond to inquiries from customers. Indirect costs also include costs to manage music content storage.

Advertising

The cost of advertising is expensed in selling, general, and administrative expenses as incurred. For the nine-month period ended September 30, 2012, the Company incurred advertising expense of $944,615. As of September 30, 2012 and December 31, 2011, the Company had $72,523 and $42,500, respectively of deferred advertising costs recorded as prepaid expenses.

Foreign Currency Transactions

The U.S. dollar is the functional currency for all of the Company’s operations. Revenues and expenses are translated at average exchange rates prevailing during the period. Foreign currency denominated monetary assets and liabilities are remeasured based on exchange rates at the end of the period and are recognized in operations. Non-monetary assets and liabilities are remeasured at historical rates in effect when the asset was recognized or the liability was incurred. The Company recognized a net foreign exchange loss in the consolidated statements of operations of $(59,489) for the nine-month period ended September 30, 2012.

Taxes

The Company is a limited liability company and, as such, is considered a flow-through entity for U.S. income tax purposes and generally does not pay U.S. federal or state income taxes. The taxable

Beatport, LLC

(A Limited Liability Company)

Notes to Unaudited Consolidated Financial Statements (Continued)

September 30, 2012

2. Summary of Significant Accounting Policies (Continued)

income or loss of the Company, which may vary substantially from income or loss on a financial reporting basis, is included in the U.S. federal and state tax returns of the members.

Income taxes on results of operations of the Company’s wholly owned subsidiary, Beatport S.a.r.l., have been included as current foreign income tax expense recorded of $95,890 for the nine-month period ended September 30, 2012, in the accompanying consolidated statements of operations.

Management has estimated and recorded amounts due for other taxes it believes the Company is subject to, primarily Value Added Tax (VAT) in the European Union (EU). Management believes that the amounts recorded for such non-income tax liabilities are adequate; however, actual amounts may differ from recorded amounts. Net revenues on the accompanying consolidated statements of operations included VAT of $2,395,307 for the nine-month period ended September 30, 2012.

Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between book and tax bases of the Company’s assets and liabilities. The Company has a net deferred tax liability of $53,625 and $53,625 at September 30, 2012 and December 31, 2011, respectively.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

3. Property and Equipment

Property and equipment consisted of the following:

	September 30, 2012	December 31, 2011
Furniture and fixtures	$287,193	$283,197
Computer equipment	4,892,105	4,200,763
Leasehold improvements	786,435	747,415
	5,965,733	5,231,375
Less accumulated depreciation	(3,696,942)	(2,772,372)
	$2,268,791	$2,459,003

Beatport, LLC
(A Limited Liability Company)

Notes to Unaudited Consolidated Financial Statements (Continued)

September 30, 2012

3. Property and Equipment (Continued)

Depreciation expense was $924,570 for the nine-month period ended September 30, 2012.

The Company performs an annual review of all long-lived assets to determine if indicators of impairment are present. No impairment was identified as a result of the Company’s 2012 analyses.

4. Goodwill, Software, and Other Intangible Assets

The Company does not amortize goodwill; rather such assets are required to be tested for impairment whenever events or changes in circumstances indicate that the assets may be impaired. The Company performs its goodwill impairment tests annually. The Company did not recognize any goodwill impairment charges in the nine-month period ended September 30, 2012.

Amortizable software and other intangible assets consisted of the following:

	September 30, 2012
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Computer software	$2,947,393	$2,291,599	$655,794
Intellectual property	7,500	2,589	4,911
Supplier relationships	238,000	119,000	119,000
Trademark	62,000	31,000	31,000
Software in progress	665,141	—	665,141
Total	$3,920,034	$2,444,188	$1,475,846

	December 31, 2011
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Computer software	$2,449,418	$1,961,225	$488,193
Intellectual property	7,500	1,786	5,714
Supplier relationships	238,000	74,375	163,625
Trademark	62,000	19,375	42,625
Software in progress	514,824	—	514,824
Total	$3,271,742	$2,056,761	$1,214,981

Beatport, LLC
(A Limited Liability Company)

Notes to Unaudited Consolidated Financial Statements (Continued)

September 30, 2012

4. Goodwill, Software, and Other Intangible Assets (Continued)

Amortization expense was $387,426 for the nine-month period ended September 30, 2012. The estimated amortization expense for the next five years is as follows:

Year ended December 31:
2012 (October through December 31)	$114,890
2013	372,457
2014	282,281
2015	37,323
2016	3,015
2017	729
$810,705

Total capitalized costs related to internal-use software, consisting primarily of internal labor and contract labor, were $618,188 during the nine-month period ended September 30, 2012.

5. Members’ Equity

Members’ equity consists of two classes of Membership Interests: Membership Interests (including Non-voting Member) and Preferred Membership Interests (of the Investor Member). The Members’ Interest was governed by the Fourth Amended and Restated Operating Agreement of Beatport, LLC (the Former Agreement) from April 19, 2007 through November 30, 2009. The Members’ Interest is governed by the Fifth Amended and Restated Operating Agreement of Beatport, LLC (the Agreement) from December 1, 2009. Except under certain specific circumstances, no Member or Non-voting Member has the right to resign, retire, or otherwise withdraw as a member without consent of all other members.

Membership Interests

Membership Interests may be sold to a third party only after the selling member offers to sell its interests to the other Members and Investor Members. Members vote ratably as per their Membership Interest in relation to the total Membership Interests and Investor Membership Interests.

Non-voting Member

Non-voting Members shall not be entitled to transfer or dispose of their Membership Interest except to the Company. Such transfer or disposition of a Non-voting Member’s Interest to the Company shall require a majority vote, which must include the Investor Member. In the event that a Non-voting Member is terminated from employment with the Company or leaves employment with the Company subject to provisions of the Agreement, the Company shall have the right to repurchase the Non-voting Member’s Interest.

Beatport, LLC
(A Limited Liability Company)

Notes to Unaudited Consolidated Financial Statements (Continued)

September 30, 2012

5. Members’ Equity (Continued)

Preferred Membership Interests

Preferred Membership Interests are held only by the Investor Member. On April 20, 2007, the Company finalized an agreement issuing Preferred Membership Interests to Insight Venture Partners V, L.P., Insight Beatport Cayman Blocker, Inc., and Insight Venture Partners, L.P. (Employee Co-Investors) (collectively, Insight or the Investor Member), and received proceeds of $12,000,000.

The Preferred Membership Interests issued to Insight give the Investor Member a 19.356% interest in the Company and veto rights to certain corporate actions and provide Insight with a priority in receiving a return of its initial capital investment.

Insight has the right to transfer any or all of its Preferred Membership Interests. Insight must first offer the Company the right to purchase the Preferred Membership Interests at the same price and upon the same terms as any proposed sale to a third party. If the Company refuses, the transfer can occur as long as the transferee is not deemed to be a competitor of the Company and the transferee agrees to be bound by the Agreement.

At any time after January 1, 2017, Insight has the right to require the Company to redeem all or part of the Preferred Membership Interests for the initial price paid.

Allocation of Net Loss, Net Income, and Cash Distributions

Prior to the Former Agreement, net income and loss were allocated to members based on relative membership interest percentages (as defined in previous operating agreements). The Former Agreement and agreement require the Company to allocate net income or loss to members according to defined formulas. For the time period after the Former Agreement, the net loss is first allocated to the Members so as to cause the Capital Account balances of the Members (in excess of the Preferred Members Contributions) to be equal to zero, second, to the Members holding Preferred (Investor) Membership Interests until their Capital Accounts are reduced to zero, and thereafter to the Members in accordance with the Membership Interests. Net income shall be allocated among the Members first, to the Members to the extend of any net losses allocated to the Members in accordance with provisions of the Agreement in inverse order to the allocations made thereunder. Second, net income shall be allocated to any Member to the extent that the aggregate of all distributions made to such Member pursuant to provisions of the Agreement for the current period and for all prior periods exceeds all income previously allocated to such Member pursuant to provisions of the Agreement, for all prior periods, in proportion to such excess amounts. Third, net income shall be allocated to the Members (including Members holding Preferred Membership Interests) in accordance with their Membership Interests until the Members holding Preferred Membership Interests have been allocated an aggregate amount of net income equal to three times their Contributions. Thereafter, net income shall be allocated to the Members other than the Members holding Preferred Membership Interests.

Voluntary distributions are only allowed if the assets of the company are greater than the liabilities of the Company and if other restrictions related to the recovery of the Investor Members’ initial capital contribution have been triggered. Further, distributions must be approved by a majority vote of Members and Investor Members. The resulting distribution would first be allocated to fully repay any

Beatport, LLC
(A Limited Liability Company)

Notes to Unaudited Consolidated Financial Statements (Continued)

September 30, 2012

5. Members’ Equity (Continued)

loans made to the Company by any Member and then to all Members (including Members holding Preferred Membership Interests), in accordance with their Membership Interest.

Distributions as a result of a change in control, liquidation, or dissolution of the Company would first be allocated to fully repay any loans made to the Company by any Member. The Investor Member would then obtain a priority payout to recoup their initial capital contribution. The next distribution would be made to members in accordance with their Membership Interests until such time as the Investor Member has received distributions equal to three times their capital contribution. Any remaining distribution would be allocated to the Members other than Members holding Preferred Membership Interests, in accordance with their membership interests.

Equity-Based Compensation

Phantom Membership Interests

During 2008 and 2009, the Company issued a 0.75% and 1.1%, respectively, Phantom Membership Interest to executives subject to the appreciation of the value of the Company. The Phantom Membership Interest vests after five years of continuous employment, but may vest earlier upon death, termination without cause, or a change in control of the Company in accordance with the term of the underlying agreement. The expense related to the Phantom Equity Interest is recognized straight-line over the vesting period, as long as the value of the Company is increasing. The Phantom Interest, once earned and vested, is payable in cash. The estimated value of the Company at September 30, 2012, was below the required appreciation threshold, and thus, no expense was recognized for the nine-month period ended September 30, 2012.

6. Employee Benefit Plan

The Company has a defined contribution 401(k) plan under which eligible employees may defer up to 100% of compensation subject to IRS maximum contribution amounts. The Company matches up to 3% of salary on eligible funds contributed to the plan. The Company’s contributions vest over five years. The expense incurred by the Company for the matching of 401(k) contributions was $72,266 for the nine-month period ended September 30, 2012, which is included in selling, general, and administrative expenses in the accompanying consolidated statements of operations.

Beatport, LLC
(A Limited Liability Company)

Notes to Unaudited Consolidated Financial Statements (Continued)

September 30, 2012

7. Commitments and Contingencies

Operating Leases

The Company leases administrative offices and certain equipment under noncancelable operating lease agreements. Rent expense under these leases for the nine-month period ended September 30, 2012 totaled $353,290. The following is a schedule of future minimum lease payments:

Three months ended December 31, 2012	$98,111
Year ended December 31:
2013	395,504
2014	296,411
2015	106,875
$896,901

There are no noncancelable operating lease commitments beyond 2015. The Company has the option to renew its lease for the Denver facility, up to an additional two five-year terms.

Commitments

The Company has entered into contracts with vendors primarily for IP connectivity services which have committed the Company to minimum future payments. The following is a schedule of future minimum payments:

Three months ended December 31, 2012	$187,545
Year ended December 31:
2013	634,459
2014	361,044
2015	97,200
$1,280,248

Litigation, Claims, and Assessments

In December 2010, a lawsuit was filed against the Company, a Denver, Colorado nightclub, the nightclub’s owner, and a talent agency. The nightclub’s owner is a Member of the Company. The plaintiff owns several nightclubs in the Denver market and alleges that Beatport, the local nightclub, the nightclub’s owner, and the talent agency engaged in monopolistic practices, denying the plaintiff’s nightclubs access to performances by popular DJs. The Company attended mediation proceedings in June 2012 with no settlement reached. Oral arguments and discovery occurred in 2012, with the actual trial scheduled for June 2013. The Company was unable to predict an outcome or a possible loss or range of loss, if any, which could be associated with the resolution of civil claims brought against the Company. See Note 9 for further discussion.

The Company is subject to various other claims and business disputes in the ordinary course of business, none of which are considered to be material to the financial position or operations of the Company.

Beatport, LLC
(A Limited Liability Company)

Notes to Unaudited Consolidated Financial Statements (Continued)

September 30, 2012

7. Commitments and Contingencies (Continued)

Mechanical Royalties Payable

Prior to July 1, 2008, based on agreements with individual labels related to its sales of digital music, the Company had consistently remitted monies for mechanical royalties to such record labels with the understanding that these amounts would be remitted to applicable mechanical royalty societies. However, the Company is in discussions with multiple collecting societies that are requesting payment directly from the Company. As a result, the Company has recorded $746,550 within mechanical royalties payable as of September 30, 2012 and December 31, 2011, respectively. Management believes the amounts recorded for such mechanical royalty payables are adequate; however, actual amounts may differ from recorded amounts.

8. Related-Party Transactions

There were no related party transactions for the nine-month period ended September 30, 212.

9. Subsequent Events

The Company was acquired by SFX Entertainment, Inc., on March 15, 2013. As part of the acquisition, the lawsuit described above in Note 7 was settled for $1.5 million.

ONE OF US HOLDING B.V.

COMBINED INTERIM FINANCIAL STATEMENTS

As of September 30, 2013 and December 31, 2012

And for Three and Nine Months ended September 30, 2013 and 2012

TABLE OF CONTENTS

Report

Combined balance sheets
Combined statements of operations
Combined statements of comprehensive income
Combined statements of shareholders’ equity
Combined statements of cash flows
Notes to combined financial statements

ONE OF US HOLDING B.V.

COMBINED BALANCE SHEETS

(in thousands)

	September 30, 2013	December 31, 2012
	EUR	EUR
Assets
Current assets:
Cash and cash equivalents	17,025	9,454
Equity instruments held on behalf of shareholders of the Company	14,809	—
Equity instruments held on behalf of the Company	17,304	—
Trade accounts receivable	2,407	1,004
Accounts receivable from affiliated companies	4,437	352
Inventories	658	140
Income taxes receivable	342	—
Advance to shareholders	14,740	4,000
Revenues yet to be invoiced	720	1,790
Other current assets	3,217	2,646
Total current assets	75,659	19,386
Property and equipment	2,422	1,655
Other assets:
Intangible assets	307	306
Investments in non-consolidated affiliates	2,451	2,022
Deferred tax assets	111	140
Other long-term assets	390	874
Total other assets and property and equipment	5,682	4,997
Total assets	81,341	24,383
Liabilities and shareholders’ equity
Current liabilities:
Trade accounts payable	6,129	3,387
Income taxes payable	—	217
Due to affiliated companies	510	109
Accrued expenses	5,419	3,928
Prepayment from SFX on behalf of the shareholders of the Company	29,734	—
Prepayments from SFX	—	9,285
Deferred revenues	4,889	1,148
Other current liabilities	519	583
Total current liabilities	47,200	18,657
Shareholders’ equity:
Common stock (29,283 shares outstanding at EUR 1 par value)	29	29
Additional paid-in capital	6,891	6,772
Retained surplus (deficit)	26,698	(1,674)
Accumulated other comprehensive income	467	535
Total parent shareholders’ equity	34,085	5,662
Non-controlling interest	56	64
Total shareholders’ equity including non-controlling interest	34,141	5,726
Total liabilities and shareholders’ equity	81,341	24,383

See accompanying notes to the combined financial statements

ONE OF US HOLDING B.V.

COMBINED STATEMENTS OF OPERATIONS

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
	EUR	EUR	EUR	EUR
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	23,396	23,862	43,307	39,099
Cost of revenue (exclusive of depreciation and amortization)	(16,322)	(16,781)	(31,462)	(28,001)
Gross profit	7,074	7,081	11,845	11,098
Operating expenses:
Sales and marketing	2,719	2,343	6,783	6,273
General and administrative	2,019	1,910	5,442	5,014
Depreciation and amortization	312	330	866	836
Total operating expenses	5,050	4,583	13,091	12,123
Net operating gain / (loss)	2,024	2,498	(1,246)	(1,025)
Other income (expense):
Interest expense	(329)	(2)	(512)	(127)
Interest income	5	12	49	103
Gain on sale of 51% interest in ID&T Joint Venture to SFX	—	—	26,433	—
Revaluation of Equity Instruments held on behalf of the Company	557	—	947	—
Share in earnings (loss) of non-consolidated affiliates	2,932	1,226	2,817	1,103
Other expense	70	(7)	—	(13)
Total other income	3,235	1,229	29,734	1,066
Income (loss) before income taxes	5,259	3,727	28,488	41
Income tax benefit (expense)	(700)	(714)	(72)	(22)
Net income	4,559	3,013	28,416	19
Net income attributable to non-controlling interests	(30)	(14)	(45)	(48)
Net income attributable to controlling interest	4,529	2,999	28,371	(29)

See accompanying notes to the combined financial statements

ONE OF US HOLDING B.V.

COMBINED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
	EUR	EUR	EUR	EUR
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income	4,559	3,013	28,416	19
Other comprehensive income, net of tax:
Currency translation adjustments	(1)	57	(68)	86
Total comprehensive income, net of tax	4,558	3,070	28,348	105
Comprehensive income attributable to non-controlling interest	(30)	(14)	(45)	(48)
Comprehensive income attributable to controlling interest	4,428	3,056	28,303	57

See accompanying notes to the combined financial statements

ONE OF US HOLDING B.V.

COMBINED STATEMENTS OF SHAREHOLDERS’ EQUITY

(in thousands)

	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income	Non-controlling interests	Total
Balance as of January 1, 2012	29	6,772	(763)	438	97	6,573
Non-controlling interests	—	—	1	—	(14)	(13)
Cash dividends	—	—	(2,000)	—	(76)	(2,076)
Net income	—	—	1,088	—	57	1,145
Other comprehensive income	—	—	—	97	—	97
Balance as of December 31, 2012	29	6,772	(1,674)	535	64	5,726
Contribution Additional Paid-in-capital	—	119	—	—	—	119
Non-controlling interests	—	—	—	—	—
Cash dividends	—	—	—	—	(57)	(57)
Net income	—	—	28,371	—	45	28,416
Other comprehensive income	—	—	1	(68)	4	(63)
Balance as of September 30, 2013 (unaudited)	29	6,891	26,698	467	56	34,141

See accompanying notes to the combined financial statements

ONE OF US HOLDING B.V.

COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine months ended September 30,
	2013	2012
	EUR (unaudited)	EUR (unaudited)
Operating activities
Net income	28,416	19
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	866	837
Provision for uncollectible accounts, net	(245)	(38)
Gain on sale of 51% interest In ID&T Joint Venture to SFX	(26,433)	—
Revaluation of Equity instruments received through sale to SFX and held on behalf of the company	(947)
Currency translation difference of Equity instruments received through sale to SFX and held on behalf of the company	(2)	—
Share in earnings of non-consolidated affiliates	(2,817)	(1,103)
Deferred income taxes	29	29
Other	46	119
Changes in assets and liabilities:
Inventories	(518)	76
Trade accounts receivable	(1,158)	(1,644)
Accounts receivable from affiliated companies	(4,084)	332
Other current assets	380	(1,234)
Trade accounts payable, accrued expenses and other current liabilities	8,796	9,008
Prepayment from SFX on behalf of shareholders of the Company	15,253	—
Income taxes payable/receivable	(558)	76
Due to affiliated companies	401	(27)
Net cash provided by (used in) operating activities (carry forward)	17,425	6,450
Brought forward	17,425	6,450
Investing activities
Proceeds from sale of non-consolidated affiliates	—	63
Investments made in non-consolidated affiliates	—	(31)
Increase (decrease) in loans to shareholders/employees/non-consolidated affiliates	42	(164)
Purchase of property and equipment	(1,636)	(915)
Net cash provided by (used in) investing activities	(1,594)	(1,047)
Financing activities
Advance to shareholders	(10,740)	—
Loans repaid (granted)	183	55
Dividends distributed	(97)	(2,076)
Dividends received	2,502	1,343
Net cash provided by (used in) financing activities	(8,152)	(678)
Effect of exchange rate changes on cash and cash equivalents	(109)	13
Net increase in cash and cash equivalents	7,570	4,738
Cash and cash equivalents beginning of period	9,454	5,313
Cash and cash equivalents end of period	17,025	10,051

See accompanying notes to the combined financial statements

ONE OF US HOLDING B.V.

NOTES TO COMBINED FINANCIAL STATEMENTS

September 30, 2013

(unaudited)

(1) The company and summary of significant accounting policies

(a) Description of business

Background

One of US Holding B.V. was (the “Company”) established on August 8, 2013 to act as the Seller in the transactions described below resulting in the transfer of the shares of ID&T Holding B.V.. As such One of Us Holding B.V. replaces One of Us BV (f.k.a. ID&T Holding B.V.) as the ultimate parent company of the group, but under common management and common control. One of Us Holding B.V. represents the combined activities of ID&T Holding B.V. and One of Us B.V. and therefore most accurately reflects the financial position of the ID&T Group which is subject to the transactions described below.

The Company operates in the Electronic Music Culture (“EMC”) industry and primarily develops and realizes dance experience events both in the Netherlands and abroad. These events take place both indoors and outdoors.

SFX Entertainment, Inc. acquisition

On October 26, 2012, the Company entered into an agreement with SFX Entertainment, Inc (“SFX”) to sell 51% of ID&T/SFX North America LLC (the “ID&T Joint Venture”), which as a result holds an exclusive license to use and promote all the Company’s brands in North America. At the time of the agreement, SFX paid the Company USD 12.5 million, which is equivalent to EUR 9.3 million. This amount has been disclosed separately as a prepayment under current liabilities in 2012.

On March 15, 2013, the Company and SFX executed the definitive joint venture agreement, and in connection therewith, SFX made a USD 7.5 million non-recourse loan to the Company (the “Advance”), which was to be repaid from the Company’s interest in distributions from the ID&T Joint Venture. In addition, SFX issued to the Company USD 10 million in shares of SFX’s common stock and warrants to purchase an additional 500,000 shares of SFX’s common stock at an exercise price of USD 2.50 per share.

On August 8, 2013, to memorialize the exercise by SFX of the ID&T Option, SFX entered into a stock purchase agreement with One of Us Holding B.V. to acquire 75% of the equity interests of the ID&T business. This acquisition will cost USD 40.0 million in cash, plus certain purchase price adjustments of approximately USD 5.9 million. This is in addition to (i) the USD 10.0 million cash advance SFX paid on August 8, 2013, (ii) the cancellation of the USD 7.5 million debt owed to SFX by ID&T, and (iii) USD 2.5 million in cash and 2,000,000 shares of SFX common stock paid to acquire the ID&T option.

Under the stockholder agreement between SFX and One of Us Holding B.V., dated August 8, 2013, SFX has the right to purchase any of the shares of SFX common stock issued to ID&T (and currently owned by One of Us Holding B.V.) in connection with the ID&T Joint Venture (including shares issued upon exercise of warrants held by One of Us Holding B.V.) at a price of USD 35.00 per share, to the extent then held by One of Us Holding B.V. or a permitted transferee, for a period beginning August 8, 2013 and ending on January 1, 2016, and at a price of USD 50.00 per share, to the extent then held by One of Us Holding B.V. or a permitted transferee, for a period beginning

ONE OF US HOLDING B.V.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

September 30, 2013

(unaudited)

(1) The company and summary of significant accounting policies (Continued)

January 2, 2016 and ending on (and including) January 1, 2018. Effectively two written call options on an undefined number of SFX shares.

The aggregate fair value of the consideration received as per September 30, 2013, including EUR 25.0 million in cash, totals EUR 57.1 million.

Through the acquisition of the 51% interest in ID&T Joint Venture SFX has been licensed the exclusive right of use of the intellectual property of ID&T allowing for SFX to organize ID&T events in the North Americas region. As these rights were not capitalized by the Company, the carrying value was nil.

The total gain on this sale breaks down into the following components:

EUR
mln
USD 12,5 mln received on October 26th, 2012 at spot rate	9,552
2 million shares at a fair value of USD 10 p/s	15,284
Closing Warrants	2,959
EBITDA Warrants	109
Written Call Options	(1,471)
Total	26,433

This amount has been accounted for as the ‘Gain on sale of 51% interest in ID&T Joint Venture to SFX’ in the consolidated statement of operations.

The fair value of the 500,000 Closing Warrants to purchase shares of SFX’s common stock at USD 2.50 per share has been valued using an enhanced binomial option model. The following assumptions were used to calculate the fair value of the Closing Warrants on the date they were issued to the Company:

Risk-free interest rate	0.40-0.85%
Dividend yield	—
Volatility factor	45.0-65.0%
Term to maturity from issuance	3-5 years

The fair value of the EBITDA Warrants, which gives the Company the right each year, for five years, beginning in the year ended December 31, 2013, to receive 100,000 warrants to purchase shares of SFX’s common stock each year the ID&T Joint Venture has achieved an EBITDA of $7.0 million or more in the prior fiscal year. The warrant exercise price will equal the fair market value as determined in good faith by SFX’s board of directors, but after SFX’s initial public offering, based on SFX’s stock’s 30-day weighted average closing price. The fair value of the EBITDA Warrants was valued using an

ONE OF US HOLDING B.V.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

September 30, 2013

(unaudited)

(1) The company and summary of significant accounting policies (Continued)

enhanced binomial option model. The following assumptions were used to calculate the fair value of the EBITDA Warrants:

Risk-free interest rate	0.11-0.67%
Dividend yield	—
Volatility factor	35.0-50.0%
Term to maturity from issuance	0.20-3.20 years

The Call Options give SFX the right on the three year anniversary of the closing date the right to purchase all SFX shares held at that time by the Company at $35.00 per share and on the five year anniversary $50.00 per share. The fair value of these options was valued using an enhanced binomial model.

The following assumptions were used to calculate the fair value of the Call Options:

Risk-free interest rate	0.34-0.77%
Dividend yield	—
Volatility factor	45.0-65.0%
Term to maturity from issuance	2.62-4.62 years

On March 20, 2013, in exchange for a payment of $2.5 million and 2 million shares of SFX’s common stock, the shareholders of the Company entered into an option agreement with SFX (the “ID&T Option”) whereby SFX obtained the right to purchase a 75% interest in the Company. As the shares of ID&T are held by multiple shareholders the consideration was transferred to ID&T Holding B.V. As the consideration is for the account of the shareholders, ID&T Holding B.V. recognized a liability for the full amount. As the shares and cash are USD denominated, any change in the EUR/USD exchange rate is reflected in both the related asset and liability. The amounts mentioned in note 1(a) represent the values at transaction date and are denominated in USD and therefore do not reconcile directly to the values on the face of the balance sheet. The amounts in note 3 only represents the shares for the account of the shareholders but not the cash component as this is classified as cash.

The values of the aforementioned financial instruments have been recalculated as per September 30, 2013 using updated assumptions. The changes in the values have been reflected in these Interim Financial Statements.

In September 2013, SFX agreed with One of US Holding B.V. to acquire the remaining 25% of the shares in ID&T. This acquisition will cost $19.8 million in cash and 801,277 shares of SFX common stock. In addition to this, all previous obtained considerations related to joint venture agreement, into which was entered on October 26, 2012 and March 15, 2013, are also a component of the acquisition price.

On October 18, 2013 SFX finalized the acquisition of ID&T Holding B.V. (f/k/a ID&T NewHolding B.V.). As a result SFXE Netherlands Holding B.V., which is a subsidiary of SFX Entertainment, Inc, obtained 100% of the shares of ID&T Holding B.V.

ONE OF US HOLDING B.V.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

September 30, 2013

(unaudited)

(1) The company and summary of significant accounting policies (Continued)

(b) Basis of presentation and principles of consolidation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”). The Company’s consolidated financial statements include all accounts of the Company, its majority owned and controlled subsidiaries and variable interest entities for which the Company is the primary beneficiary. All intercompany accounts and transactions have been eliminated in the consolidation. The accompanying interim consolidated financial statements do not include all the information and footnotes required by US GAAP for annual financial statements. In the opinion of management, interim consolidated financial statements have been prepared on the same basis as the prior year audited financial statements of One of Us BV and all adjustments considered necessary for a fair presentation have been included in the financial statements. All such adjustments are of a normal recurring nature. The result for the interim period is not necessarily indicative of the results to be expected for any future period or for the fiscal year ending December 31, 2013.

The Company consolidates entities in which the Company owns more than 50% of the voting common stock and controls operations and also variable interest entities for which the Company is the primary beneficiary. Investments in non-consolidated affiliates in which the Company owns more than 20% of the voting common stock or otherwise exercises significant influence over operating and financial policies but not control of the non-consolidated affiliate are accounted for using the equity method of accounting. Intercompany accounts among the consolidated businesses have been eliminated in consolidation. Net income (loss) attributable to non-controlling interests is reflected in the statements of operations.

All cash flow activity reflected in the consolidated statements of cash flows for the Company is presented net of any non-cash transactions. Therefore, such amounts may differ from other amounts in the Company’s financial statements that are not solely related to cash flow amounts. For example, the purchases of property and equipment reflected in the consolidated statements of cash flows reflect the amount of cash paid during the year for these purchases and does not include the impact of the changes in accrued liabilities related to capital expenditures during the year.

The list of the Company’s consolidated subsidiaries is as follows:

	Relative % ownership
Name	As of September 30, 2013	As of December 31, 2012
One of Us BV, Amsterdam, the Netherlands	100	100
One of Us International Holding BV, Amsterdam, the Netherlands	100	100
ID&T Trademark B.V., Amsterdam, the Netherlands*	100	100
ID&T International Holding B.V., Amsterdam, the Netherlands*	100	100
Q-Artist Management B.V., Amsterdam, the Netherlands	100	100
Sensation International B.V., Amsterdam, the Netherlands*	100	100
Mysteryland Management B.V., Amsterdam, the Netherlands	100	100
Sensation North America B.V., Amsterdam, the Netherlands*	100	100
Mysteryland Holding B.V., Amsterdam, the Netherlands*	100	100

ONE OF US HOLDING B.V.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

September 30, 2013

(unaudited)

(1) The company and summary of significant accounting policies (Continued)

	Relative % ownership
Name	As of September 30, 2013	As of December 31, 2012
Sensation Brazil B.V., Amsterdam, the Netherlands*	100	100
ID&T Australia PTY, Sydney, Australia	100	100
Sensation Australia PTY, Sydney, Australia	100	100
ID&T Management B.V., Amsterdam, the Netherlands*	100	100
Sensation Holding B.V., Amsterdam, the Netherlands*	100	100
ID&T B.V., Amsterdam, the Netherlands	100	100
Thunderdome B.V., Amsterdam, the Netherlands*	100	100
ID&T Travel B.V., Amsterdam, the Netherlands*	100	100
ID&T Participations Holding B.V., Amsterdam, the Netherlands*	100	100
ID&T Events B.V., Amsterdam, the Netherlands*	100	100
Sensation Netherlands B.V., Amsterdam, the Netherlands*	100	100
Mysteryland Netherlands B.V., Amsterdam, the Netherlands*	100	100
ID&T Trance Energy B.V., Amsterdam, the Netherlands*	100	100
Mysteryland International B.V., Amsterdam, the Netherlands*	100	100
ID&T Club B.V., Amsterdam, the Netherlands*	100	100
Core Production B.V., Amsterdam, the Netherlands*	100	100
Q-Dance B.V., Amsterdam, the Netherlands*	100	100
Q-International B.V., Amsterdam, the Netherlands*	100	100
Q-Outdoor Events B.V., Amsterdam, the Netherlands*	100	100
Q-Dance Management B.V., Amsterdam, the Netherlands*	100	100
Q-Small Events B.V., Amsterdam, the Netherlands*	100	100
Q-Big Events B.V., Amsterdam, the Netherlands*	100	100
Headliner Entertainment B.V., Amsterdam, The Netherlands*	100	100
Q-Dance Partners B.V., Amsterdam, the Netherlands*	100	100
Q-Dance Licenties B.V., Amsterdam, the Netherlands*	100	100
ID&Q Licenties B.V., Amsterdam, the Netherlands*	100	100
ID&T Enterprise B.V., Amsterdam, the Netherland*	100	100
ID&T eCommerce B.V., Amsterdam, the Netherlands*	100	100
Support Group B.V., Amsterdam, the Netherlands*	100	100
Agent Audio B.V., Amsterdam, the Netherlands*	100	100
ID&T USA LLC, Delaware, USA	100	100
Q-Licenties v.o.f., Amsterdam, the Netherlands	100	50
ID&T Holding BV, Amsterdam, The Netherlands	100	—
Q-Artist Management B.V., Amsterdam, The Netherlands*	100	—
Mysteryland Australia PTY	100	—
Support Group Holding B.V., Amsterdam, the Netherlands*	100	—
Virtue-Projects B.V., Amsterdam, The Netherlands*	100	—
DTW Holding B.V., Amsterdam, the Netherlands	100	—
ID&T Merchandise B.V., Amsterdam the Netherlands*	100	—

ONE OF US HOLDING B.V.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

September 30, 2013

(unaudited)

(1) The company and summary of significant accounting policies (Continued)

	Relative % ownership
Name	As of September 30, 2013	As of December 31, 2012
ID&T Design B.V., Amsterdam, the Netherlands*	100	—
XperienceLab B.V., Amsterdam, the Netherlands	80	—
Q-Dance Australia PTY, Sydney, Australia	51	51
IDQK Group PTY, Melbourne, Australia	98	98
Welcome to the Future B.V., Amsterdam, the Netherlands	80	100
Q-Dance Travel B.V., Amsterdam, the Netherlands	50	100
Platinum Agency B.V., Amsterdam, the Netherlands	70.3	70.3
ID&T Invest B.V., Amsterdam, the Netherlands	—	100

(c) Seasonality

Due to the seasonal nature of the outdoor and indoor shows, which are primarily held during May through September, the Company experiences higher revenue for the Dance Experience Events held during the second and third quarters. Generally, the Company experiences higher revenues in this segment during the second and third quarters as the period from May through September tends to be a popular time for dance events. The Company’s seasonality also results in higher balances in cash and cash equivalents, trade accounts receivable, prepaid expenses, accrued expenses and deferred revenue for the Company at different times in the year.

(d) Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results may differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets, allowances for doubtful accounts and the valuation of investments, deferred tax assets, fixed assets and inventory.

(e) Fair value of financial instruments

The Company’s financial instruments, including cash and cash equivalents, trade accounts receivable, trade accounts payable, accrued expenses and other liabilities, are carried at cost, which approximates their fair value because of the short-term nature of these financial instruments. Cash and cash equivalents are considered “Level 1” instruments within the Financial Accounting Standards Board (“FASB”) fair value hierarchy under ASC 820, Fair Value Measurements.

(f) Cash and cash equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less. The Company’s cash and cash equivalents consist primarily of domestic and foreign bank accounts. To reduce its credit risk, the Company monitors the credit standing of the financial institutions that hold the Company’s cash and cash equivalents. These balances are stated at cost, which approximates fair value.

ONE OF US HOLDING B.V.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

September 30, 2013

(unaudited)

(1) The company and summary of significant accounting policies (Continued)

(g) Trade accounts receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the Consolidated Statements of Cash Flows. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and our customers’ financial condition, the amount of receivables in dispute and the current receivables aging and current payment patterns. The Company does not have any off-balance-sheet credit exposure related to its customers.

(h) Inventories

Inventories are stated at the lower of cost or market value. Cost is determined using the average cost method.

(i) Equity instruments

Shares and related derivative financial instruments pertaining to the equity instruments of a related party, which is not part of the ID&T group, are accounted for under this heading. These instruments are accounted for at fair value. Changes in the fair value of these instruments subsequent to the initial recognition are accounted for in income.

The fair value of the equity instruments is determined based on an enhanced binomial option model tailored for valuation options and warrants with possible early exercise triggers.

Equity instruments are considered “Level 3” instruments within the FASB fair value hierarchy under ASC 820, Fair Value Measurements. See Notes 3 and 9 for information on fair value for equity instruments.

(j) Other current assets

The majority of the Company’s prepaid expenses relate to event expenses including show advances and deposits and other costs directly related to future dance events. For advances that are expected to be recouped over a period of more than 12 months, the long-term portion of the advance is classified as other long-term assets. These prepaid costs are charged to operations upon completion of the related events.

(k) Other long-term assets

Loans to shareholders, employees and non-consolidated affiliates are presented at their nominal value, less a provision for bad debts where necessary.

ONE OF US HOLDING B.V.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

September 30, 2013

(unaudited)

(1) The company and summary of significant accounting policies (Continued)

(l) Investments in non-consolidated affiliates

In general, non-consolidated investments in which the Company owns more than 20% of the common stock or otherwise exercises significant influence over the affiliate are accounted for under the equity method. The Company reviews the value of equity method investments and records impairment charges in the statement of operations for any decline in value that is determined to be other than temporary.

(m) Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. The useful lives of property and equipment is 5 years.

(n) Business combinations

The Company accounts for its business combinations under the acquisition method of accounting. Identifiable assets acquired, liabilities assumed and any non-controlling interest in the acquiree are recognized and measured as of the acquisition date at fair value. Additionally, any contingent consideration is recorded at fair value on the acquisition date and classified as a liability. Goodwill is recognized to the extent the aggregate amount of the acquisition date fair value of the consideration transferred and any non-controlling interests in the acquiree exceeds the recognized bases of the identifiable assets acquired, net of assumed liabilities.

Determining the fair value of assets acquired, liabilities assumed and non-controlling interests requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates and asset lives, among other items.

(o) Goodwill

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized.

The Company performs its annual impairment review of goodwill on December 31, and when a triggering event occurs between annual impairment tests. No impairment loss was recorded in the nine months ended September 30, 2013 or 2012.

(p) Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in

ONE OF US HOLDING B.V.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

September 30, 2013

(unaudited)

(1) The company and summary of significant accounting policies (Continued)

tax rates is recognized in income in the period that includes the enactment date. The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest related to income taxes in interest expense and penalties in general and administrative expenses.

The available tax losses are determined and accounted for based on the nominal applicable tax rates, taking into account the probability and timing with which those losses are deemed to be available for offset against future taxable profits. Both the probability and the timing element are expressed in the discount rate used.

Deferred tax assets also include a component related to a fiscal amortisation charge regarding trademark rights capitalized exclusively for fiscal purposes, which can be realized in the future. The remaining amortization period at September 30, 2013 is 3 years and 3 months.

(q) Impairment of long-lived assets

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require that a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as necessary.

In the first nine months of 2013 and 2012, no circumstances that indicate that the carrying amount of an asset may not be recoverable were identified.

(r) Revenue recognition

Revenue from the promotion and production of an event is recognized upon commencement of the event. Cash collected in advance of the event is recorded as deferred revenue until the event occurs. Revenue from the Company’s ticketing operations consists of ticket sales for events and ticketing fees. Revenue from ticket sales for events is recognized upon commencement of the event. Ticketing fees are charged at the time a ticket for an event is sold. Revenue collected from partners (sponsorships) and other revenue, which is not related to any single event, is classified as deferred revenue and generally amortized over the operating season or the term of the contract. Food and beverage revenue is recognized when the tokens that serve as tender at events are sold. Merchandise revenue is recognized when the merchandise is sold and delivered. Revenue from the production of licensed events is recognized on the date of the event.

Revenue from artist fees consists of booking fees and artist fees and is recognized at the date of the performance of the artist.

ONE OF US HOLDING B.V.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

September 30, 2013

(unaudited)

(1) The company and summary of significant accounting policies (Continued)

(s) Gross versus net revenue recognition

The Company reports revenue on a gross or net basis based on management’s assessment of whether the Company acts as a principal or agent in the transaction. To the extent the Company acts as the principal, revenue is reported on a gross basis. The determination of whether the Company acts as a principal or an agent in a transaction is based on an evaluation of whether the Company has the substantial risks and rewards of ownership under the terms of an arrangement.

(t) Foreign currency

The Company uses the Euro as its reporting currency. The Euro is also the functional currency of most of the group Companies, however most of the foreign subsidiaries use their respective local currencies as their functional currency. Results of operations for foreign subsidiaries and foreign equity investees are translated into the reporting currency using the average exchange rates during the year. The assets and liabilities of those subsidiaries and investees are translated into the reporting currency using the exchange rates at the balance sheet date. The related translation adjustments are recorded in a separate component of shareholders’ equity in accumulated other comprehensive income.

(u) Cost of revenue

Cost of revenue includes technical production, cost of food and beverages, artist fees, crowd services, costs of venues, event related marketing and overhead, cost of merchandise and neighboring rights. Cost of revenue excludes depreciation and amortization. These costs are primarily variable in nature.

(v) Sales and marketing expense

Sales and marketing expenses consist primarily of hotel and travelling expenses, cost of sponsorship and corporate social responsibility expenses.

(w) General and administrative expenses

General and administrative expenses include rent, information technology expenses, costs of vehicles, legal expenses and consulting fees, along with other costs.

(x) Depreciation

The Company’s depreciation expense is presented as a separate line item in the statements of operations. There is no depreciation expense included in cost of revenue or sales and marketing, general and administrative expenses.

(y) Pension and other postretirement benefits

The pension scheme for employees is a defined contribution scheme, which is administered by a life insurance company. The Company’s only obligation is to pay the insurance company the contributions agreed upon. The contributions for the financial year are taken directly to profit or loss.

ONE OF US HOLDING B.V.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

September 30, 2013

(unaudited)

(1) The company and summary of significant accounting policies (Continued)

Contributions payable and receivable are presented as current liabilities and current assets, respectively. The contributions were EUR 176,000 and EUR 214,000 for the nine months ended September 30, 2013 and 2012, respectively.

(z) Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(aa) Concentration of credit risk

Revenue from ticket sales, which is the Company’s main source of income, as well as revenue from food and beverage, is collected at the time of the sale. This significantly limits the Company’s exposure to credit risk.

In addition, the Company has implemented procedures to check the creditworthiness of third parties and local promoters. Furthermore, the Company applies credit control and reminder procedures. There are no significant concentrations of credit risk within the group.

(bb) Recently issued accounting standards

In February 2013, the FASB issued new accounting guidance which adds new disclosure requirements for items reclassified out of accumulated other comprehensive income. The new guidance requires that companies present, either in a single note or parenthetically on the face of the financial statements, the effect of significant amounts reclassified based on their source and are effective for public companies in interim and annual reporting periods beginning after December 13, 2012. The Company has adopted this guidance as per January 1, 2013 even though it presently is not a public company. The adoption of this standard will not have a material effect on its financial position or results of operations.

On January 1, 2012, the Company adopted the amended accounting guidance issued by the FASB concerning the presentation of comprehensive income. The new guidance requires comprehensive income to be reported in either a single statement or in two consecutive statements reporting net income and other comprehensive income. The Company selected to present two consecutive statements. This amended guidance did not change the items that constitute net income or other comprehensive income, the timing of when other comprehensive income is reclassified to net income or the earnings per share computation.

In 2012, the FASB issued ASU 2012-02, Testing Indefinite-Lived Intangible Assets for Impairment. This update amended the procedures for testing the impairment of indefinite-lived intangible assets by permitting an entity to first assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible assets are impaired. An entity’s assessment of the totality of events and circumstances and their impact on the

ONE OF US HOLDING B.V.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

September 30, 2013

(unaudited)

(1) The company and summary of significant accounting policies (Continued)

entity’s indefinite-lived intangible assets will then be used as a basis for determining whether it is necessary to perform the quantitative impairment test as described in ASC 350-30, Intangibles—Goodwill and Other—General Intangibles Other than Goodwill. ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The Company has concluded that this amendment does not have a material effect on its financial position or results of operations.

(cc) Recently issued pronouncements

In July 2013, the FASB issued guidance that requires a liability related to an unrecognized tax benefit to be offset against a deferred tax asset for a net operating loss carry forward, a similar tax loss or a tax credit carry forward if certain criteria are met. The guidance is effective for interim and annual periods beginning after December 15, 2013 and should be applied prospectively to unrecognized tax benefits that exist at the effective date. Early adoption and retrospective application of the new guidance is permitted. The new guidance is being reviewed but the adoption is not expected to have a material effect on the Company’s financial position.

(2) Related party transactions

Transactions with related parties include various loans granted to non-consolidated affiliates and employees/shareholders, management fees paid to the board of directors of EUR 575,000 (2012: EUR 541,000) and various accounts payable or receivable to related parties. Related party transactions are executed at arm’s length.

The other long-term assets relate to loans to non-consolidated affiliates for EUR 284,000 (2012: EUR 558,000), to employees for EUR—(2012: EUR 60,000) and to shareholders/employees for EUR 72,000 (2012: EUR 352,000). The interest rate on those loans during 2013 was 3.0% respectively 4.6% (2012: 2.85% respectively 4.6%). Under the shareholders agreement, the shareholders of the Company are required to apply 50% of the dividends paid-out to them to repay the outstanding loan balances. The shares held by the shareholders secure the loans to these shareholders. The other loan arrangements have not been collateralized.

In addition to the balance of loans to employees and shareholders/employees outstanding on September 30, 2013 amounting to EUR 72,000, the Company made advance payments to the shareholders of the Company of EUR 14.7 million as of September 30, 2013. These advance payments are included in current assets under the caption “Advance to shareholders.” The balance of the advance payments to the shareholders at December 31, 2012 was EUR 4 million. In 2013, additional advance payments of EUR 10.7 million were made.

ONE OF US HOLDING B.V.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

September 30, 2013

(unaudited)

(3) Equity instruments

(in thousands)	As of September 30, 2013	As of December 31, 2012
	EUR	EUR
SFX common stock held on behalf of the shareholders of the Company	14,809	—
Equity instruments held on behalf of the shareholders of the Company:	14,809	—
SFX common stock	14,809	—
Warrants	2,869	—
EBITDA warrants	136	—
Short calls	(510)	—
Equity instruments held on behalf of the Company	17,304	—
	32,113	—

The aforementioned equity instruments are valued using pricing models as no market data is available. Pricing models take into account the contract terms as well as multiple inputs where applicable, such as interest rate yield curves and option volatility. The fair value of the SFX common stock is based on recent transaction data. The fair value of the equity instruments other than the SFX common stock is determined based on an enhanced binomial option model tailored for valuation options and warrants with possible early exercise triggers.

The following assumptions used to calculate the fair value of the Closing Warrants per September 30, 2013:

Risk-free interest rate	0.61-1.39%
Dividend yield	—
Volatility factor	40.0-65.0%
Term to maturity from issuance	3-5 years

The following assumptions were used to calculate the fair value of the EBITDA Warrants per September 30, 2013:

Risk-free interest rate	0.056-1.297%
Dividend yield	—
Volatility factor	25.0-65.0%
Term to maturity from issuance	0.75-4.75 years

The following assumptions were used to calculate the fair value of the Call Options per September 30, 2013:

Risk-free interest rate	0.34-1.048%
Dividend yield	—
Volatility factor	40.0-45.0%
Term to maturity from issuance	2.07-4.07 years

Refer to note 9 for further information on the fair value hierarchy.

ONE OF US HOLDING B.V.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

September 30, 2013

(unaudited)

(4) Accounts receivable and allowance for doubtful accounts

Accounts receivable consist of the following:

(in thousands)	As of September 30, 2013	As of December 31, 2012
	EUR	EUR
Trade debtors	2,545	1,386
Allowance for doubtful accounts	(138)	(382)
Reserve balance end of period	2,407	1,004

The movement in allowance for doubtful accounts is the following:

Balance, balance beginning of period	(382)	(328)
Charged to expense	(14)	(98)
Write-offs and adjustments	258	44
Reserve balance end of period	(138)	(382)

(5) Inventories

(in thousands)	As of September 30, 2013	As of December 31, 2012
	EUR	EUR
Merchandise	445	22
Prepaid production costs of DVD’s and other	213	118
	658	140

The production cost of DVD’s consists of cost for registration and prepaid production cost for DVD’s that are to be released in the succeeding reporting period.

(6) Property and equipment

(in thousands)	As of September 30, 2013	As of December 31, 2012
	EUR	EUR
Leasehold improvements	913	683
IT Enterprise Platform	480	480
Fixtures, fittings and IT facilities	7,369	6,439
Total	8,762	7,602
Less: accumulated depreciation and amortization	(6,340)	(5,947)
Property and equipment, net	2,422	1,655

ONE OF US HOLDING B.V.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

September 30, 2013

(unaudited)

(6) Property and equipment (Continued)

Depreciation and amortization expenses are approximately EUR 866,000 and EUR 836,000 for the nine months ended September 30, 2013 and 2012, respectively.

In 2010, the Company developed an IT Enterprise Platform. The related costs are amortized over three years. Aggregate amortization expense for intangible assets subject to amortization was EUR 36,000 for the nine months ended September 30, 2013 and 2012, respectively.

The Company has recorded an asset retirement obligation for the costs associated with returning a warehouse to its condition prior to the lease in the amount of EUR 11,250 (2012: EUR 15,000). In 2013, depreciation expenses in relation to the asset retirement obligation was EUR 3,750.

(7) Goodwill

In 2008, the Company recorded goodwill in connection with the acquisition of Platinum Agency B.V. On November 27, 2012, additional goodwill was recorded in connection with the acquisition of an additional 4.9% interest in Platinum Agency B.V.

The Company performed its annual goodwill impairment test as of December 31, 2012. The Company did not identify any material reporting unit at risk of failing step one of the goodwill impairment test. The fair value of all reporting units is substantially in excess of their carrying value. As of September 30, 2013, no impairment indicators were noted that would trigger an impairment test. The value of the goodwill as of September 30, 2013 is EUR 306,000 (2012: EUR 306,000).

(8) Derivative instruments and hedging activities

The Company does not engage in hedging activities and does not enter into derivative instruments for cash flow hedging or speculative purposes.

(9) Fair value measurements and the fair value option

Fair value of financial instruments

Financial assets carried at fair value as of September 30, 2013 are classified in the table below in the categories described below:

	As of September 30, 2013		As of December 31, 2012
	Level	Fair value	Level	Fair value
Financial assets
Cash and cash equivalents	1	17,025	1	9,454
Equity instruments	3	32,113	—	—

ONE OF US HOLDING B.V.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

September 30, 2013

(unaudited)

(9) Fair value measurements and the fair value option (Continued)

There are three levels of inputs to measure fair value. The definition of each input is described below:

Level 1:	Quoted prices in active markets for identical assets and liabilities that are accessible by the Company at the measurement date for identical assets and liabilities.
Level 2:

Inputs are observable, other than quoted prices included in Level 1, either directly or indirectly. Such prices may be based upon quoted prices for or comparable securities in active markets or inputs not quoted on active markets, but are observable or corroborated by market data.

Level 3:

Unobservable inputs are used when little or no market data is available. These items do not have two-way markets and are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation.

The Company’s equity instruments are valued using pricing models. Pricing models take into account the contract terms as well as multiple inputs where applicable, such as interest rate yield curves, option volatility and currency rates. Equity instruments are considered “Level 3” fair value measurements. The Company’s derivative instruments are typically long-term in nature.

As of September 30, 2013 and December 31, 2012, the carrying value of the Company’s cash and cash equivalents approximated their fair value and consisted primarily of bank deposits. Other financial assets and liabilities, including accounts receivable, accrued expenses are carried at cost, which also approximates their fair value because of the short-term nature of these items.

In the normal course of business, the Company is exposed to the impact of foreign currency fluctuations. The Company limits these risks by following established risk management policies and procedures.

ONE OF US HOLDING B.V.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

September 30, 2013

(unaudited)

(10) Equity method investments

The non-consolidated participating interests as at September 30, 2013 are the following:

	Relative % ownership
	As of September 30, 2013	As of December 31, 2012
ID&T BVBA	50	50
Q-Licenties v.o.f.	100	50
B2S Holding B.V.	50	50
B2S Real Estate B.V.	50	50
ID&T Brasil Eventos LTDA	50	50
Toffler B.V.	25	25
Dominator B.V.	50	50
DZIV B.V. (formerly Outland Exploitatie BV)	33.33	33.33
Go Fast Sports Europe B.V.	8.35	8.35
Eventions Riggings B.V.	20	20
Olivier Weiter B.V.	50	50
Vantage Point B.V.	30	30
Toren Overhoeks B.V.	—	33.33
Toren Overhoeks C.V.	—	45
N8lab B.V.	40	40
Kinetic Art Winches B.V.	36	36
Backbone International B.V.	40	40
ID&T North-America LLC	—	100

The changes in investments in non-consolidated affiliates were as follows:

(in thousands)	As of September 30, 2013	As of December 31, 2012
	EUR	EUR
Balance, beginning of period	2,022	1,296
Share in earnings of non-consolidated affiliates	2,932	1,523
Acquired/divested/added	—	546
Dividend distribution	(2,502)	(1,343)
Balance, end of period	2,452	2,022

On August 7, 2013 the interests held in both ID&T Invest BV and Toren Overhoeks BV were sold to MCH Holding BV, a company related to one of the shareholders. No profit or loss resulted from this transaction. Funding provided to these entities amounting to EUR 730,500 will be repaid in the fourth quarter of 2013.

In October 2012, the Company entered into an agreement with SFX effectively selling 51% of the shares of a newly formed company in the United States. In September 2013, the remaining 49% of the shares were transferred to SFX. No profit or loss resulted from this transaction.

ONE OF US HOLDING B.V.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

September 30, 2013

(unaudited)

(11) Non-controlling interests

The consolidated financial statements contain the following non-controlling interest:

	Relative % ownership
	September 30, 2013	December 31, 2012
Platinum Agency B.V., Amsterdam, the Netherlands	70.3	70.3
Welcome to the Future B.V., Amsterdam, the Netherlands	80	100

Redeemable non-controlling interests are measured at fair value, both at the date of acquisition and subsequently at each reporting period. The redeemable non-controlling interests are reported on the Consolidated Balance Sheets in mezzanine equity in “Redeemable non-controlling interests.”

A reconciliation of redeemable non controlling interests for the nine months ended September 30, 2013 and the year ended December 31, 2012 is as follows:

(in thousands)	September 30, 2013	December 31, 2012
	EUR	EUR
Balance beginning of period	64	97
Dividends	(57)	(76)
Net income attributable to non controlling interests	45	57
(Sale)/Purchase of subsidiary shares at fair value	4	(14)
Balance end of period	56	64

(12) Income taxes

The income tax expense (benefit) for the three and nine months ended September 30, 2013 is as follows:

	Three months ended September 30,
(in thousands)	2013	2012
	EUR	EUR
Realization of deferred tax asset	10	10
Corporate income tax for the period	690	704
Total	700	714

ONE OF US HOLDING B.V.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

September 30, 2013

(unaudited)

(12) Income taxes (Continued)

	Nine months ended September 30,
(in thousands)	2013	2012
	EUR	EUR
Realization of deferred tax asset,	29	29
Corporate income tax for the period	43	(7)
Total	72	22

The Company has deferred tax assets of EUR 111,000 (December 31, 2012: EUR 140,000) which can be specified as follows:

(in thousands)	As of September 30, 2013	As of December 31, 2012
	EUR	EUR
Temporary difference amortization brands	86	109
Temporary difference amortization IT Enterprise Platform	25	31
Total	111	140

The effective income tax rate of the Company is different from the amount computed using the expected Netherlands income tax rate of 25% as a result of the following:

	Three months ended September 30,
(in thousands)	2013	2012
Income tax expense at statutory rate	1,315	932
Increase (reduction) in income taxes resulting from:
Share in earnings of non-consolidated affiliates which are tax- exempted	(872)	(306)
Non-deductible expenses	321	3
Tax loss carry forward incurred in other jurisdictions	(50)	91
Other, net	(14)	(6)
	700	714

ONE OF US HOLDING B.V.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

September 30, 2013

(unaudited)

(12) Income taxes (Continued)

And,

	Nine months ended September 30,
(in thousands)	2013	2012
Income tax expense at federal statutory rate	(7,122)	(10)
Increase (reduction) in income taxes resulting from:
Share in earnings of non-consolidated affiliates which are tax- exempted	7,549	276
Non-deductible expenses	(428)	(9)
Withholding Taxes Brazil	—	(122)
Tax loss carry forward incurred in other jurisdictions	(58)	(166)
Other, net	(13)	9
	(72)	(22)

The Company’s Netherlands income tax returns are subject to examination by the taxing authorities as prescribed by applicable statute. The statute of limitations remains open for the Company’s Netherlands returns from 2008 and forward. No income tax waivers have been executed that would extend the period subject to examination beyond the period prescribed by statute.

(13) Commitments and contingencies

The Company leases vehicles, office space, certain equipment and some of its event venues for rent expenses of EUR 4,845,000 (2012: EUR 6,274,000). Some of the lease agreements contain renewal options and annual rental escalation clauses (generally tied to the consumer price index), as well as provisions for the payment of utilities and maintenance by the Company.

As of September 30, 2013, the Company’s future minimum rental commitments under non-cancelable operating lease agreements with terms in excess of one year consist of the following:

(in thousands)	As of September 30, 2013	As of December 31, 2012
	EUR	EUR
2013	1,881	2,018
2014	938	1,652
2015	563	708
2016	427	455
2017	405	405
Thereafter	631	1,036
Total	4,845	6,274

ONE OF US HOLDING B.V.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

September 30, 2013

(unaudited)

(13) Commitments and contingencies (Continued)

Lease obligations

At September 30, 2013, the Company and its subsidiaries had obligations totaling EUR 632,000 (2012: EUR 668,000) in connection with vehicle leases. Those with terms of one year or less amount to EUR 291,000 (2012: EUR 277,000) and those with terms between one and five years total EUR 341,000 (2012: EUR 391,000).

Rental of buildings and guarantees

The Company has entered into rental obligations representing an amount of approximately EUR 622,000 per annum (2012: EUR 620,000). The rental obligation covers a period of one to five years. Under the rental agreements entered into, third parties have issued rental guarantees for the Company’s benefit representing a total of EUR nil (2012: EUR nil).

The Company has signed letters of intent to rent office space in the refurbished building for a term of 10 years.

Rental obligations for event venues

Current rental obligations of the Company and its subsidiaries for event venues total EUR 3,356,000 as of September 30, 2013 (2012: EUR 4,300,000). Those with terms of one year or less total EUR 968,000 (2012: EUR 1,119,000), those with terms between one and five years total EUR 1,758,000 (2012: EUR 2,145,000) and those with terms in excess of 5 years EUR 630,000 (2012: EUR 1,036,000).

Fiscal unit

As a result of the creation of One of Us Holding B.V. on August 8, 2013 and the subsequent transfer of assets and liabilities the fiscal unit headed by One of Us B.V. (f/k/a ID&T Holding B.V.) was dissolved. An agreement was reached with the Dutch Tax Authorities that final settlement of this fiscal unit will be prepared based on the situation as per September 30 and the 9 month period then ended. As of August 8, 2013 a new fiscal unit has been established.

The new fiscal unity for corporate income tax purposes consists of ID&T Holding B.V. together with the entities marked with an asterisk (*) in the list under (b) Basis of presentation and principles of consolidation. As such, these entities are jointly and severally liable for the tax liabilities of the fiscal unity as a whole.

(14) Subsequent events

On October 18, 2013 SFX finalized the acquisition of ID&T Holding B.V.. As a result SFXE Netherlands Holding B.V., which is a subsidiary of SFX Entertainment, Inc, obtained 100% of the shares of ID&T Holding B.V.

The Company holds a 50% interest in B2S Holding B.V.. On December 19, 2013 SFX announced that it has agreed to acquire B2S Holding BV. B2S, which specializes in hard electronic dance music.

I-MOTION GMBH EVENTS & COMMUNICATION

AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE,

BOTH SITUATED IN 56218 MÜLHEIM-KÄRLICH

Unaudited Interim Combined Financial Statements as of September 30, 2013

and for the nine months ended September 30, 2013 and 2012

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

COMBINED BALANCE SHEETS

as of September 30, 2013 and 2012 (unaudited)

(in thousands of EUROs)	9/30/2013	12/31/2012
ASSETS
Current assets
Cash	3,028	1,216
Trade and other receivables net of allowances of 0 and 0 as of September 30, 2013 and December 31, 2012 respectively	381	271
Receivables from related parties	64	77
Prepaid expenses	99	12
Other current assets	53	542
Inventory	278	284
	3,903	2,403
Non-current assets
Property, plant and equipment, net of accumulated depreciation	264	297
Intangible assets, net of accumulated amortization	13	20
Other assets	108	101
Deferred taxes	0	0
	386	417
Total assets	4,288	2,819
EQUITY AND LIABILITIES
Current liabilities
Income taxes payable	560	26
Provisions	146	130
Accrued liabilities	551	103
Trade and other liabilities	1,030	754
Liabilities to related parties	0	77
Deferred revenues	399	103
	2,686	1,191
Non current liabilities
Deferred taxes	1	1
	1	1
Total Liabilities	2,687	1,192
Equity
Issued capital	50	50
Retained earnings	1,551	1,577
Total equity	1,601	1,627
Total Equity and Liabilities	4,288	2,819

The accompying notes are an integral part of these combined financial statements

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

COMBINED STATEMENT OF COMPREHENSIVE INCOME

for the nine month period ended September 30, 2013 and 2012 (unaudited)

(in thousands of EUROs)	1.1.-30.9.2013	1.1.-30.9.2012
Revenue in connection with events	10,870	9,331
Merchandise revenue	367	387
Total Revenue	11,237	9,718
Costs in connection with events	5,728	5,384
Cost of merchandise	163	133
Other operating income	126	85
Personnel expenses	1,517	1,196
Depreciation and amortization	76	70
Other operating expenses	1,117	984
Operating profit	2,762	2,036
Interest expense	0	0
Interest income	2	18
Profit before income taxes	2,764	2,054
Income taxes	790	588
Deferred income taxes	0	0
Net income	1,974	1,466
Comprehensive income	1,974	1,466

The accompying notes are an integral part of these combined financial statements

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

COMBINED STATEMENT OF CHANGES IN EQUITY

for the nine month period ended September 30, 2013 and 2012 (unaudited)

(in thousands of EUROs)	Issued capital	Retained earnings	Total equity
As of January 1, 2012	50	2,036	2,086
Net income	0	1,466	1,466
Dividends	0	-1,925	-1,925
As of December 31, 2012	50	1,577	1,627
As of January 1, 2013	50	1,577	1,627
Net income	0	1,974	1,974
Dividends	0	-2,000	-2,000
As of September 30, 2013	50	1,551	1,601

The accompying notes are an integral part of these combined financial statements

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

COMBINED CASH FLOW STATEMENTS

for the nine month period ended September 30, 2013 and 2012 (unaudited)

(in thousands of EUROs)	1.1.-30.9.2013	1.1.-30.9.2012
Operating activities
Net income	1,974	1,466
Adjustments to reconcile net income to cash flows from operating activities
Depreciation	69	63
Amortisation	7	7
Gain on Disposal of property, plant and equipment	0	(10)
Changes in deferred taxes	0	6
Changes in provisions and accrued liabilities	464	807
Working Capital adjustments
Increase in trade and other receivables and prepayments	(114)	(244)
Decrease/Increase in Inventories	6	(18)
Increase in trade and other payables and deferred revenues	1,023	492
Net cash flow from operating activities	3,429	2,569
Investing activities
Proceeds from sale of property, plant and equipment	0	127
Purchase of property plant and equipment	(36)	(279)
Repayment of loans by shareholder	409	774
Repayment of loans by third parties	0	4
Loans granted to third parties	10	0
Net Cash flow used from investing activities	383	626
Dividends paid to shareholders	(2,000)	(1,458)
Net Cash Flow used for financing activities	(2,000)	(1,458)
Net increase in cash	1,812	1,737
Cash at January 1	1,216	869
Cash at September 30	3,028	2,606

The accompying notes are an integral part of these combined financial statements

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

Notes to combined financial statements

1. Description of Business

I-Motion GmbH Events & Communication was incorporated in 1999 (registered in the trade register of Koblenz under HRB 6269) and I-Motion Veranstaltungs-GmbH Konzeption und Ausführung Nature One was incorporated in 2008 (registered in the trade register of Koblenz under HRB 21100) are leading event-management and entertainment companies whose business primarily includes the organization of electronic music events.

I-Motion GmbH Events & Communication and I-Motion Veranstaltungs-GmbH Konzeption und Ausführung Nature One (collectively, “I-Motion” or the “Company”) are related parties and are under common ownership (see note 12, Transactions with related parties). The interim financial statements are presented on a combined basis.

The following activities are carried out by I-Motion: Concept, Marketing, Ticketing, Booking Talent, Sponsoring, Beverage, Merchandising, On-Site-Production, Staff, Crowd-Management and Artist-Management.

The results of operations for an interim period may not be indicative of another interim period or for the entire year. The business of the Company has a seasonal character due to the timing of the different events. In the first three quarters of every year the company is hosting five events (Winterworld, Mayday, Ruhr in Love, NATURE ONE and RadioNation). These notes to interim combined financial statements should be read in conjunction with the Company’s combined financial statements for the year ended December 31, 2012.

Basis of Preparation

Interim Combined Statements

The interim combined financial statements include the financial statements of I-Motion GmbH Events & Communications and I-Motion Veranstaltungs-GmbH Konzeption und Ausführung Nature One as of September 30, 2013 and for the nine months ended September 30, 2013 and 2012. Intercompany accounts and transactions have been eliminated in combination.

Use of Estimates

The preparation of interim financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the interim financial statements and footnotes thereto. Significant estimates by management include the review of the owned investment and real estate funds for potential impairment, the measurement of the merchandise inventories based on the lower of cost or market principle, the recognition of allowances for trade accounts receivable, the recognition and measurement of uncertain tax positions and the evaluation of risks from litigation. Actual results may differ from those estimates.

For the investment and real estate funds the carrying value is compared as of each period end with an estimated market value. The estimated market value is based on Level 2 inputs as the investments are closed and not publicly traded.

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

Notes to combined financial statements (Continued)

1. Description of Business (Continued)

Merchandise inventories are measured at their weighted average costs. At a period end, the Company evaluates the lower of cost or market by comparing the historical purchase costs with the expected sales prices minus potential distribution costs to conclude on a necessary inventory reserve.

The Company’s assumptions, judgments, and estimates relative to the current provision for income taxes take into account current tax laws, its interpretation of current tax laws, and possible outcomes of current and future audits conducted by domestic tax authorities. The Company has established reserves for income taxes to address potential exposures involving tax positions that could be challenged by tax authorities. Although the Company believes its assumptions, judgments, and estimates are reasonable, changes in tax laws or the Company’s interpretation of tax laws, and the resolution of potential tax audits could significantly impact the amounts provided for income taxes in the financial statements.

For the measurement of the contingent risks from pending litigation, management reviews all available evidence supported by external lawyers to conclude on the best estimate to measure a potential provision for such litigations. Supporting documents are the lawyer letters and estimates, current settlement negotiations with the plaintiff, comparable rulings in other cases, etc. Actual results may differ from these estimates.

2. Summary of Accounting Policies

The following section discloses and discusses each of the Company’s critical accounting policies, including information and analysis of estimates and assumptions involved in their application, and other significant accounting policies.

Recognition of Revenues and Cost

Live entertainment

The Company recognizes revenue from live entertainment events when the performance occurs. Cash received in advance of the event is recognized as deferred revenue.

The Company sells tickets in cooperation with sales-agencies. Tickets are either sold via online-shops, ticket hotlines or at box-offices.

Further to the tickets sales, I-Motion recognizes revenue from the sale of beverages, camping-, bus- shuttle and parking fees etc. In addition, the Company charges rental fees for event space to third parties who mainly offer food and non-food products to the visitors. Revenues are recognized at the time of delivery of the product or service.

The Company evaluates the criteria outlined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 605-45, “Revenue Recognition—Principal Agent Considerations,” in determining whether it is appropriate to record the gross amount of revenue and related costs or the net revenue. Under this accounting guidance, if the Company is the primary obligor to perform the services being sold, has general inventory risk as it pertains to recruiting and compensating the talent, has the ability to control the ticket pricing, has discretion in selecting the talent, is responsible for the production of the event, generally bears the majority of the credit or

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

Notes to combined financial statements (Continued)

2. Summary of Accounting Policies (Continued)

collection risk, or has several but not all of these indicators, revenue is recorded gross. If the Company does not have several of these indicators, it records revenue or losses on a net basis.

Costs in connection with events include fees for artists, rental expenses for buildings and technical equipment, marketing and communication expenses as well as external personnel cost. Any direct costs (with exception of marketing expenses) incurred prior to the event are deferred and then expensed when the event takes place.

Certain events are organized jointly with other operators and there are agreements in place to share the respective results from the event with the partner. In such cases, the Company record its revenues and costs on a gross basis and the agreed allocation of the net profit is settled between the partners in accordance with the contract timeline. The net settlement is recorded as an adjustment to costs in connection with events. When the net profit settlement has not occurred for a past event prior to quarter end, the Company makes an accrual based on an estimation of the expected settlement.

Sponsoring revenues

The Company has agreed with different beverage and tobacco companies in sponsoring agreements. According to these sponsoring agreements, the respective partner has the exclusive right to promote its brand during the event and in the marketing material advertising the event. Additionally the Company exclusively sells the partners’ products during the event. These sponsoring agreements are each agreed for specific events of I-Motion and accordingly the Company records the fees received from the sponsor when the respective event takes place.

Public Relations, Advertisement, Design

In its advertisement and product placement activities, the Company enters into barter transactions with several partners, principally, radio stations, exchanging rights to place advertisement on each other`s websites, flyers and radio broadcasting. In these transactions, the Company has historically not paid cash or its equivalent for any of the exchanged services and therefore is unable to establish a fair value of the services it receives. As a result, no revenues from the services provided to the radio stations and no corresponding advertising expense is recorded related to such barter transactions.

Advertisement costs (unrelated to the partners with barter transactions) paid in cash are expensed as incurred and are included in the costs in connection with events.

Merchandising of Products and Gastronomy Services

Merchandising products (T-shirts, jackets, hoodies and accessories) and beverages are sold during events and are generally non refundable.

In addition, but to a lesser extent, Merchandising products are sold online.

Revenues and the related cost of the merchandise and gastronomy services are recognized when products and services are delivered. In connection with CD-sales, the Company has signed an arrangement with the supplier “Kontor”. In accordance with this agreement the Company receives a

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

Notes to combined financial statements (Continued)

2. Summary of Accounting Policies (Continued)

fixed license fee for every sold CD and download from the partner. The Company records the license revenues in the respective period the CD and download sales were realized.

Income Taxes

The Company accounts for income taxes in accordance with the liability method. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities. Management makes assumptions, judgments, and estimates to determine the current provision for income taxes and also the deferred tax assets and liabilities as well as any valuation allowance to be recorded against deferred tax assets. Interest and penalties on income tax assessments are expensed as incurred in the respective period as interest expense.

The provision for income taxes on an interim basis is based upon the estimated annual effective tax rates for the year applied to the current period income or loss before tax plus the tax effect of any significant unusual items, discrete events or changes in tax law.

The Company’s assumptions, judgments, and estimates relative to the current provision for income taxes take into account current tax laws, its interpretation of current tax laws, and possible outcomes of current and future audits conducted by domestic tax authorities. The Company has established reserves for income taxes to address potential exposures involving tax positions that could be challenged by tax authorities. Although the Company believes its assumptions, judgments, and estimates are reasonable, changes in tax laws or the Company’s interpretation of tax laws, and the resolution of potential tax audits could significantly impact the amounts provided for income taxes in the financial statements.

The Company’s assumptions, judgments, and estimates relative to the value of a deferred tax asset take into account predictions of the amount and category of future taxable income, such as income from operations or capital gains income. Actual operating results and the underlying amount and category of income in future years could render its current assumptions, judgments, and estimates of recoverable net deferred taxes inaccurate. Any of the assumptions, judgments and estimates mentioned above could cause the Company’s actual income tax obligations to differ from its estimates, thus could materially impact its financial position and results of operations.

Cash

Cash consist of cash in bank accounts and cash on hand.

Trade and other receivables and allowance for doubtful accounts

Trade receivable are primarily amounts due from ticketing agencies in conjunction with events, sponsor partners, food and merchandise providers for rental charges and due from profit sharing revenues with foreign partners. The Company records a provision for doubtful accounts based on a detailed assessment of the collectability of the accounts receivable. To assist with the estimate, management considers certain factors such as historical experience, industry data, credit quality, age of accounts receivable balances, and current economic conditions that may affect a customer’s ability to pay. In cases where the Company becomes aware of circumstances that may impair a specific

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

Notes to combined financial statements (Continued)

2. Summary of Accounting Policies (Continued)

customer’s ability to meet its financial obligations, the Company records a specific allowance against amounts due from the customer and thereby reduces the net recognized receivable to the amount reasonably believed to be collectible. There is significant judgment involved in estimating the allowance for doubtful accounts. The Company calculates an allowance for doubtful accounts in order to build a reserve for potentially uncollectible receivables. The allowance for doubtful accounts is estimated based on our analysis of trends in overall receivables aging, specific identification of certain receivables that are at risk of not being paid, past collection experience and current economic trends. In times of domestic or global economic turmoil, the Company’s estimates and judgments with respect to the collectability of its receivables are subject to greater uncertainty than in more stable periods.

Prepaid expenses

The Company routinely incurs event expenses in advance of the event date. These expenses are recorded as prepaid and are expensed when the event occurs. Additionally insurance premiums are recorded as prepaid expenses and deferred to the period of service.

Inventory

Carrying amounts of merchandise, materials and supplies inventories are determined on an individual cost basis using a weighted average cost and are recorded at the lower of cost or market.

Receivables from and liabilities to related parties

Receivable from and liabilities to related parties include services provided to or from other companies owned by the majority shareholder of the Company. The balances are recorded at their nominal amount.

Fair value of financial instruments

The Company values its assets and liabilities using the methods of fair value as described in ASC 820, Fair Value Measurements and Disclosures. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The three levels of fair value hierarchy are described below:

Level 1 inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2 inputs to the valuation methodology include quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in inactive markets; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

Notes to combined financial statements (Continued)

2. Summary of Accounting Policies (Continued)

The Company’s financial instruments consist principally of cash, trade and other receivables, investments in funds, trade payables, receivables and liabilities with related parties and with the majority shareholder. Cash and receivables are financial assets with carrying values that approximate fair value. Trade payable and other liabilities are financial liabilities with carrying values that approximate fair value. Receivables and payables to related parties are recorded based on their carrying values which approximates their fair value. The Company believes that for these financial instruments the recorded values approximate fair market value because of the nature and duration of the respective financial instruments.

The Company’s investment in funds are measured at cost, less any other- than-temporary impairments as the investments do not meet the scope of ASC 320 because the instruments are not readably tradable. Other-than- temporary impairment is determined based on the comparison of the cost to the fair value and the duration of that impairment, including factors as to whether the fair value could reasonably be expected to recover and the length of time that the fair value has been below cost. The estimate of the fair value of the investment and the determination of whether such impairment is other than temporary requires significant judgement.

Property, plant and equipment net of accumulated depreciation

Property, plant and equipment are stated at cost, net of accumulated depreciation. Additions to property, plant and equipment generally include acquisition cost. Expenditures for maintenance and repairs are expensed as incurred.

Depreciation expense is recorded on a straight-line basis over estimated useful lives in the range from 3 to 13 years. Upon the occurrence of certain triggering events or circumstances, the Company evaluates the depreciation periods of property, plant and equipment to determine whether a revision to its estimates of useful lives is warranted.

Intangible assets net of accumulated amortization

Intangible assets include software with estimated useful lives of 3 to 5 years and stated at amortized cost. Amortization is recorded on a straight-line basis over the estimated useful lives. Upon the occurrence of certain triggering events or circumstances, the Company evaluates the amortization periods of intangible assets to determine whether a revision to its estimates of useful lives is warranted.

Impairment of long-lived assets

The Company assesses the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured first by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, an impairment loss would be recognized. When measuring the recoverability of these assets, the Company will make assumptions regarding its estimated future cash flows it expects to be generated by the assets. If the Company’s estimates or related assumptions change in the future, the Company may be required to impair these assets. The Company has not recognized impairment of long-lived assets in the nine months ended September 30, 2013 or 2012.

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

Notes to combined financial statements (Continued)

2. Summary of Accounting Policies (Continued)

Provisions and accrued liabilities

Provisions and accrued liabilities are recognized when the Company has a present obligation as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Where the Company expects some or all of a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognized as a separate asset but only when the reimbursement is virtually certain. The expense relating to any provision is presented in the combined income statement net of any reimbursement.

3. RECENT ACCOUNTING PRONOUNCEMENTS

Presentation of comprehensive income

In June 2011, the FASB issued new accounting rules that require an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income, or in two separate but consecutive statements. The new accounting rules eliminate the option to present components of other comprehensive income as part of the statement of equity. The adoption of the new accounting rules in the first quarter of 2012 did not have a material effect on the Company’s financial condition, results of operations or cash flows as it does not have any components of other comprehensive income.

Disclosures about offsetting assets and liabilities

In December 2011, the FASB issued new accounting rules related to new disclosure requirements regarding the nature of an entity’s rights of offset and related arrangements associated with its financial instruments and derivative instruments. The new rules are effective for the Company in the first quarter of 2014 with retrospective application required. The Company does not expect the adoption of the new accounting rules to have a material effect on Company’s financial condition, results of operations or cash flows.

4. Notes to the statements of comprehensive income

4.1. Revenue

Total revenues in the period January 1 to September 30, 2013 and 2012 split as follows:

(€ in thousands)	01.01.- 30.09.2013	01.01.- 30.09.2012
Revenues from key events	10.633	9.102
Merchandise sales	367	387
Others	237	229
	11.237	9.718

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

Notes to combined financial statements (Continued)

4. Notes to the statements of comprehensive income (Continued)

4.2. Costs in connection with events and merchandise costs

Related to the revenues the Company has incurred external costs for celebrating the events and merchandise costs splitting as reflected in the table below. Costs in connection with events do not include payroll expenses for personnel to organize and execute the events (see below in personnel expenses) or other operating expenses related to these events (see below in other operating expenses). Costs in connection with events includes only external direct costs specifically related to the respective event (e.g. rent expenses for the event location and equipment, marketing and communication expenses, artist expenses, technical equipment, third party event personnel).

(€ in thousands)	01.01.- 30.09.2013	01.01.- 30.09.2012
Costs in connection with key events	5.641	5.245
Merchandise sales	163	133
Others	87	139
	5.891	5.517

4.3. Other operating income

Other operating income is as follows:

Other operating income

(€ in thousands)	01.01.- 30.09.2013	01.01.- 30.09.2012
Artist Commissions	58	26
Income from private usage of company cars	44	30
Gain from sale of fixed assets	0	10
Insurance reimbursements	5	1
Other	19	18
	126	85

4.4 Personnel expenses

Personnel expenses

(€ in thousands)	01.01.- 30.09.2013	01.01.- 30.09.2012
Wages and Salaries	1.293	1.103
Social Security and other benifits	224	93
	1.517	1.196

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

Notes to combined financial statements (Continued)

4. Notes to the statements of comprehensive income (Continued)

The increase of the personnel expenses compared to the prior years is primarily due to the employees transferred from I-Motion GbR and I-Motion KG into the Company with effective date January 1, 2013 (for further details see note 12 “Transactions with related parties”).

4.5. Other operating expenses

Other operating expenses

(€ in thousands)	01.01.- 30.09.2013	01.01.- 30.09.2012
Licence fees	513	443
Office rent and other office related costs	109	79
Distribution expenses	87	67
Consulting fees	82	92
Bank charges	38	29
Repair and maintenance	28	26
Car expenses	22	28
Administration fees to related parties	0	51
Others	238	169
	1.117	984

The licence fees relate to the brand names licensed from Rufener Brand Management AG. The license fee is calculated based on percentage of the revenues from the different events of the Company and in the first nine months of both years only the license fee for the events “Winterworld”, “Mayday”, “Ruhr in Love” and NATURE ONE is included.

The increase of office rent and other office related costs in the first nine months 2013 compared to the prior year period is due to one time maintenance costs in the amount of K€32.

The administration fees to related parties include fees for the services from I-Motion GbR, for further details refer to Note 12 “Transactions with related parties”.

4.6. Income Taxes

The income taxes consist of the following:

Tax expense

(€ in thousands)	1.1.- 30.9.2013	1.1.- 30.9.2012
Income Tax	790	588
Deferred income Tax	0	0
	790	588

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

Notes to combined financial statements (Continued)

4. Notes to the statements of comprehensive income (Continued)

I-Motion is a company with corporate seat and place of management in Germany and therefore subject to the German Corporate Income Tax Act (“Körperschaftsteuergesetz”) and Trade Tax Act (“Gewerbesteuergesetz”). Corporate Income Tax and Trade Tax equate to a combined tax rate (“expected income tax”) of 28.25% percent including the Solidarity Surcharge (“Solidaritätszuschlag”), as of September 30, 2013 and 2012.

The reconciliation of the tax expense calculated for the nine months ended September 30, 2013 and 2012 based on the expected statutory tax rate of 28.25% to the actual tax expense recorded in the income statement is as follows:

Tax reconciliation

(€ in thousands)	1.1.- 30.9.2013	1.1.- 30.9.2012
Net income before income tax	2.764	2.054
Expected income tax	781	580
Tax income for prior periods	(1)	0
Non tax deductible items	10	8
Income tax expense	790	588

The deferred tax assets and liabilities relate to the different depreciation of fixed assets and different measurement of one accrual as of September 30, 2013 and December 31, 2012. Deferred tax asset and liability impacts are netted as follows:

(€ in thousands)	30.09.2013	31.12.2012
Deferred Tax asset	5	5
Deferred tax liability	6	6
Net deferred tax asset (+)/Liability (-)	(1)	(1)

General tax status of the companies

Both companies included in these combined financial statements are individually subject to Corporate Income Tax and Trade Tax. The following tables shall disclose the results of past tax assessments, tax field audits and potential tax risks per Company.

•                  I-Motion Veranstaltungs-GmbH: Konzeption und Ausführungen Nature One

Tax filing status

The tax returns 2011 have been finalized and filed with the tax authorities and have been assessed in line with the tax returns with assessment notices as of 17 October 2012.

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

Notes to combined financial statements (Continued)

4. Notes to the statements of comprehensive income (Continued)

Current tax positions

I-Motion has not yet prepared the tax returns for the fiscal year 2012.

•                  I-Motion GmbH Events & Communication

Tax filing status

The tax returns for the fiscal year 2011 have been filed in time to the tax authorities and have been assessed in line with the tax returns.

Results from Tax field audits

The last tax field audit for the tax years 2006 until 2008 resulted in minor adjustments to the taxable income, none of which are expected to impact future tax audits.

5. Cash/Cash flow disclosures

Cash consist of bank accounts and cash on hand.

The Company paid no interest in the nine months ended September 30, 2013 and 2012 and paid income taxes of €336 thousand and €359 thousand respectively.

6. Other assets

Other assets

(€ in thousands)	30.09.2013	31.12.2012
Income tax receivable	31	52
Shares in Investment Funds	100	100
Loan due from shareholder	5	414
VAT receivable	0	72
Other	26	5
	162	643
Thereof:
Short term	53	542
Long term	109	101

For the loan due from shareholder please refer to Note 12, Transactions with related parties.

The investment in funds relate to real estate and ships. The investments are not actively traded thus are accounted for at cost, less any other- than-temporary impairment. Prior to 2011, the Company recorded €600 thousand in other-than-temporary impairment losses on the original cost of €700 thousand based on other-than- temporary impairment for the shares in investment funds. No other-than- temporary impairments were recorded in the nine months ended September 30, 2013 or 2012.

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

Notes to combined financial statements (Continued)

7. Inventory

Inventory primarily includes merchandise (clothing, accessories and CDs), materials and supplies as well as alcoholic and non-alcoholic beverages.

Inventories

(€ in thousands)	30.09.2013	31.12.2012
Raw materials and supplies	43	35
Merchandise	235	249
	278	284

8. Property, plant and equipment net of accumulated depreciation

Property, plant and equipment consist of the following:

Property, plant and equipment

(in € thousands)	Cars	Other administration equipment	Prepayments	Total
Gross amount:
As of January 1, 2012	242	218	14	474
Additions	262	14	0	276
Disposals	(181)	(3)	0	(184)
Reclassifications	14	0	(14)	0
As of September 30, 2012	337	229	0	566
As of January 1, 2013	277	240	0	517
Additions	0	35	0	35
Disposals	0	(5)	0	(5)
Reclassifications	0	0	0	0
As of September 30, 2013	277	270	0	547
Depreciation
As of January 1, 2012	112	153	0	265
Depreciation for the year	37	25	0	62
Disposals	(64)	(3)	0	(67)
As of September 30, 2012	85	175	0	260
As of January 1, 2013	37	183	0	220
Depreciation for the year	38	30	0	68
Disposals	0	(5)	0	(5)
As of September 30, 2013	75	208	0	283
Carrying value:
As of January 1, 2012	130	65	14	208
As of September 30, 2012	252	54	0	306
As of January 1, 2013	240	57	0	297
As of September 30, 2013	202	62	0	264

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

Notes to combined financial statements (Continued)

8. Property, plant and equipment net of accumulated depreciation (Continued)

Cars are depreciated over a useful life of 6 years whereas the other administration equipment is depreciated over a useful life of 3 to 13 years.

9. Intangible assets, net of accumulated amortization

The intangible assets consist of the following:

Intangible assets

(in € thousands)	Software
Gross amount:
As of January 1, 2012	58
Additions	1
Disposals	0
As of September 30, 2012	59
As of January 1, 2013	59
Additions	1
Disposals	0
As of September 30, 2013	60
Amortization
As of January 1, 2012	29
Amortization for the year	8
Disposals	0
As of September 30, 2012	37
As of January 1, 2013	39
Amortization for the year	8
Disposals	0
As of September 30, 2013	47
Carrying value:
As of January 1, 2012	29
As of September 30, 2012	22
As of January 1, 2013	20
As of September 30, 2013	13

10. Trade liabilities, other liabilities and accrued liabilities

Trade and other liabilities

(€ in thousands)	30.09.2013	31.12.2012
Trade liabilities	861	618
Payroll and foreign taxes	89	54
VAT liability	40	0
Others	40	82
	1.030	754

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

Notes to combined financial statements (Continued)

10. Trade liabilities, other liabilities and accrued liabilities (Continued)

Accrued liabilities

(€ in thousands)	30.09.2013	31.12.2012
Accrual for outstanding license payments	168	0
Bonus and outstanding salaries general manager	174	36
Outstanding invoices	87	37
Vacation accrual + 13th month salary	85	17
Others	37	13
	551	103

11. Provisions

Provisions

(€ in thousands)	30.09.2013	31.12.2012
Litigation	45	45
Uncertain tax issues	0	34
Others	101	51
	146	130

12. Transactions with related parties

The combined entities are engaged in transactions in the ordinary course of business with other related, but non-combined, companies.

Group structure

The combined entities are part of a group structured as follows:

I-Motion GmbH Events & Communication was 95% owned and I-Motion Veranstaltungs-GmbH was wholly owned by I-Motion Besitz- und Verwaltungsgesellschaft mbH & Co. KG until November 18, 2013, I-Motion Besitz- und Verwaltungsgesellschaft mbH & Co. KG is 100% owned by Nikolaus Schär. The remaining 5% share of I-Motion GmbH Events & Communication was held by Oliver Vordemvenne until November 18, 2013. Nikolaus Schär and Oliver Vordemvenne were engaged in another partnership, I-Motion Communication GbR (“I-Motion GbR”), in which Mr. Schär held 69% of the interests and Mr. Vordemvenne 30%; this partnership transferred all employees to I-Motion GmbH with effective date January 1, 2013, and was then dissolved in the first quarter 2013. All of the above described entities are referred to as the “Group”.

The Group was directly and indirectly controlled by Mr. Schär. In addition to being the sole or majority shareholder of all group companies until November 18, 2013, he is the legal representative of I-Motion and solely entitled to represent the Company. Mr Oliver Vordemvenne was an authorized officer for I-Motion until November 19, 2013.

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

Notes to combined financial statements (Continued)

12. Transactions with related parties (Continued)

The group structure gives evidence to the business relationship between the group companies and their shareholders. In this context I-Motion is legally bound to deal at “arm`s length” in all contractual matters between group companies and other related parties.

Receivables and liabilities resulting from this context are embedded into loan contracts with an interest rate calculated at arm`s length and an appropriate securitization.

Summary of transactions between related parties

I-Motion is engaged with intra-group companies and other related parties regarding the following business transactions:

Remuneration of Management and close family members

Mr. Schär receives a monthly salary from the Company. The authorized officer Mr. Vordemvenne has not received in 2012 a salary directly from the Company, but I-Motion GbR is billing the Company for services provided; starting January 1, 2013, also Mr. Vordemvenne received a monthly fixed salary from the Company, because all employees engaged by I-Motion GbR were transferred to the Company with effective date January 1, 2013.

Mr. Schär’s fixed remuneration for the nine months ended September 30, 2013 and 2012 is €220 thousand plus a variable bonus of €74 thousand according to the current general manager employment agreement. Additionally Mr. Schär receives other benefits (e.g., usage of company cars). Also the wife of Mr. Schär was engaged by the Company in 2012 and received a salary of €27 thousand for the nine months ended September 30, 2012; Mrs. Schär is no longer employed by the Company effective January 1, 2013.

Mr. Vordemvenne’s fixed remuneration for the nine months ended September 30, 2013 is €67.5 thousand.

Shareholder loan with the General Manager

In 1999, the Company signed a facility agreement (shareholder loan agreement) with Mr. Schär. According to this loan agreement the Company is offering the loan to Mr. Schär for an interest rate of 2% above the basis interest rate of the European Central Bank. As of September 30, 2013, the loan receivable due from Mr. Schär is €5 thousand (December 31, 2012: €414 thousand). Interest on the outstanding balance was calculated at 2.125% per annum for 2012 and for the nine months ended September 30, 2013. Interest income on the shareholder loan for the nine months ended September 30, 2013 and 2012 was €0 thousand and € 15 thousand, respectively.

The shareholder loan receivable is recorded in other current financial assets, because the loan agreement can be terminated by both parties at any time.

Rent contracts

The Company rents its office space in Mülheim-Kärlich from I-Motion Besitz- und Verwaltungsgesellschaft mbH & Co. KG (“I-Motion KG”). This Group company is a partnership

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

Notes to combined financial statements (Continued)

12. Transactions with related parties (Continued)

owned to 100% by Nikolaus Schär and has leased the office space for the same term from an external party. I-Motion KG has agreed in a sub lease agreement with the Company until the end of 2015 for a monthly rent including surcharges of €3,710. Total rent expenses recorded in other operating expenses of the Company for the office space amounts to €33 thousand in the nine months ended September 30, 2013 and 2012.

Other services from I Motion KG

In addition to the rental agreement, I-Motion KG has provided administrative services (including bookkeeping) to the Company, for which the Company paid an amount of €51 thousand in the nine months ended September 30, 2012. In the nine months ended September 30, 2013 I Motion KG did not charge the Company, because the respective administrative employee is employed by the Company effective January 1, 2013.

Services from I-Motion GbR

Through December 31, 2012, I-Motion GbR has primarily provided support services to the Company (covering also the services of Mr. Vordemvenne) and very limited services to Group external parties. In the nine month ended September 30, 2012 the revenues of I-Motion GbR with the Company amount to €294 thousand. These services included charges for support of the events, preparation of technical drawings and other administration services. Effective January 1, 2013 all employees of I-Motion GbR were transferred to the Company and therefore during the nine months ended September 30, 2013 and until its dissolution I-Motion GbR provided no services to the Company.

Guarantees

The Company has a financing relationship with the Sparkasse Koblenz. For any obligations to the Sparkasse Koblenz Mr. Nikolaus Schär has offered a personal guarantee in the maximum amount of €50 thousands. Additionally he has assigned the rights from proceeds from his term life insurance at the Cosmos Direkt Versicherung for the financial obligations of the Company at Sparkasse Koblenz. As of September 30, 2013 and December 31, 2012 the Company had no obligations outstanding to Sparkasse Koblenz. These guarantees have been eliminated in December 2013.

13. Commitments and Contingencies, Guarantees

Commitments

The Company has commitments for rental of office space and warehouses and event locations. I-Motion’s rent expenses amounted to €52 thousand in the nine months ended September 30, 2013 and 2012, excluding event locations (which are recorded in the cost of sales for the respective event).

The rent contract for the office space with I-Motion Besitz- und Verwaltungsgesellschaft mbH & Co. KG has a contractual termination date set at December 31, 2015 with automatic extension for one further year if not terminated with a notification period of 6 months before contract end (latest termination date: June 30, 2015). As described in the section “transactions with related parties”,

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

Notes to combined financial statements (Continued)

13. Commitments and Contingencies, Guarantees (Continued)

I-Motion Besitz- und Verwaltungsgesellschaft mbH & Co. KG is the main-lessee of the office space and has a one-time 5-year-option to extend the contract with the lessor until December 31, 2020.

The Company has no contractual obligations to remove instalments or to renovate the offices spaces and has consequently not accrued for such cost.

Future minimum rentals payable under non-cancellable operating leases for office space and event locations as at September 30, 2013 are as follows:

September 30, 2013
Within one year	176
After one year but not more than five years	98
More than five years	0
274

Contingencies

Legal matters

The Company had several legal actions filed against it in connection with alleged violations of trademark-rights, ticketing agreements and other service agreements. Additionally there is an ongoing review by the social insurance authorities related to social insurance payments for short term employed event personnel.

The legal advisors for general contractual matters of the company give notice about two actions filed against I-Motion. For one of the cases the Company accrued €45 thousand at the end of September 30, 2013 and December 31, 2012 which is 50 percent of the maximum exposure.

For the social insurance risk for short term employed event personnel during the years 2007 to 2012 the Company accrued €50 thousand at the end of September 30, 2013 (€0 at December 31, 2012), which is the currently discussed settlement amount with the social insurance authorities. However, in case the authorities do not agree to the proposed settlement and all the salaries in discussion will qualify as relevant for social insurance purposes, the social insurance payment may increase up to an amount of K€200. Neither the Company’s management nor the engaged lawyer are currently in the position to conclude on a best estimate or on specific probabilities for social insurance payments in the range from K€50 to K€200, because in case of no settlement agreement all short term engagements for event personnel have to be reviewed in detail in a lengthy and time consuming process. Therefore the Company provided for the minimum amount of the potential future cash outflows. For further details see also note 14.

14. Subsequent events

Subsequent events include all relevant events through January 10, 2014, as the date the combined financial statements were issued.

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

Notes to combined financial statements (Continued)

14. Subsequent events (Continued)

On July 16, 2013, I-Motion Besitz- and Verwaltungsgesellschaft mbH & Co KG and Mr. Oliver Vordemvenne (jointly the seller’s) entered into a share purchase agreement with SFX Entertainment Inc. pursuant to which SFX Entertainment Inc. will acquire all of the seller’s shares in the Company. Under the share purchase agreement, SFX Entertainment Inc. will acquire all of the shares in the Company in exchange for (i) $16.0 million (or, if greater, the U.S. dollar equivalent of €12.6 million, based on the exchange rate on the day prior to closing) in cash and (ii) $5.0 million (or, if greater, the U.S. dollar equivalent of €3.9 million, based on the exchange rate on the day prior to closing) in shares of SFX Entertainment Inc. common stock at the initial offering price of SFX Entertainment Inc. common stock in the current offering for a SEC-listing of the purchaser.

Additionally, the share purchase agreement provides that SFX Entertainment Inc. will be required to make an earn out payment of $1.0 million (or, if greater, the U.S. dollar equivalent of €0.79 million based on the exchange rate on the business day prior to the due date of the earnout payment) if the EBITDA of the Company for either or both of the fiscal years ending on December 31, 2013 and December 31, 2014 exceeds the lesser of $4.0 million, converted into Euros based on the exchange rate on the last banking day of the respective fiscal year, and €3.15 million.

The share purchase agreement contains customary representations, warranties and covenants. The completion of the transaction is subject to certain closing conditions, in particular the acquisition of certain intellectual property rights by the Company from Rufener Brand Management AG.

In the context with the above share purchase agreement the Company and Rufener Brand Management AG agreed on July 12, 2013 in a binding letter of intent. According to this letter Rufener Brand Management AG likes to sell, transfer and assign certain intellectual properties in the trademarks for different event names to the Company, which are currently licensed by the Company from Rufener Brand Management AG. The purchase price agreed in the letter of intent amounts to €500 thousand. The transfer of trademarks should close simultaneously with the share purchase agreement agreed with SFX Entertainment Inc. Because a final purchase agreement for the trademarks was not agreed as of September 30, 2013 yet and the transfer of trademarks was also not closed, as of that date, the Company has still accrued for the outstanding license payments to Rufener Brand Management AG as of September 30, 2013.

With amendment agreement and with several appendix agreements relating from November 18, 2013, to the above described share purchase agreement the parties have agreed in several changes to the share purchase agreement from July 16, 2013:

1)                                     The cash purchase price for the shares should be a fixed amount of USD 16.4 million.

2)                                     The trademarks of Rufener Brand Management AG should be transferred according to a nominee agreement signed on November 18, 2013, to SFXE International Holdings C.V. In this transfer the Company should only act as agent for SFXE International Holdings C.V. The acquirer of the trademarks, SFXE International Holdings C.V., shall pay an amount of €500 thousand for the transferred trademarks. According to the nominee agreement the acquirer of the trademark indemnifies, protect and hold the Company harmless against and from any and all costs, expenses, losses, damages, claims, demands and liabilities that may arise out of any actions that may be taken pursuant to the terms of the nominee agreement.

I-MOTION GMBH EVENTS & COMMUNICATION AND

I-MOTION VERANSTALTUNGS-GMBH

KONZEPTION U. AUSFÜHRUNG NATURE ONE

Notes to combined financial statements (Continued)

14. Subsequent events (Continued)

3)                                     With the amendment agreement and with effective date November 19, 2013, the Company has agreed with Nikolaus Schär in a new general manager contract. According to the contract, which is limited until December 31, 2014, the future annual salary of Mr. Schär amounts to €100 thousand plus a potential bonus.

4)                                     With the amendment agreement the Company has signed with Oliver Vordemvenne a general manager contract. According to the contract Mr. Vordemvenne is general manager with effective date November 19, 2013; the contract is unlimited and can be cancelled for the first time with a 6 month notice period as of December 31, 2015. The annual salary of Mr. Vordemvenne amounts to €150 thousand plus a bonus of maximum € 50 thousand dependant from the achievement of certain EBITDA thresholds.

The parties to the share purchase agreement have confirmed with a separate closing confirmation signed on November 20, 2013 respectively December 30, 2013, that the closing of the share purchase agreement has occurred on November 19, 2013.

With letter dated December 19, 2013, the social insurance authorities have rejected the settlement proposal of €50 thousand described above in note 13. The authorities are proposing instead a payment of € 137 thousand to settle the contingent obligation of the Company; however, the authorities are also open for further discussion to achieve a settlement solution. Company’s management is still of the opinion that a settlement on the level of €50 thousand can be reached and therefore the current provision of this amount has not be changed based on the available hindsight information. However, the worst case risk for this contingent liability is now reduced to the settlement amount of €137 thousand proposed by the social insurance authorities.

Mülheim-Kärlich, January 10, 2014

Nikolaus Schär

Combined Financial Statements (unaudited)

SFX-Totem Operating Pty Ltd, Totem Onelove Group

and Totem Industries Pty Ltd

Sept 30, 2013 and 2012

INDEX

Combined Balance Sheet
Combined Statements of Comprehensive Income
Combined Statement of Owners’ Equity/(Deficit)
Combined Statement of Cash Flows
Combined Notes to the Financial Statements

SFX-Totem Operating Pty Ltd, Totem Onelove Group and Totem Industries Pty Ltd

COMBINED BALANCE SHEET

	(unaudited)
	Sept 30,		December 31,
	2013	2012	2012	2011
	AUD	AUD	AUD	AUD
ASSETS
CURRENT ASSETS
Cash and cash equivalents	11,433,835	2,073,127	8,298,920	2,698,776
Accounts receivable, net	34,051	110,459	1,363,556	2,483,520
Accounts receivable, net, related parties	3,556,281	161,512	251,454	175,925
Inventories	16,387	17,000	16,387	17,000
Accrued revenue	—	54,775	110,805	240,025
Prepaid expenses and other current assets	3,543,494	2,540,571	375,303	779,234
Deferred income taxes	486,125	—	84,531	7,078
Total current assets	19,070,173	4,957,444	10,500,956	6,401,558
PROPERTY, PLANT AND EQUIPMENT
Leasehold improvements	126,958	126,958	126,958	124,605
Equipment	315,021	154,835	288,428	144,181
	441,979	281,793	415,386	268,786
Less accumulated depreciation and amortization	(220,745)	(129,100)	(132,184)	(60,964)
	221,234	152,693	283,202	207,822
INTANGIBLE ASSETS
Intangible assets	34,940	20,490	23,120	18,316
Less accumulated depreciation and amortization	(5,877)	(3,566)	(4,143)	(1,832)
	29,063	16,924	18,977	16,484
Deferred income taxes, non current	—	—	70,814	—
Total assets	19,320,470	5,127,061	10,873,949	6,625,864
LIABILITIES AND OWNERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	1,215,960	1,037,933	4,429,751	5,011,091
Accounts payable, related parties	5,030,975	—	—	474
Artist fee tax withholding	—	21,486	819,142	227,771
Other accounts payable and accrued expenses	3,811,415	315,018	893,223	1,005,502
Accrued vacation	48,039	55,791	61,340	39,142
Deferred income	10,233,621	4,991,026	312,453	18,282
Current tax payable	—	—	—	13,395
Deferred tax liability	—	—	155,345	7,078
Total current liabilities	20,340,010	6,421,254	6,671,254	6,322,735
NONCURRENT LIABILITIES
Accrued vacation, long-term	36,634	31,922	34,661	23,062
Total noncurrent liabilities	36,634	31,922	34,661	23,062
OWNERS’ EQUITY/(DEFICIT)
Owners’ current account	241,879	(1,266,027)	4,228,122	353,549
Common stock, issued, 1000 shares	1,000	1,000	1,000	1,000
Retained earnings	(1,299,053)	(61,088)	(61,088)	(74,482)
Total owners’ equity/(deficit)	(1,056,174)	(1,326,115)	4,168,034	280,067
Total liabilities and owners’ equity/(deficit)	19,320,470	5,127,061	10,873,949	6,625,864

SFX-Totem Operating Pty Ltd, Totem Onelove Group and Totem Industries Pty Ltd

COMBINED STATEMENTS OF COMPREHENSIVE INCOME

	(unaudited)		(unaudited)
	9 months ended		3 months ended		Year ended
	Sept 30,		Sep 30,		December 31,
	2013	2012	2013	2012	2012	2011
	AUD	AUD	AUD	AUD	AUD	AUD
Revenue	11,561,202	7,111,218	41,151	502,333	40,850,837	35,126,966
Operating expenses:
Direct costs	11,349,957	7,500,941	1,084,635	1,255,066	28,989,782	27,391,452
General and administrative expenses	1,478,680	1,315,638	602,599	441,670	1,986,504	1,633,936
Business sale expenses	31,774	50,498	5,483	—	89,563	15,086
Collaboration agreement payout	—	3,612,500	—	—	3,612,500	—
Depreciation and amortization	90,295	69,870	42,708	19,468	73,533	46,344
Operating income/(loss) before taxes	(1,389,504)	(5,438,229)	(1,694,274)	(1,213,871)	6,098,955	6,040,148
Other income/(expense)
Interest expense	(100,653)	(25,408)	(84,607)	(8,374)	(33,521)	(33,020)
Interest income	83,125	44,061	64,193	18,508	9,167	10,363
Other	—	—	—	—	—	7,083
Benefit /(provision) for income tax	486,125	13,394	486,125	—	13,394	46,311
Net income/(loss)	(920,907)	(5,406,182)	(1,228,563)	(1,203,737)	6,087,995	6,070,885
Other comprehensive income	—	—	—	—	—	—
Total comprehensive income/(loss)	(920,907)	(5,406,182)	(1,228,563)	(1,203,737)	6,087,995	6,070,885

SFX-Totem Operating Pty Ltd, Totem Onelove Group and Totem Industries Pty Ltd

COMBINED STATEMENT OF OWNERS’ EQUITY/(DEFICIT)

		Owners’
	Common	current	Retained
	Stock	account	earnings	Total
	AUD	AUD	AUD	AUD
Balance at December 31, 2010	1,000	1,339,403	(120,793)	1,219,610
Net income	—	—	6,070,885	6,070,885
Profit allocation to owners	—	6,024,574	(6,024,574)	—
Contribution from owners	—	1,189,572	—	1,189,572
Distributions to owners	—	(8,200,000)	—	(8,200,000)
Balance at December 31, 2011	1,000	353,549	(74,482)	280,067
Net income/(loss)	—	—	(5,406,182)	(5,406,182)
Profit/(loss) allocation to owners	—	(5,419,576)	5,419,576	—
Distributions to owners	—	(200,000)	—	(200,000)
Contribution from owners	—	4,000,000	—	4,000,000
Balance at Sept 30, 2012 (unaudited)	1,000	(1,266,027)	(61,088)	(1,326,115)
Balance at December 31, 2011	1,000	353,549	(74,482)	280,067
Net income	—	—	6,087,995	6,087,995
Profit allocation to owners	—	6,074,601	(6,074,601)	—
Contribution from owners	—	4,000,000	—	4,000,000
Distributions to owners	—	(6,200,028)	—	(6,200,028)
Balance at December 31, 2012	1,000	4,228,122	(61,088)	4,168,034
Net income/(loss)	—	—	(920,907)	(920,907)
Profit/(loss) allocation to owners	—	317,058	(317,058)	—
Distributions to owners	—	(4,303,301)	—	(4,303,301)
Balance at Sept 30, 2013 (unaudited)	1,000	241,879	(1,299,053)	(1,056,174)

SFX-Totem Operating Pty Ltd, Totem Onelove Group and Totem Industries Pty Ltd

COMBINED STATEMENT OF CASH FLOWS

	(unaudited)
	9 months ended
	September 30,		Year ended December 31,
	2013	2012	2012	2011
	AUD	AUD	AUD	AUD
Cash Flows from Operating Activities:
Net income/(loss)	(920,907)	(5,406,182)	6,087,995	6,070,885
Adjustments to reconcile net income to net cash (used)/provided by operating activities:
Depreciation and amortization	90,295	69,870	73,533	46,344
Changes in operating assets and liabilities:
Receivables—trade	1,329,505	2,373,061	1,119,964	(1,285,501)
Receivables—related parties	(3,304,827)	14,413	(75,529)	(175,925)
Inventories	—	—	613	(17,000)
Accrued revenue	110,805	185,250	129,220	1,177,242
Prepaid expenses and other current assets	(3,168,191)	(1,761,337)	403,931	(669,348)
Deferred income tax assets	(401,594)	7,078	(77,453)	(2,137)
Deferred income tax assets, non current	70,814	—	(70,814)	—
Accounts payable—trade	(3,213,791)	(3,973,158)	(581,340)	2,162,095
Accounts payable—related parties	30,975	(474)	(474)	(1,443,601)
Artist fee tax withholding	(819,142)	(206,285)	591,371	229,332
Other accounts payable and accrued expenses	2,918,192	(690,484)	(112,279)	(2,490,497)
Accrued vacation, short term	(13,301)	16,649	22,198	19,772
Deferred income	9,921,168	4,972,744	294,171	(27,004)
Current tax payable	—	(13,395)	(13,395)	(46,310)
Deferred income tax liabilities	(155,345)	(7,078)	148,267	2,137
Accrued vacation, long-term	1,973	8,860	11,599	8,346
Net cash (used in)/provided by operating activities	2,476,629	(4,410,469)	7,951,578	3,558,830
Cash Flows from Investing Activities:
Capital expenditures	(26,593)	(15,180)	(146,602)	(67,805)
Purchase of trademarks	(11,820)	—	(4,804)	(18,315)
Net cash (used in)/provided by investing activities	(38,413)	(15,180)	(151,406)	(86,120)
Cash Flows from Financing Activities:
Proceeds from owners	—	4,000,000	4,000,000	1,189,572
Loans from related parties	5,000,000	—	—	—
Payments to owners	(4,303,301)	(200,000)	(6,200,028)	(8,200,000)
Net cash (used in)/provided by financing activities	696,699	3,800,000	(2,200,028)	(7,010,428)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	3,134,915	(625,649)	5,600,144	(3,537,718)
Cash and cash equivalents:
Beginning of period	8,298,920	2,698,776	2,698,776	6,236,494
End of period	11,433,835	2,073,127	8,298,920	2,698,776
Included in operating cashflows are:
Income taxes paid	—	—	—	—
Interest paid	—	—	1,050	1,750

SFX-Totem Operating Pty Ltd, Totem Onelove Group and Totem Industries Pty Ltd

COMBINED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

September 30, 2013 and 2012

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

SFX-Totem Operating Pty Ltd (“SFX Totem”), Totem Industries Pty Ltd (“TI” and together with SFX Totem, “the Companies”) and Totem Onelove Group (“TOG”), or all collectively “the Group”, have developed into one of Australia’s leading innovators in the dance music scene organizing festivals, events or concerts. Based in Melbourne but with offices and partnerships with key promoters/businesses throughout Australia, it’s dedicated to a range of industry related opportunities. This includes a focus on: sponsorship, event production, touring and travel services.

The Group’s operations and results are subject to substantial seasonal variation. Refer to Note 8 for further details.

TOG is a partnership under Australia law. SFX Totem and TI are limited liability companies.

Basis of accounting

The accompanying combined financial statements have been prepared on an accrual basis of accounting, whereby revenue is recognized when earned and expenses are recognized when incurred.

Functional and presentation currency

The combined financial statements are presented in Australian dollars which is the Group’s functional and presentation currency. The functional currency of each entity is measured using the currency of the primary economic environment in which that entity operates.

Principals of combination

TI and TOG share two common partners/directors of a total of five partners. Additionally, there is common management between the two entities. Approximately 80% to 90% of TI revenue is generated through transactions with TOG. Operations of both entities are carried out from the same site and their operations are intertwined.

The principal operations of TI and TOG were migrated to SFX Totem from 1 July 2013 to facilitate the purchase by SFX Entertainment, Inc in October 2013. The partners/directors of TI and TOG control the operations of SFX Totem until acquistion by SFX Entertainment, Inc.

Management elected to present the financial statements on a combined basis including TI, TOG and SFX Totem from 1 July 2013. Comparative information presented excludes SFX Totem as SFX Totem had no activity prior to 1 July 2013. Common transactions and period end balances between the three entities are eliminated upon combination.

Cash and cash equivalents

The Group considers cash, time deposits and all other highly liquid investments with an original maturity of three months or less to be cash equivalents. All amounts are held with reputable Australian banks.

SFX-Totem Operating Pty Ltd, Totem Onelove Group and Totem Industries Pty Ltd

COMBINED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED) (Continued)

September 30, 2013 and 2012

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Group performs ongoing credit evaluations of its customers and establishes appropriate allowances for doubtful accounts based on the factors surrounding the credit risk of their customers, historical trends with respect to write-offs and other information. There was no allowance for doubtful accounts as of September 30, 2013 and 2012.

The Group does not have any off balance sheet exposure related to its customers.

Inventories

All inventories are valued on the average cost method. Inventory consists of retail merchandise.

Inventories are stated at the lower of cost or net realizable value. Net realizable value represents the estimated selling price for inventories less all estimated costs of completion and costs necessary to make the sale.

Accrued revenue

The Group recognizes revenue once the event is held. Accrued revenue represents ticket sales or income receivable in relation to held events which have not been billed to customers.

Prepaid expenses

The Group’s prepaid expenses relate to event expenses, including artist advances and other costs directly related to future concert events. These prepaid costs are charged to Direct Costs in the Income Statement upon completion of the related events.

Plant and equipment

Leasehold improvement and equipment are carried at cost. Depreciation and amortization are computed on the straight-line method over the estimated useful lives or lease term of the respective assets. On sale or retirement, the asset cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in income. Expenditures for improvements and additions are charged to leasehold improvement and equipment while expenditures for replacements and maintenance and repairs are expensed as incurred.

Depreciation is computed using the straight-line method based on the following ranges of estimated useful lives;

•                  equipment; 2 - 7 years

•                  leasehold improvement; period of lease

Depreciation expense for the three month period ended September 30 is AUD$26,045 and AUD$16,067 for 2013 and 2012, respectively. Depreciation expense for the nine month period is AUD$88,561 and AUD$68,136 for 2013 and 2012, respectively.

The Group tests for impairment whenever events or changes in circumstances indicate that the carrying amount of property, plant and equipment may not be recoverable. The Group determines the

SFX-Totem Operating Pty Ltd, Totem Onelove Group and Totem Industries Pty Ltd

COMBINED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED) (Continued)

September 30, 2013 and 2012

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

need for an impairment charge by comparing undiscounted cash flows associated with the continued use and ultimate disposition of the related assets to the carrying values of the assets.

Intangibles

Intangibles relate to registered trademarks which are amortized over 10 years.

At the end of each reporting period, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any).

Amortizable intangible assets, trademarks, at each period end consist of the following:

		Trademarks
	Years to next		Accumulated
Period end	renewal *	Gross	amortization	Net
		AUD	AUD	AUD
September 30, 2013	8.17	34,940	(5,877)	29,063
September 30, 2012	8.25	20,490	(3,566)	16,924
December 31, 2012	8	23,120	(4,143)	18,977
December 31, 2011	9	18,316	(1,832)	16,484

*                                         weighted average prior to next renewal

The weighted average period prior to the next trademark renewal is 8.17 years. The entity is expected to renew the trademarks at the end of the initial term and the cashflows from the trademarks are expected to continue. In instances where the trademark’s lives are extended, the cost of renewal is capitalized.

Amortization expense totaled AUD$578 for each quarter ended September 30, 2013 and 2012, respectively and AUD$1,734 for each nine months then ended. Based on the current amount of intangible assets subject to amortization, the estimated amortization for each of the five succeeding years is as follows:

AUD $
three months for the year ending December 31, 2013	874
2014	3,494
2015	3,494
2016	3,494
2017	3,494

Accounts payable and accruals

An accrual is recorded for expenses incurred. Where a supplier invoice has not been received, the expense is estimated based on the supplier quote or other reliable estimate.

SFX-Totem Operating Pty Ltd, Totem Onelove Group and Totem Industries Pty Ltd

COMBINED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED) (Continued)

September 30, 2013 and 2012

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Artist fee tax withholding

The artist fee tax withholdings are amounts owed to federal taxation authorities for income tax withholdings required on payments made to foreign artists for services.

Employee provisions

A liability is recognized for benefits accruing to employees in respect of wages and salaries, annual leave and long service leave when it is probable that settlement will be required and they are capable of being measured reliably. Liabilities recognized in respect of short-term employee benefits, are measured at their nominal values using the remuneration rate expected to apply at the time of settlement. Liabilities recognized in respect of long term employee benefits are measured as the present value of the estimated future cash outflows to be made by the Group in respect of services provided by employees up to reporting date.

Revenue

Ticket sales are recognized as revenue once the festival or event has occurred. Revenues collected in advance of any event is recorded as deferred revenue until the event occurs.

Similarly, sponsorship income and selling rights income is recognized when the sponsored festival or event occurs.

The Group earns income relating to the sale of beverages either directly or indirectly. The Group may staff the bar and recognize income earned once the beverages are sold at the festival/event or earn a percentage of profits from the bar run by the venue. In both instances, the income is recognized once the beverages are sold.

Gross vs. Net Revenue recognition

The Group reports revenue on a gross or net basis based on management’s assessment of whether the Group acts as a principal or agent in the transaction, in accordance with the criteria outlined in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) subtopic 605-45 ‘Revenue Recognition—Principal Agent Considerations’. To the extent that the Group acts as a principal, revenue is reported on a gross basis. The determination of whether the Group acts as a principal or agent in a transaction is based on an evaluation of whether the Group has substantial risks or rewards of ownership under the terms of the agreement.

On occasion, the Group incurs costs on behalf of sponsors or related parties. In such instances, the Group charges the cost of this setup back to the sponsors. As the Group do not have control over these costs and act as an agent, on-charging these costs is not recognized as income but is recognized as an offset to the expense.

The on-charged amounts are recognized when the event has occurred and the quantum of the recharges can be reliably determined by reference to a supplier invoice.

Collaboration agreements

The Group collaborated with parties in Brisbane, Perth and Adelaide to run the Creamfield festivals in 2011 and 2012 and the Stereosonic festivals in 2011 in each of these cities. Collaborative

SFX-Totem Operating Pty Ltd, Totem Onelove Group and Totem Industries Pty Ltd

COMBINED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED) (Continued)

September 30, 2013 and 2012

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

partners were primarily responsible for organizing local suppliers in these cities and they participated in a share of the net profit or loss of each of the festivals as outlined in the respective joint venture agreements.

All revenue and expenses relating to the festivals are recognized on a gross basis when the Group acts as a principal. It has been determined that the Group predominantly acts as principal as noted above.

Receivables and payables, at period end, under collaboration agreements have been offset as the amounts are determinable and the Group has the right and intent to set off.

The collaboration agreements were terminated in June 2012 and a one off termination payment was made to the former collaboration partners to terminate the pre-existing agreements. From June 2012 the partners do not participate in the profit share.

Direct operating expenses

The following variable costs relate directly to running a festival or event;

•                  Entertainment expenses primarily relate to artist fees and artist related costs.

•                  Event expenses primarily relate to venue hire, equipment hire, security, salary and wages paid to seasonal employees at the festivals or events and share of profits on festivals under collaboration agreements.

•                  Production expenses relate to costs incurred in staging the events e.g. lighting, sound, shipping and handling etc.

•                  Sponsorship expenses relate to commissions and fees paid to agents whom procure the sponsorship income.

•                  Ticketing expenses relate to fees or commissions paid to agents.

•                  Bar costs relate to instances where the Group manage the bar at festivals and include seasonal employee costs and beverage costs.

•                  Advertising costs which directly relate to promoting specific festivals or events to sell tickets. Advertising costs are expensed when incurred.

Business sale expenses

These are costs related to potential business combinations, such as legal, accounting charges and stamp duty.

Collaboration agreement termination payments

These costs are one off payments made to terminate the pre-existing agreements in relation to the Stereosonic festival in certain states. The Group does not have further commitments under the collaboration agreements from June 2012.

SFX-Totem Operating Pty Ltd, Totem Onelove Group and Totem Industries Pty Ltd

COMBINED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED) (Continued)

September 30, 2013 and 2012

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

General and administrative expenses

Costs relating to the running of the Group, e.g. employment expenses, rent and other office overhead, are recognized as incurred. There are no advertising costs included in this expense.

Depreciation and amortization

Depreciation and amortization is presented as a separate line in the Statement of Comprehensive Income. There is no depreciation or amortization included in direct operating expenses or general and administrative expenses.

Income Taxes

TOG is a partnership for tax purposes and under Australian tax legislation, it is not a tax payer in its own right and as such does not record income tax expense nor incur any income tax liabilities. The partners of TOG are required to report their respective shares of the partnerships income in their individual tax returns.

Income tax expense for TI and SFX Totem is calculated on a legal entity basis, based on reported income before income taxes. The Companies utilize the asset and liability method of accounting for income taxes. Under this method deferred tax assets and liabilities are recognized to reflect the future tax consequences attributable to temporary differences between financial reporting bases of existing assets and liabilities and their respective tax bases. Deferred tax assets are reduced by a valuation allowance, when, in the opinion of management, it is more likely than not that all or some of the net deferred tax assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period in which the change is enacted.

The Companies recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

Deferred tax balances that are expected to reverse within the year are classified as current.

Transactional taxes

The Group account for taxes that are externally imposed on revenue and expenses on a net basis, as a reduction of revenue and expenses.

Interest in relation to underpaid transaction taxes is recorded as interest expense in the Statement of Comprehensive Income. Interest expense for underpaid transactional taxes was AUD $84,607 and AUD $8,374 for the three month period ending September 30, 2013 and 2012 respectively and AUD $100,653 and AUD $25,408 for the nine month period ending September 30, 2013 and 2012 respectively. Interest and penalties in relation to underpaid transaction taxes are accrued in Other accounts payable and accrued expenses in the Balance Sheet. The amount of interest and penalties

SFX-Totem Operating Pty Ltd, Totem Onelove Group and Totem Industries Pty Ltd

COMBINED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED) (Continued)

September 30, 2013 and 2012

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

accrued was $226,201 and $83,190 at September 30, 2013 and 2012 respectively and $90,875 and $58,404 at December 31, 2012 and 2011 respectively.

Operating leases

The Group has an operating lease which relates to the lease of its current premises. The lease expenses are recognized on a straight line basis over the period of the lease.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair values because of the short maturities of those instruments.

Comprehensive Income

The Group displays all items required to be recognized under accounting standards as components of comprehensive income in a financial statement with the same prominence as other financial statements. Comprehensive income consists of net income and foreign currency translation adjustments, and is presented in the Statements of Comprehensive Income.

NOTE 2 LEASES

The Group leases office space under an operating lease. The lease has the option of extension of two further terms of six years each.

The future scheduled rental payments required under operating leases that have remaining non-cancellable lease terms exceeding one year at September 30, 2013 are as follows:

$
AUD
Three months ending December 31, 2013	28,960
Year ending December 31,
2014	117,380
2015	118,872
2016	58,985
Total	324,197

Rent expense for operating leases was AUD $86,880 and AUD $84,652 for the nine months ending September 30, 2013 and 2012, respectively.

SFX-Totem Operating Pty Ltd, Totem Onelove Group and Totem Industries Pty Ltd

COMBINED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED) (Continued)

September 30, 2013 and 2012

NOTE 3 RETIREMENT BENEFITS

The Group contributes 10% of the employee’s salary to an employee nominated pension fund. The total contributed for the period is AUD$35,869 and AUD$19,736 for the three months ending September, 2013 and 2012. It was AUD$97,114 and AUD$94,262 for the nine months ending September, 2013 and 2012, respectively.

The Group have no further obligations or commitments beyond remitting these withheld amounts to nominated pension funds each quarter.

NOTE 4 RELATED PARTIES

Transactions involving equity owners and their related entities

The following table sets forth expenses incurred and revenue earned from related entities:

	9 months ended September 30,
	2013	2012
	AUD	AUD
Staff costs billed to related parties	15,940	145
Staff costs billed to the Group	18,243	4,425
Management fee billed to the Group	2,555	61,066

The above transactions are conducted at cost.

The total amounts outstanding from related entities, included within accounts receivable and accounts payable are:

	September 30,		December 31,
	2013	2012	2012	2011
	AUD	AUD	AUD	AUD
Receivables	3,556,281	161,512	251,454	175,925
Payables	5,030,975	—	—	474

The above amounts are due on standard trading terms, i.e. within 30 days of invoice, unless specified below.

Included within amounts receivable from related parties at September 30, 2013 is a reimbursement from SFX Entertainment, Inc relating to local taxes payable in relation to the acquisition of the business. These taxes and overdue interest totalled $3,440,670.

$5m of the total amout payable to related parties relates to the deposit due to the owners of the Group as part of the sale of the business to SFX Entertainment, Inc. The owners agreed that this amount be advanced to the Group until completion of the sale of the business, at which time it would be repaid. Completion occured on October 28, 2013 and the $5m was repaid.

Two of the Directors have provided a personal guarantee for the liabilities of Totem Industries Pty Ltd up to AUD $340,000 in relation to its banking arrangement. There are no outstanding bank loans or overdraft facilities as at September 30, 2013 or 2012.

SFX-Totem Operating Pty Ltd, Totem Onelove Group and Totem Industries Pty Ltd

COMBINED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED) (Continued)

September 30, 2013 and 2012

NOTE 5 INCOME TAXES

The provision for taxes on income (i.e. income tax expense) for the period ended September 30, 2013 and 2012 is comprised of the following:

	9 months ended September 30,		Year ended December 31,
	2013	2012	2012	2011
	AUD	AUD	AUD	AUD
Federal
Current expense/(benefit)	(375,605)	(61,848)	(140,638)	13,395
Prior year under/(over) provision	54,788	(13,395)	(13,395)	(59,705)
Deferred expense/(benefit)	(105,975)	63,279	142,388	(12,510)
	(426,792)	(11,964)	(11,645)	(58,820)
Valuation Allowance	(59,333)	(1,430)	(1,749)	12,509
Tax expense/(benefit)	(486,125)	(13,394)	(13,394)	(46,311)
Comprising:
US	—	—	—	—
Foreign	—	—	—	—

Reconciliation of income tax expense attributable to continuing operations and income tax expense resulting from applying the statutory tax rate to pre-tax income from continuing operations:

	9 months ended September 30,		Year ended December 31,
	2013	2012	2012	2011
	AUD	AUD	AUD	AUD
Accounting profit/(loss) before income taxes—combined financial statements	(1,407,032)	(5,419,576)	6,074,601	6,024,574
Less: accounting profit/(loss) of non taxable partnership TOG	317,058	(5,419,576)	(6,074,601)	(6,024,574)
Accounting profit/(loss) before income tax—TI and SFX Totem	(1,724,090)	—	—	—
Tax at the applicable rates(1)	(517,227)	—	—	—
Prior year true up of tax returns	54,788	(13,395)	(13,395)	(59,705)
Permanent differences	35,647	1,431	1,750	885
Net income tax expense/(benefit)	(426,792)	(11,964)	(11,645)	(58,820)
Valuation Allowance	(59,333)	(1,430)	(1,749)	12,509
Tax expense / (benefit)	(486,125)	(13,394)	(13,394)	(46,311)

(1)                                 The statutory tax rate is based on the Australian rate of 30%

The Companies’ deferred income tax balance and the difference between income tax computed at the Australian statutory income rate and income tax expense is primarily the result of tax losses carried forward and the valuation allowance raised.

SFX-Totem Operating Pty Ltd, Totem Onelove Group and Totem Industries Pty Ltd

COMBINED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED) (Continued)

September 30, 2013 and 2012

NOTE 5 INCOME TAXES (Continued)

No jurisdiction tax rate adjustment is calculated to account for the difference between the Australian and US federal statutory tax rates as the Companies are not expected to be a US domestic company until after the initial public offering.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the corresponding amount used for income tax purposes. Significant components of the Companies’ deferred tax items are as follows:

Temporary differences and tax losses which gave rise to deferred tax assets and liabilities were as follows:

	September 30,		December 31,
	2013	2012	2012	2011
	AUD	AUD	AUD	AUD
Current deferred tax assets
Accrued expenses deductible when paid	10,402	8,230	58,636	72,911
Deferred revenue	—	—	25,895	5,485
Total current deferred tax assets	10,402	8,230	84,531	78,396
Non current deferred tax assets
Accrued vacation	25,402	706	642	897
Carried forward tax losses	461,454	61,849	140,638	—
Total non current deferred tax assets	486,856	62,555	141,280	897
Gross deferred tax assets	497,258	70,785	225,811	79,293
Valuation allowance	(11,133)	(70,785)	(70,466)	(72,215)
Total deferred tax asset	486,125	—	155,345	7,078
Work in Progress	—	—	(150,969)	(2,195)
Prepaid expenses and other current assets	—	—	(4,376)	(4,883)
Total deferred tax liability	—	—	(155,345)	(7,078)

The carry forward tax losses do not expire and can be utilized against future taxable income.

In assessing the realizability of deferred tax assets, the Group considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Group also considers the scheduled reversal of deferred tax liabilities, projected future taxable income or losses, and tax planning strategies in making this assessment. Based upon the Group’s history, TI does not believe realization of these tax assets is more likely than not. As such, full valuation allowances for the deferred tax assets were established for this entity. In contrast, SFX Totem is expected to realize the tax assets as it has forecasted significant taxable income in the last quarter of 2013.

SFX-Totem Operating Pty Ltd, Totem Onelove Group and Totem Industries Pty Ltd

COMBINED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED) (Continued)

September 30, 2013 and 2012

NOTE 6 CONTINGENCIES

There are no contingencies that management are aware of at balance date.

NOTE 7 SUBSEQUENT EVENTS

The Directors evaluated the September 30, 2013 financial statements for subsequent events through January 15, 2014 the date the financial statements were available to be issued. On October 28, 2013, the beneficial ownership of the Group was transfered to SFX Entertainment, Inc. The Directors/Partners will continue to remain and operate the business in Australia.

NOTE 8 SEASONAL VARIATION

The Group’s quarterly results are subject to substantial seasonal variation as its revenues and expenses are largely impacted by the timing of its festivals and events. The Group’s main festivals and events during 2011 and 2012 were Creamfields in April/May and Stereosonic in November/December. During the nine months ended September 30, 2013 the Group managed the Australian tour of Swedish House Mafia and Dash Berlin which represented a large majority of the year to date revenues. The Group did not hold the Creamfields music festival in 2013, however Stereosonic was held during November and December 2013.

MADE EVENT, LLC & EZ FESTIVALS, LLC

REPORT ON AUDITS OF COMBINED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2013 and 2012

(Unaudited)

and Years Ended December 31, 2012 and 2011

MADE EVENT, LLC & EZ FESTIVALS, LLC

CONTENTS

Nine Months Ended September 30, 2013 and 2012 (unaudited) and Years Ended December 31, 2012 and 2011
Combined Financial Statements
Report of Independent Auditors
Combined Balance Sheets
Combined Statements of Operations and Members’ (Deficit)/Equity
Combined Statements of Cash Flows
Notes to Combined Financial Statements

Made Event, LLC & EZ Festivals, LLC

Report of Independent Auditors

Board of Managers and Members

Made Event, LLC, and

EZ Festivals, LLC

We have audited the accompanying combined financial statements of Made Event, LLC and EZ Festivals, LLC, which comprise the combined balance sheets as of December 31, 2012 and December 31, 2011, and the related combined statements of operations and members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with US generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Made Event, LLC and EZ Festivals, LLC at December 31, 2012 and December 31, 2011, and the combined results of its operations and its cash flows for the years then ended in conformity with US generally accepted accounting principles.

/s/ Ernst & Young LLP

June 24, 2013
New York, New York

MADE EVENT, LLC & EZ FESTIVALS, LLC

COMBINED BALANCE SHEETS

	September 30,		December 31,
	2013	2012	2012	2011
	(unaudited)	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$1,125,076	$3,919,566	$815,665	$1,228,384
Accounts receivable	1,627,595	336,392	211,774	212,191
Prepaid expenses and other current assets	300,486	59,375	100,080	115,610
Insurance proceeds receivable	6,100,000	—	—	606,408
Total Current Assets	9,153,157	4,315,333	1,127,519	2,162,593
Property and Equipment, net	78,949	66,457	66,457	—
Intangible Assets	37,229	—	—	—
Total Assets	$9,269,335	$4,381,790	$1,193,976	$2,162,593
Liabilities and Members’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$6,526,033	$1,885,188	$358,604	$168,435
Refunds payable	1,748,406	—	—	—
Line of credit payable	500,000	—	—	—
Deferred revenue	—	—	693,126	909,581
Due to member	1,036,243	—	—	—
Income taxes payable	—	—	6,000	28,839
Total Current Liabilities	9,810,682	1,885,188	1,057,730	1,106,855
Commitments and Contingencies
Members’ (Deficit)/Equity	(541,347)	2,496,602	136,246	1,055,738
Total Liabilities and Members’ (Deficit)/Equity	$9,269,335	$4,381,790	$1,193,976	$2,162,593

See notes to combined financial statements.

MADE EVENT, LLC & EZ FESTIVALS, LLC

COMBINED STATEMENTS OF OPERATIONS AND MEMBERS’ (DEFICIT)/EQUITY

	Nine Months Ended September 30,		Years Ended December 31,
	2013	2012	2012	2011
	(unaudited)	(unaudited)
Revenue	$17,831,890	$18,048,824	$18,055,835	$11,517,543
Operating Expenses:
Direct operating expenses	22,014,620	14,026,950	14,093,949	9,894,603
Proceeds from insurance claim	(6,100,000)	—	—	(606,408)
Selling, general and administrative expenses	884,935	569,944	656,511	492,644
Total Operating Expenses	16,799,555	14,596,894	14,750,460	9,780,839
Operating Income	1,032,335	3,451,930	3,305,375	1,736,704
Other (Expense)/Income:
Transaction and litigation costs	(1,021,498)	(383,678)	(450,256)	—
Interest expense	(2,375)	—	—	—
Interest income	116	522	710	1,481
Total Other (Expense)/Income, net	(1,023,757)	(383,156)	(449,546)	1,481
(Loss)/Income before Provision for Income Taxes	8,578	3,068,774	2,855,829	1,738,185
(Benefit)/Provision for Income Taxes	105	65,085	145,085	90,818
Net Income	8,473	3,003,689	2,710,744	1,647,367
Members’ Equity, beginning of period	136,246	1,055,738	1,055,738	772,427
Members’ Distributions	(686,066)	(1,562,825)	(3,630,236)	(1,364,056)
Members’ (Deficit)/Equity, end of period	$(541,347)	$2,496,602	$136,246	$1,055,738

See notes to combined financial statements.

MADE EVENT, LLC & EZ FESTIVALS, LLC

COMBINED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,		Years Ended December 31,
	2013	2012	2012	2011
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net income	$8,473	$3,003,689	$2,710,744	$1,647,367
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	105,931	66,457	66,457	—
Gain on insurance claim	(6,100,000)	—	—	(606,408)
Changes in operating assets and liabilities:
Accounts receivable	(1,415,821)	(124,201)	417	(208,791)
Prepaid expenses and other current assets	(200,406)	56,235	15,530	(110,307)
Insurance proceeds receivable	—	606,408	606,408	—
Accounts payable and accrued expenses	6,167,429	1,716,753	190,169	105,655
Refunds payable	1,748,406	—	—	—
Deferred revenue	(693,126)	(909,581)	(216,455)	909,581
Income taxes payable	(6,000)	(28,839)	(22,839)	28,839
Net Cash (Used in) Provided by Operating Activities	(385,114)	4,386,921	3,350,431	1,765,936
Cash Flows from Investing Activities
Purchase of equipment	(118,423)	(132,914)	(132,914)	—
Trademark costs	(37,229)	—	—	—
Net Cash Used in Investing Activities	(155,652)	(132,914)	(132,914)	—
Cash Flows from Financing Activities:
Distributions to members	(686,066)	(1,562,825)	(3,630,236)	(1,364,056)
Advanced from member	1,036,243	—	—	—
Proceeds from line of credit	500,000	—	—	—
Net Cash Provided by/(Used in) Financing Activities	850,177	(1,562,825)	(3,630,236)	(1,364,056)
Net Increase/(Decrease) in Cash and Cash Equivalents	309,411	2,691,182	(412,719)	401,880
Cash and Cash Equivalents, beginning of period	815,665	1,228,384	1,228,384	826,504
Cash and Cash Equivalents, end of period	$1,125,076	$3,919,566	$815,665	$1,228,384
Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$6,105	$93,924	$167,924	$61,979

See notes to combined financial statements.

MADE EVENT, LLC & EZ FESTIVALS, LLC

Notes to Combined Financial Statements

Nine Months Ended September 30, 2013 and 2012 (unaudited) and

Years Ended December 31, 2012 and 2011

1. Description of Business and Summary of Significant Accounting Policies

Description of business—Made Event, LLC and EZ Festivals, LLC (collectively referred to as the “Company”) operate in the business of concert promotion and production of music events. Typically, to initiate live music events, the Company contracts with artists to perform at arranged events. The Company does not own any event venues and rents space as needed for its shows.

Seasonality—Due to the Company’s largest event occurring primarily in September, the Company experiences higher revenue during the third quarter of each year. The Company’s seasonality also results in higher balances in cash and cash equivalents, prepaid expenses, and deferred revenue at different times in the year.

Basis of presentation—The combined financial statements include the accounts of Made Event LLC and EZ Festivals, LLC. Made Event LLC is owned and operated by a single member/manager, who is the spouse of the sole member and manager of EZ Festivals, LLC. These entities may be deemed to be affiliated by virtue of the marital relationship between these two members/managers. All significant intercompany balances and transactions have been eliminated in combination.

Cash and cash equivalents—The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts receivable and allowance for doubtful accounts—The Company evaluates the collectability of accounts receivable based on a combination of factors. Generally, the Company records specific reserves to reduce the amounts recorded to what is believed will be collected when a customer’s account ages beyond typical collection patterns, or the Company becomes aware of a customer’s inability to meet its financial obligations. The Company has determined that no allowance for doubtful accounts is necessary as of September 30, 2013 and 2012, and December 31, 2012 and 2011.

Revenue recognition—Revenue from the promotion and production of an event is recognized after the performance occurs upon settlement of the event. Revenue collected in advance of the event is recorded as deferred revenue until the event occurs. The Company also receives a percentage of proceeds from sales of merchandise and concessions at its events, which are recorded as revenue after the event occurs.

The Company reports revenue on a gross or net basis based on management’s assessment of whether the Company acts as a principal or agent in the transaction. To the extent the Company acts as the principal, revenue is reported on a gross basis. The determination of whether the Company acts as a principal or an agent in a transaction is based on an evaluation of whether the Company has the substantial risks and rewards of ownership under the terms of an arrangement.

Direct operating expenses—Direct operating expenses include artist fees, show related marketing and advertising expenses, rent expense for event venues, depreciation for show related assets, and salaries and wages related to seasonal employees at the Company’s events along with other costs. These costs are primarily variable in nature.

Selling, general and administrative expenses—Selling, general and administrative expenses include insurance costs, professional fees and consulting along with other costs.

MADE EVENT, LLC & EZ FESTIVALS, LLC

Notes to Combined Financial Statements (Continued)

Nine Months Ended September 30, 2013 and 2012 (unaudited) and

Years Ended December 31, 2012 and 2011

1. Description of Business and Summary of Significant Accounting Policies (Continued)

Transaction and litigation costs—Transaction and litigation costs represent legal and professional fees related to the sale of the company (Note 8) and litigation defense costs (Note 7).

Prepaid expenses—The majority of the Company’s prepaid expenses relate to event expenses including deposits and other costs directly related to future concert events. These prepaid costs are charged to operations upon completion of the related events.

Property and equipment—Property and equipment are stated at cost, less accumulated depreciation. Property and equipment, which is comprised of staging, is depreciated annually in conjunction with the related event over its estimated useful life of 2 to 3 years.

Income taxes—Made Event, LLC and EZ Festivals, LLC are taxed as limited liability companies. As a result, the income or loss of each entity is passed through directly to the individual members. The City of New York, however, levies an unincorporated business tax and business tax on Small Business Corporations on the income of the Company, which is shown as a provision for income taxes.

Presentation of sales tax—The Company earns revenue in localities that impose sales tax on the Company’s sales. The Company’s accounting policy is to exclude from revenue and cost of sales the taxes collected and remitted to the localities.

Uncertain tax positions—Certain recognition thresholds must be met before a tax position is recognized in the combined financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. Tax years ending December 31, 2010, 2011 and 2012 are currently open to examination by the taxing authorities. The Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying combined financial statements.

Use of estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising costs—The Company records advertising expense as it is incurred. The Company incurred show related advertising expenses, which are included in direct costs of approximately $106,000 and $52,000 for the nine- month periods ended September 30, 2013 and 2012, respectively, and approximately $85,000 and $4,000 for the years ended December 31, 2012 and 2011, respectively. The Company also incurred indirect advertising expenses, which are included in selling, general and administrative costs, of approximately $145,000 and $67,000 for the nine-month periods ended September 30, 2013 and 2012, respectively, and approximately $77,000 and $118,000 for the years ended December 31, 2012 and 2011, respectively.

MADE EVENT, LLC & EZ FESTIVALS, LLC

Notes to Combined Financial Statements (Continued)

Nine Months Ended September 30, 2013 and 2012 (unaudited) and

Years Ended December 31, 2012 and 2011

1. Description of Business and Summary of Significant Accounting Policies (Continued)

Concentrations of credit risk:

Cash balances—The Company places its cash investments with high credit quality financial institutions. At times, the Company’s cash deposits with any one financial institution may exceed amount insured by the Federal Deposit Insurance Corporation (“FDIC”).

Customers—The Company has a diverse group of customers, and generally does not require collateral.

Comprehensive income—For the nine-month periods ended September 30, 2013 and 2012 and for the years ended December 31, 2012 and 2011, comprehensive income is the same as net income.

2. Property and Equipment

Property and equipment consists of the following at September 30, 2013 and 2012 and at December 31, 2012 and 2011:

September 30,	Estimated Useful Lives	2013	2012
		(Unaudited)
Property and Equipment	2-3 years	$251,337	$132,914
Less Accumulated Depreciation and Amortization		172,388	66,457
Property and Equipment, net		$78,949	$66,457

December 31,	Estimated Useful Lives	2012	2011
Property and Equipment	2 years	$132,914	$—
Less Accumulated Depreciation and Amortization		66,457	—
Property and Equipment, net		$66,457	$—

Property and equipment consists of stage equipment only utilized in the third quarter of 2013 and 2012 during the annual Electric Zoo Festival. Depreciation is recorded on these items over time based on usage. Depreciation expense was approximately $106,000 and $66,000 for the nine-month periods ended September 30, 2013 and 2012, respectively, and approximately $66,000 for the year ended December 31, 2012. There was no depreciation expense for the year ended December 31, 2011.

3. Insurance Claim

In August 2011, Hurricane Irene interrupted the initial setup of the Company’s largest music festival, the Electric Zoo, causing substantial additional costs to prepare for the storm and set up the event in time for the festival after the storm had passed. In connection with the storm, the Company received approximately $606,000 of insurance proceeds in the second quarter of Fiscal Year 2012 for damages and additional costs incurred, which was recorded as a reduction of direct costs for the year ended December 31, 2011. These insurance proceeds are reflected as a receivable by the Company as of December 31, 2011.

MADE EVENT, LLC & EZ FESTIVALS, LLC

Notes to Combined Financial Statements (Continued)

Nine Months Ended September 30, 2013 and 2012 (unaudited) and

Years Ended December 31, 2012 and 2011

3. Insurance Claim (Continued)

On September 1, 2013 the Company received a letter from City of New York Department of Parks and Recreation notifying it that the third day of the 2013 Electric Zoo Festival (the “Festival”) scheduled to be held on Sunday September 1, 2013 was cancelled by the City of New York. The Festival was scheduled to run from August 30, 2013 to September 1, 2013. As a result of the cancellation, the Company incurred a substantial loss of revenue and expenses incurred to fund third-party obligations incurred for the cancelled portions of the Festival. During the fourth quarter of 2013, the Company received $6,100,000 from the insurance company related to the recovery of expenses, which was recorded as a reduction of operating expenses for the nine-months ended September 30, 2013.

4. Intangible Assets

Intangible assets consist of capitalized costs incurred by the Company related to legal fees and registration costs for worldwide registration of trademarks. These trademarks have an indefinite life and are stated at cost in the balance sheet as of September 30, 2013.

5. Line of Credit

On August 7, 2013, Made Event, LLC entered into a Loan and Security Agreement (the “Agreement”) with a financial institution for a $500,000 revolving line of credit (the “Line”). Advances on the Line bear interest at the greater of the financial institutions prime lending rate plus 1.25% or 3.5% per annum, and expires on June 11, 2014. As of September 30, 2013, there was $500,000 outstanding on the Line. During the nine-month period ended September 30, 2013, there was $2,375 of interest expense incurred on this line.

The Line is secured by substantially all of the assets of Made Event, LLC and is guaranteed by EZ Festivals, LLC, and the members of Company. The Agreement contains affirmative and negative covenants and other customary restrictions for loans of this type and size.

6. Due to Member

On September 24, 2013, Mike Bindra and Laura De Palma (the “members”) loaned EZ Festivals, LLC $800,000 to fund working capital operations. This loan is due on demand and bears interest at the applicable federal rate published by the Internal Revenue Service (.25% at September 30, 2013). On August 21, 2013, in connection with the sale of the Company to SFX Entertainment, Inc., the Company received $200,000 for an advancement of the purchase price. As such, as of September 30, 2013, this amount was been reflected as due to members. As of September 30, 2013 and 2012, there was also $36,243 and $0 due to the members for reimbursement of expenses, respectively.

7. Contingencies

Litigation—Mike Bindra (“Bindra”), Laura De Palma (“De Palma”), Made Event, LLC (“Made”), and EZ Festivals, LLC (“EZ”) (collectively, the “Defendants”) are defendants in an action whereby the Plaintiffs are claiming a breach of an alleged joint venture agreement by the Defendants relating to the

MADE EVENT, LLC & EZ FESTIVALS, LLC

Notes to Combined Financial Statements (Continued)

Nine Months Ended September 30, 2013 and 2012 (unaudited) and

Years Ended December 31, 2012 and 2011

7. Contingencies (Continued)

Electric Zoo Festival and (a) allege, inter alia, that Plaintiffs have a perpetual ownership interest in the Electric Zoo Festival and the profits generated in connection therewith; and (b) seek certain other declaratory, compensatory, monetary and other relief in connection with such allegations. The action is titled Henri Pferdmenges v. Bindra et al., and is currently pending in the United States District Court, Southern District of New York, Civil Action No. 12-cv-08555. On February 5, 2013 Defendants filed a motion to dismiss all causes of action in the Second Amended Complaint based on Defendants’ position that all of Plaintiffs’ claims predicated on the existence of an alleged joint venture agreement between the parties were barred by the statue of frauds, that Plaintiffs failed to plead required elements of a joint venture and unjust enrichment claims and that the majority of the other causes of action in the Second Amended Complaint are fatally duplicative of Plaintiffs’ breach of contract claim. While Defendants’ motion to dismiss was pending, discovery in this action proceeded. No party depositions were taken. On July 11, 2013, the Court granted Defendants’ motion to dismiss in full and the Court dismissed all of Plaintiffs’ claims against all of the Defendants. However, the July 11, 2013 Order gave Plaintiffs’ leave to amend their complaint with reference to their breach of contract and alter ego claims by August 15, 2013. To the extent Plaintiffs wanted to amend any other claims they were told to seek leave to do so by August 1, 2013. On July 26, 2013 Plaintiffs requested an extension of time to submit their letter seeking leave to amend other claims. By the July 26, 2013 Order, the Court granted Plaintiffs request for an extension until no later than August 20, 2013. The Court’s July 26, 2013 Order further stated that upon receipt of that letter the Court would set a date by which Plaintiffs must file their amended pleading. On August 20, 2013, the Plaintiffs, through their attorney, submitted a pre-motion letter to the Court seeking permission to move to add causes of action and join parties to an amended complaint (other than breach of contract and alter ego claims). As part of the amended complaint, in addition to Sala Corporation (“Sala”) the Plaintiffs seek to name as defendants Bindra, De Palma, Made, EZ and Mister Ed Productions Ltd. (“Mister Ed”), and have requested permission to add the following causes of action: (1) breach of fiduciary duty against Sala, Made, Bindra and De Palma; (2) aiding and abetting a breach of fiduciary duty against Bindra and De Palma; (3) fraudulent conveyance against Bindra, De Palma, Sala, Made, EZ and Mister Ed; (4) imposition of a constructive trust and an accounting against Bindra, De Palma, Made, EZ and Mister Ed; and (5) tortious interference against Bindra and De Palma. On August 28, 2013, the defendants submitted a letter objecting to plaintiffs’ proposed amendments. On August 29, 2013, the court entered an order providing that the plaintiffs may amend their amended complaint regarding only their breach of contract, alter ego and fraudulent conveyance claims, but must file such amended complaint by September 27, 2013. On September 27, 2013, the NRW, Inc. (“Plaintiff”) filed a Third Amended Complaint to re-allege and amend its breach of contract claim against Sala, Made and EZ and asserted an alter ego claim against Bindra, De Palma, Made and EZ, and a fraudulent transfer claim against EZ, Bindra, De Palma and Mister Ed. On October 11, 2013, Defendants sent a letter to the Court requesting a pre-motion conference in anticipation of making a motion to dismiss the third amended complaint and on November 13, 2013 sent a second letter requesting a stay and/or limitation of discovery until the resolution of that motion. Plaintiff opposed these requests. On November 22, 2013 the Court held a pre-motion conference and heard arguments from all parties in connection with these motions. Following that conference, on November 25, 2013, the Court issued an order setting forth a briefing schedule for the Defendants’ motion to dismiss and further ordered that discovery should proceed with respect to only the 2009 and 2010 Electric Zoo Festivals and that all other discovery was

MADE EVENT, LLC & EZ FESTIVALS, LLC

Notes to Combined Financial Statements (Continued)

Nine Months Ended September 30, 2013 and 2012 (unaudited) and

Years Ended December 31, 2012 and 2011

7. Contingencies (Continued)

stayed until further direction from the Court. On January 8, 2014, in accordance with the briefing schedule set down by the Court, Defendants filed their motion to dismiss Plaintiff’s Third Amended Complaint. Plaintiff’s opposition is due on February 10, 2014 and Defendants’ reply is due on February 20, 2014. Defendants’ position is that any claim by Plaintiff for an ownership interest in the Electric Zoo Festival is without merit and intend to vigorously defend themselves against all claims Plaintiff asserts against them.

In the normal course of business, the Company is a party to claims and/or litigation. In management’s opinion, settlement of these actions will not have a material adverse effect on the Company’s combined financial position, liquidity, or results of operations.

8. Subsequent Events (Unaudited)

The Company has considered subsequent events through January 10, 2014, the date the combined financial statements were available to be issued, in preparing the combined financial statements and notes thereto.

On June 23, 2013, the members of the Company entered into a letter agreement with SFX Entertainment, Inc. (“SFX”) to sell their membership interests in the Company. As part of the agreement, the members of the Company received approximately $4 million of a nonrefundable advance. On October 31, 2013, the members of the Company completed the sale of the membership interests of the Company to SFX. Pursuant to the agreement, the members received $14,674,000 in cash and 392,158 shares of SFX stock at closing, collectively, net of the nonrefundable advance. The agreement also utilized the proceeds to pay the $500,000 outstanding on the line, and $1,800,000 that was due to members. The members also received a promissory note in the amount of $10,000,000 payable on March 31, 2014. In addition, the members will be entitled to receive a cash earn-out payment in 2018 based on future earnings before interest, depreciation and amortization (EBITDA) of the festivals, as defined in the agreement.

In October 2013, Mike Bindra and Laura De Palma (the “members”) loaned an additional $1,000,000 to EZ Festivals, LLC to fund working capital operations.

During the fourth quarter of 2013, the Company received $6,100,000 of insurance proceeds related to its claim for the cancellation of the third day of the EZ Festival, which was recorded as a reduction of operating expenses for the nine-months ended September 30, 2013.

ACCEPTÉ HOLDING B.V.

Groningen, The Netherlands

REPORT ON THE ANNUAL ACCOUNTS 2012

ACCEPTÉ HOLDING B.V.

INDEX

Annual report 2012

Financial statements
Consolidated financial statements*
Consolidated statement of profit or loss for the year ended 31 December 2012*
Consolidated statement of financial position at 31 December 2012*
Consolidated statement of changes in equity for the year ended 31 December 2012*
Consolidated statement of cash flow for the year ended 31 December 2012*
Notes to the consolidated financial statements
General
Significant accounting principles
Notes to the specific items of the consolidated statement of profit or loss
Notes to the specific items of the consolidated statement of financial position

Independent auditor’s report

ACCEPTÉ HOLDING B.V.

Annual report 2012

•                  Financial statements

Financial statements

•                  Consolidated financial statements

Consolidated financial statements*

•                 Consolidated statement of profit or loss

•                  Consolidated statement of financial position

•                  Consolidated statement of changes in equity

•                  Consolidated statement of cash flow

•                  Notes to the consolidated financial statements

*                                         refer to the basis of preparation included in the notes to the consolidated financial statements

ACCEPTÉ HOLDING B.V.

CONSOLIDATED STATEMENT OF PROFIT OR LOSS

FOR THE YEAR ENDED 31 DECEMBER 2012*

	note)	2012	2011
		EUR	EUR Unaudited
Continuing operations
Revenue		6,064,509	4,791,267
Cost of sales		(2,105,163)	(1,724,486)
Gross profit		3,959,346	3,066,781
Finance costs		78,487	115,096
Employee benefits expense	1)	2,321,956	1,724,794
Amortisation / depreciation	2)	183,578	234,441
Other operating expenses	3)	1,358,325	989,742
Total expenses		3,942,346	3,064,073
Profit before tax		17,000	2,708
Income tax expense	4)	8,759	(34,873)
Profit for the year		8,241	37,581
Other comprehensive income		—	—
Total comprehensive income for the year		8,241	37,581
Attributable to:
Owners of the company		8,241	37,581
Non-controlling interests		0	0

*                                         refer to the basis of preparation included in the notes to the consolidated financial statements

ACCEPTÉ HOLDING B.V.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AT 31 DECEMBER 2012*

	note)	31 Dec. 2012		31 Dec. 2011
		EUR		EUR
Assets
Non-current assets
Intangible fixed assets	5)	750,342		393,499
Property, plant and equipment	6)	216,207		155,545
Financial fixed assets	7)	260,762		273,960
			1,227,311		823,004
Current assets
Inventories	8)	17,054		16,280
Trade and other receivables	9)	3,070,818		2,752,330
Cash and cash equivalents	10)	2,816,928		3,718,301
			5,904,800		6,486,911
			7,132,111		7,309,915
Equity and liabilities
Capital and reserves
Issued capital	11)	20,000		20,000
Share premium	12)	1,132,088		1,132,088
Legal and statutory reserve	13)	750,341		393,499
Other reserves		(2,006,674)		(1,687,413)
Retained earnings		8,241		37,581
			(96,004)		(104,245)
Non-current liabilities
Deferred tax liabilities	14)		0		205,471
Long-term liabilities	15)		1,299,706		1,330,556
Current liabilities
Current liabilities	16)		5,928,409		5,878,133
			7,132,111		7,309,915

*                                         refer to the basis of preparation included in the notes to the consolidated financial statements

ACCEPTÉ HOLDING B.V.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2012*

	Share capital	Share premium	Legal and statutory reserve	Other reserves	Retained earnings	Total
	EUR	EUR	EUR	EUR	EUR	EUR
Balance at 1 January 2011 (Unaudited)	20,000	1,132,088	305,000	(859,273)	(739,641)	(141,826)
Profit for the year (Unaudited)	—	—	—	—	37,581	37,581
Total comprehensive income for the year (Unaudited)	—	—	—	—	37,581	37,581
Addition to Other reserves (Unaudited)	—	—	—	(739,641)	739,641	—
Addition to Legal and statutory reserve (Unaudited)	—	—	88,499	(88,499)	—	—
Balance at 31 December 2011	20,000	1,132,088	393,499	(1,687,413)	37,581	(104,245)
Balance at 1 January 2012	20,000	1,132,088	393,499	(1,687,413)	37,581	(104,245)
Profit for the year	—	—	—	—	8,241	8,241
Total comprehensive income for the year	—	—	—	—	8,241	8,241
Addition to Other reserves	—	—	—	37,581	(37,581)	—
Addition to Legal and statutory reserve	—	—	356,842	(356,842)	—	—
Balance at 31 December 2012	20,000	1,132,088	750,341	(2,006,674)	8,241	(96,004)

*                                         refer to the basis of preparation included in the notes to the consolidated financial statements

ACCEPTÉ HOLDING B.V.

CONSOLIDATED STATEMENT OF CASH FLOW

FOR THE YEAR ENDED 31 DECEMBER 2012*

	Year ended 31 Dec. 2012	Year ended 31 Dec. 2011
	EUR	EUR Unaudited
Cash flows from operating activities
Profit of the year	8,241	37,581
Adjustments for:
Finance costs recognised in profit or loss	78,487	115,096
Depreciation & amortisation	183,578	234,441
Income tax expense recognised in profit or loss	8,759	(34,873)
Change in other financial fixed assets	(134,495)	(71,444)
Movements in working capital:
Change in inventories	(774)	—
Impairment on trade debtors	(73,670)	—
Change in trade debtors	(27,745)	111,137
Change in receivables from participators	—	14,188
Change in ticketing fund receivables	(278,057)	(1,286,461)
Change in other receivables	60,984	171,028
Change in trade creditors	12,926	81,983
Change in provision holiday allowance	(43,334)	67,662
Change in other provisions	(66,537)	205,471
Change in ticketing fund liabilities	52,750	2,590,856
Change in other liabilities	(101,122)	(523,022)
Change in taxes and social security contributions	129,055	68,291
Interest paid	(78,486)	(89,892)
Income taxes paid	—	—
Net cash used in operating activities	(269,440)	1,692,042
Cash flows from investing activities
Payment for tangible fixed assets	(117,929)	(75,339)
Payment for intangible fixed assets	(483,154)	(283,421)
Net cash used in investing activities	(601,083)	(358,760)
Cash flows from financing activities
Attracted long-term debt	53,150	48,761
Repayment of debt to credit institutions	(84,000)	(184,333)
Net cash used in financing activities	(30,850)	(135,572)
Net decrease in cash and cash equivalents	(901,373)	1,197,710
Cash and cash equivalents at the beginning of the year	3,718,301	2,520,591
Cash and cash equivalents at the end of the year	2,816,928	3,718,301

*                                         refer to the basis of preparation included in the notes to the consolidated financial statements

ACCEPTÉ HOLDING B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

GENERAL

Activities

Accepté Holding B.V. (having its legal seat at Nieuwe Boteringestraat 28-30, Groningen, The Netherlands), hereinafter the “Company” and its group companies, together the “Group”, doing business as Paylogic, is a business to business (‘b-2-b’) and business to consumer (‘b-2- c’) brand which provides public event organizers with different ICT solutions. The core activity is to deliver an extensive system and service intended for the supply and distribution of tickets for organizers of public events of every size.

Basis of preparation

These consolidated financial statements are not the statutory financial statements. The statutory financial statements have been prepared in accordance with Dutch GAAP (Title 9 of Book 2 Dutch Law) and have been filed with the Dutch Chamber of Commerce in Groningen, the Netherlands. These consolidated financial statements therefore do not replace the statutory financial statements 2012.

The consolidated financial statements are prepared in accordance with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (IASB).

Valuation of assets and liabilities and determination of the result take place under the historical cost convention. Unless stated otherwise at the relevant principle for the specific balance sheet item, assets and liabilities are presented at face value.

Income and expenses are accounted for on an accrual basis. Profit is only included when realized on the balance sheet date. Liabilities and potential losses originating before the end of the financial year are taken into account if they have become known before preparation of the financial statements.

First time adoption of IFRS

These are the Group’s first financial statements prepared in accordance with IFRS. The date of transition to IFRS is 1 January 2011. The Group’s IFRS accounting policies presented in the significant accounting policies have been applied in preparing the financial statements for the year ended 31 December 2012, the comparative information and the opening statement of financial position at the date of transition.

The Group has applied IFRS 1 First time adoption of international financial reporting standards in preparing these first IFRS consolidated financial statements.

There are no effects of the transition to IFRS on equity, total comprehensive income and reported cash flows and are therefore not further presented and explained. Certain presentation differences between previous GAAP and IFRS have no impact on reported profit or total equity or total assets.

Some line items are described differently (renamed) under IFRS compared to previous GAAP, although the assets and liabilities included in these line items are unaffected. Therefore the renamed items on the statement of financial position and the statement of profit or loss are not further explained.

Estimates made under previous GAAP

Estimates made by the directors in preparing the first IFRS financial statements are consistent with estimates made under previous GAAP. Therefore, estimates are not updated. When changes in estimates are appropriate they are accounted for prospectively.

ACCEPTÉ HOLDING B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Group structure

Accepté Holding B.V. heads a group of companies. A list of these consolidated companies is included below.

Consolidated companies:

Name	Legal seat	Share in issued capital
Paylogic Nederland B.V.	Groningen, The Netherlands	100%
Getlogic Nederland B.V.	Groningen, The Netherlands	100%
Paylogic Deutschland GmbH	Berlin, Germany	100%
Stichting Paylogic Foundation	Groningen, The Netherlands	n/a

New and revised International Financial Reporting Standards

In May 2011, a set of five Standards on consolidation, joint arrangements, associates and disclosures was issued, including IFRS 10, IFRS 11, IFRS 12, IAS 27 (as revised in 2011) and IAS 28 (as revised in 2011). The revision of pensions (under IAS 19) is not applicable as no pensions are held.

Key requirements of these five Standards are described below.

IFRS 10 replaces the parts of IAS 27 Consolidated and Separate Financial Statements that deal with consolidated financial statements. SIC- 12 Consolidation—Special Purpose Entities will be withdrawn upon the effective date of IFRS 10. Under IFRS 10, there is only one basis for consolidation, that is, control. In addition, IFRS 10 includes a new definition of control that contains three elements: (a) power over an investee, (b) exposure, or rights, to variable returns from its involvement with the investee, and (c) the ability to use its power over the investee to affect the amount of the investor’s returns. Extensive guidance has been added in IFRS 10 to deal with complex scenarios.

IFRS 11 replaces IAS 31 Interests in Joint Ventures. IFRS 11 deals with how a joint arrangement of which two or more parties have joint control should be classified. SIC-13 Jointly Controlled Entities—Non- monetary Contributions by Venturers will be withdrawn upon the effective date of IFRS 11. Under IFRS 11, joint arrangements are classified as joint operations or joint ventures, depending on the rights and obligations of the parties to the arrangements. In contrast, under IAS 31, there are three types of joint arrangements: jointly controlled entities, jointly controlled assets and jointly controlled operations. In addition, joint ventures under IFRS 11 are required to be accounted for using the equity method of accounting, whereas jointly controlled entities under IAS 31 can be accounted for using the equity method of accounting or proportional consolidation.

IFRS 12 is a disclosure standard and is applicable to entities that have interests in subsidiaries, joint arrangements, associates and/or unconsolidated structured entities. In general, the disclosure requirements in IFRS 12 are more extensive than those in the current standards.

In June 2012, the amendments to IFRS 10, IFRS 11 and IFRS 12 were issued to clarify certain transitional guidance on the application of these IFRSs for the first time.

These five standards together with the amendments regarding the transition guidance are effective for annual periods beginning on or after 1 January 2013, with earlier application permitted provided all of these standards are applied at the same time. The directors anticipate that the application of these five standards will not have a significant impact on the amounts reported in the consolidated financial statements.

Other standards and interpretations that are issued and are effective from 1 January 2012 did not have a material impact on the group.

ACCEPTÉ HOLDING B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

All other standards and interpretations that were in issue but not yet effective for reporting periods beginning on 1 January 2012 have not yet been adopted and are not expected to have material impact on the group.

SIGNIFICANT ACCOUNTING PRINCIPLES

Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company. Control is achieved where the Company has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities.

All intra-group transactions, balances, income and expenses are eliminated in full on consolidation.

Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable. Revenue is reduced for discounts, value added tax and other similar allowances. Revenue is only recognized when the amount of revenue can be reliably measured, it is probable that future economic benefits will flow to the company and specific criteria have been met for each of the company’s activities as described below.

Contract revenue

Revenue from services provided under contracts based on contractual rates is recognised in the period the services are provided.

Rendering of services

Revenue from a contract to provide services is recognised in proportion to the stage of completion of the transaction on the reporting date. The stage of completion is determined on the basis of the completion of the supply and distribution of the tickets.

Interest income

Interest income from a financial asset is recognised when it is probable that the economic benefits will flow to the Group and the amount of income can be measured reliably. Interest income is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to that asset’s net carrying amount on initial recognition.

Leasing

The Group as lessor:

Rental income from operating leases is recognised on a straight-line basis over the term of the relevant lease. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognised on a straight-line basis over the lease term.

The Group as lessee:

Operating lease payments are recognised as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed. Contingent rentals arising under operating leases are recognised as an expense in the period in which they are incurred.

ACCEPTÉ HOLDING B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

In the event that lease incentives are received to enter into operating leases, such incentives are recognised as a liability. The aggregate benefit of incentives is recognised as a reduction of rental expense on a straight-line basis, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.

Translation of foreign currency

The group enters into certain transactions in non-euro currencies and has certain monetary assets and liabilities resulting from these transactions. Transactions in foreign currency during the financial year are recognized in the financial statements at the exchange rates prevailing at transaction date. The exchange differences resulting from the translation as at the date of the statement of financial position are recorded in the statement of profit or loss. Monetary assets and liabilities denominated in foreign currency are translated at the exchange rates prevailing at the date of the statement of financial position.

Government grants

Government grants are not recognised until there is reasonable assurance that the Group will comply with the conditions attaching to them and that the grants will be received.

Government grants are recognised in profit or loss on a systematic basis over the periods in which the Group recognises as expenses the related costs for which the grants are intended to compensate. Specifically, government grants whose primary condition is that the Group should purchase, construct or otherwise acquire non-current assets are recognised as deferred revenue in the consolidated statement of financial position and transferred to profit or loss on a systematic and rational basis over the useful lives of the related assets.

Government grants that are receivable as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Group with no future related costs are recognised in profit or loss in the period in which they become receivable.

Taxation

The tax currently payable is based on taxable profit for the year. Taxable profit differs from ‘profit before tax’ as reported in the consolidated statement of profit or loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognised on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences. Deferred tax assets are generally recognised for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilised. Such deferred tax assets and liabilities are not recognised if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

ACCEPTÉ HOLDING B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Deferred tax liabilities and assets are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realised, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Current and deferred tax are recognised in profit or loss, except when they relate to items that are recognised in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognised in other comprehensive income or directly in equity respectively. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

Property, plant and equipment

Fixtures and equipment are stated at cost less accumulated depreciation and accumulated impairment losses.

Depreciation is recognised so as to write off the cost or valuation of assets (other than freehold land and properties under construction) less their residual values over their useful lives, using the straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

Intangible assets

Intangible assets acquired separately:

Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortisation and accumulated impairment losses. Amortisation is recognised on a straight-line basis over their estimated useful lives. The estimated useful life and amortisation method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets with indefinite useful lives that are acquired separately are carried at cost less accumulated impairment losses.

Internally-generated intangible assets—research and development expenditure:

Expenditure on research activities is recognised as an expense in the period in which it is incurred.

An internally-generated intangible asset arising from development (or from the development phase of an internal project) is recognised if, and only if, all of the following have been demonstrated:

•                  the technical feasibility of completing the intangible asset so that it will be available for use or sale;

•                  the intention to complete the intangible asset and use or sell it;

•                  the ability to use or sell the intangible asset;

•                  how the intangible asset will generate probable future economic benefits;

•                  the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

•                  the ability to measure reliably the expenditure attributable to the intangible asset during its development.

ACCEPTÉ HOLDING B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The amount initially recognised for internally-generated intangible assets is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally-generated intangible asset can be recognised, development expenditure is recognised in profit or loss in the period in which it is incurred.

Subsequent to initial recognition, internally-generated intangible assets are reported at cost less accumulated amortisation and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

Derecognition of intangible assets:

An intangible asset is derecognised on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognised in profit or loss when the asset is derecognised.

Impairment of tangible and intangible assets other than goodwill:

At the end of each reporting period, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). When it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the combined asset the individual asset is part of.

Intangible assets with definite useful lives and intangible assets not yet available for use are tested whenever there is an indication that the asset may be impaired.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

When an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset in prior years. A reversal of an impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

Inventories

Inventories are stated at the lower of cost and net realisable value. Costs of inventories are determined on a first-in-first-out basis. Net realisable value represents the estimated selling price for inventories less all estimated costs of completion and costs necessary to make the sale.

ACCEPTÉ HOLDING B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Provisions

Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (when the effect of the time value of money is material).

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognised as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

Critical accounting judgements and key sources of estimation uncertainty

In the application of the Group’s accounting policies, the directors are required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an on-going basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Key assumptions

Recovering of internally generated intangible fixed assets

During the year, the directors reconsidered the recoverability of the Group’s internally generated intangible asset arising from its e-business development, which is included in the consolidated statement of financial position at 31 December 2012 at EUR 750,342 (31 December 2011: EUR 393,499).

The core business of the Group continues to progress in a satisfactory manner, and customer reaction has reconfirmed the directors’ previous estimates of anticipated revenues from the core business. Detailed sensitivity analysis has been carried out and the directors are confident that the carrying amount of the asset will be recovered in full. This situation will be closely monitored, and adjustments made in future periods if future market activity indicates that such adjustments are appropriate.

Recovering of deferred tax assets

During the year, the directors reconsidered the recoverability of the Group’s deferred tax assets, which is included in the consolidated statement of financial position at 31 December 2012 at EUR 380,797 (31 December 2011: EUR 252,157). Given the multi-year prospectus of the Group’s performance and profitability thereof, the directors determined that the deferred tax assets will be used in full in future fiscal years and no amortisation is needed.

Useful lives of plant, property and equipment

As described above, the Group reviews the estimated useful lives of property, plant and equipment at the end of each reporting period. During the current year, the directors determined that the useful lives of all items of equipment are in line with depreciation principles.

ACCEPTÉ HOLDING B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Notes to the specific items of the consolidated statement of profit or loss

1) Employee benefits expense

	2012	2011
	EUR	EUR
Wages and salaries	2,080,453	1,670,088
Grants	(154,918)	(220,038)
Social security expenses	396,421	274,744
	2,321,956	1,724,794

Average number of employees

The average number of employees, converted to full-time equivalents, was:

	2012	2011
Year average FTE	56	42

2) Amortisation / depreciation

	2012	2011
	EUR	EUR
Intangible fixed assets	126,311	196,262
Tangible fixed assets	57,267	38,179
	183,578	234,441

3) Other operating expenses

	2012	2011
	EUR	EUR
Other personnel expenses	204,094	57,759
Housing expenses	395,408	216,319
Sales expenses	53,494	181,440
Office expenses	209,238	99,890
Transport expenses	123,679	89,185
General expenses	372,412	345,149
	1,358,325	989,742

4) Income tax expense

	2012	2011
	EUR	EUR
Corporate income tax	—	—
Deferred taxes	(8,759)	34,873
	(8,759)	34,873

The total income tax credit for the year can be reconciled to the accounting profit as follows:

	2012	2011
	EUR	EUR
Profit before tax	17,000	2,708
Income tax calculated at 22.5%	(3,825)	(609)
Recognition of previously unrecognized net operating losses	0	35,482
Other	(4,934)	0
Income tax recognised in statement of profit or loss	(8,759)	34,873

ACCEPTÉ HOLDING B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Deferred taxes are valuated at 22.5% corporate income tax rate applied to the fiscal profit before taxes. A 22.5% corporate income tax rate is used as a weighted average for current applicable corporate income tax rate of The Netherlands. Fiscal profit before taxes is calculated by deducting the acquisitions of intangible fixed assets and additions to the intangible fixed assets by internal development from the consolidated profit before taxes.

Deferred tax assets arise from the following:

2011

	Balance as at January 1	Credited to income	Balance as at December 31
	EUR	EUR	EUR
Income tax credit	146,094	106,063	252,157
	146,094	106,063	252,157

2012

	Balance as at January 1	Change	Balance as at December 31
	EUR	EUR	EUR
Income tax credit	252,157	(10,294)	241,863
	252,157	(10,294)	241,863

Notes to the specific items of the consolidated statement of financial position

5) Intangible fixed assets

Research and development costs
EUR
Balance as at 1 January 2011	329,577
Acquisitions	258,980
Impairments	(104,198)
Amortisations	(90,860)
Balance as at 31 December 2011	393,499
Acquisitions	58,916
Additions from internal developments	424,238
Impairments	—
Amortisations	(126,311)
Balance as at 31 December 2012	750,342
Accumulated acquisition value	745,220
Accumulated amortization and other impairments as at 31 December	(351,721)
Balance as at 31 December 2011	393,499
Accumulated acquisition value	1,228,374
Accumulated amortization and other impairments as at 31 December	(478,032)
Balance as at 31 December 2012	750,342

ACCEPTÉ HOLDING B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

In 2011 impairment has been applied to a capitalized software platform which reached end-of-life before being fully amortized.

Intangible fixed assets with a limited lifespan have been amortised. The amortisation plan used is linear amortisation over lifespan of 20 years for the “Paylogic ticketing platform” and 5 years for other intangible fixed assets.

6) Property, plant and equipment

Plant and equipment at cost
EUR
Balance as at 1 January 2011	118,385
Acquisitions	75,339
Impairment	—
Depreciation	(38,179)
Balance as at 31 December 2011	155,545
Acquisitions	117,929
Impairment	—
Depreciation	(57,267)
Balance as at 31 December 2012	216,207
Accumulated acquisition value	235,836
Accumulated depreciation and other impairments	(80,291)
Balance as at 31 December 2011	155,545
Accumulated acquisition value	353,765
Accumulated depreciation and other impairments	(137,558)
Balance as at 31 December 2012	216,207

Tangible fixed assets with a limited lifespan have been depreciated. The deprecation plan used is linear deprecation over lifespan of 5 years. Tangible fixed assets have been impaired if the current amount of the tangible fixed asset supersedes the expected recoverable amount by the use of the tangible fixed asset.

7) Financial fixed assets

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Deferred tax assets	241,863	252,157
Other receivables	18,899	21,803
	260,762	273,960

Deferred tax assets are generally recognised for all deductible temporary differences and deductible losses to the extent that it is probable that taxable profits will be available against which those deductible temporary differences and deductible losses can be utilised. As stated in the “Key assumptions”, the recoverability of the deferred tax assets has been assessed.

ACCEPTÉ HOLDING B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8) Inventories

Finished products and goods for resale:

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Hardware	5,648	6,092
Tickets	11,406	10,188
	17,054	16,280

9) Trade and other receivables

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Receivables from trade debtors	314,939	213,524
Other receivables, prepayments and accrued income	2,755,879	2,538,806
	3,070,818	2,752,330

Other receivables amounting to EUR 1,753,703 (2011: EUR 1,475,646) are receivables of ticketing funds by Stichting Paylogic Foundation from financial institutions and retail chains.

An amount of EUR 0 of the total amount of receivables has a remaining term over 1 year.

Receivables from trade debtors:

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Debtors	373,618	345,873
Provision for uncollectable debtors	(58,679)	(132,349)
	314,939	213,524

Other receivables, prepayments and accrued income:

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Accrued income and prepaid expenses	1,991,399	1,481,819
Other receivables	764,480	1,056,987
	2,755,879	2,538,806

10) Cash and cash equivalents

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Cash and cash equivalents	2,816,928	3,718,301
	2,816,928	3,718,301

Cash balances amounting to EUR 3,105,436 (2011: EUR 3,716,063) are held by Stichting Paylogic Foundation and EUR 14,542 (2011: EUR 14,542) is restricted. Both amounts are not at free disposal of the group.

ACCEPTÉ HOLDING B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11) Issued capital

The issued share capital of the company amounts to EUR 20,000, divided into 1,999,998 ordinary shares of EUR 0.01, 1 preference share of EUR 0.01 and no priority shares. The total number of issued shares is 1,999,999. The issued share capital has not changed during the year 2012. Extra-ordinary rights assigned to combined holders of preference share(s) are blocking rights on the following subjects to be decided in the General Meeting of Shareholders:

a)                                     issuing and/or transference of shares;

b)                                     reduction of issued capital;

c)                                      appointment of directors and wages of directors;

d)                                     appropriation of the result;

e)                                      changes to the statutes;

f)                                       merger by or split-up of the Company;

g)                                      discontinuance or liquidation of the Company.

12) Share premium

Share premium amounting to EUR 1,132,088 (2012: EUR 1,132,088) is allocated to 1 preference share outstanding. An amount of EUR 708,000 has been paid for in cash. An amount of EUR 424,088 has been allocated from the other reserves.

13) Legal and statutory reserve

Under Article 2:365 of the Netherlands Civil Code the Group has formed a legal and statutory reserve. The basis of this reserve is the activities on research and development on the Paylogic platform for which personnel expenses and acquisitions have been activated and formed as intangible fixed assets in the statement of financial position. The amount of the legal and statutory reserve is equal to the accumulated additions from internal developments and acquisitions.

14) Deferred tax liabilities

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Tax related liabilities	—	205,471
	—	205,471

In 2011 a liability was formed concerning a tax (VAT) related dispute with the Dutch tax authorities. In 2012, the Dutch tax authorities have recognised the standpoint of Paylogic and the dispute was resolved. The liability has therefore been released in revenues, due to the nature of the dispute.

15) Long-term liabilities

Debts to group companies and other long-term liabilities

A summary of the movements in 2011 is given below:

	Balance as at January 1	Change	Balance as at December 31
	EUR	EUR	EUR
Loans payable to Noorderhuys Participaties	541,795	48,761	590,556
Credit facility ING Bank N.V.	374,000	(84,000)	290,000
Other long-term liabilities	450,000	—	450,000
	1,365,795	(35,239)	1,330,556

ACCEPTÉ HOLDING B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

A summary of the movements in 2012 is given below:

	Balance as at January 1	Change	Balance as at December 31
	EUR	EUR	EUR
Loans payable to Noorderhuys Participaties	590,556	53,150	643,706
Credit facility ING Bank N.V.	290,000	(84,000)	206,000
Other long-term liabilities	450,000	—	450,000
	1,330,556	(30,850)	1,299,706

The redemption obligations within 12 months after the financial year- end have been included under the current liabilities.

There are no securities or guarantees provided to the lender of the long- term liabilities. The long-term liabilities are subordinated. The interest rate of the loans payable is 9.0%.

Of this liability, EUR 656,000 has a term of 1 - 5 years.

Of this liability, EUR 643,706 has a term exceeding 5 years.

The Group has a current account credit facility of EUR 790,000 at ING Bank NV. The credit facility includes a EUR 290,000 government backed guarantor subordinate loan. This credit facility has a term of 42 months. Redemption is EUR 21,000 per quarter. As security for the debts to credit institutions, a pledge has been established on debtors, receivables and inventories of Accepté Holding B.V. and its subsidiaries, excluding Stichting Paylogic Foundation. Additionally guarantees have been provided by R.T. Hoeksema, B.J. Wesselink, J.W. van der Meer, and B. Beute, for a total amount of EUR 150,000.

16) Current liabilities

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Debts to credit institutions	84,000	84,000
Debts to suppliers and trade credits	202,162	189,236
Taxes and social security contributions	188,863	59,808
Other liabilities	5,453,384	5,545,089
	5,928,409	5,878,133

Debts to suppliers and trade credits:

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Creditors	202,162	189,236
	202,162	189,236

Taxes and social security contributions:

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Corporate income tax payable	—	493
VAT balance payable end of FY	71,379	15,598
Payroll taxes paid	117,484	43,717
	188,863	59,808

ACCEPTÉ HOLDING B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Other liabilities:

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Commitment holiday allowance	87,441	130,775
Other liabilities	5,365,943	5,414,314
	5,453,384	5,545,089

Liabilities amounting to EUR 5,128,872 (2011: EUR 5,076,122) are a liability due to ticketing funds held by Stichting Paylogic Foundation.

Contingent assets and liabilities

Accepté Holding B.V., Getlogic Nederland B.V. and Paylogic Nederland B.V. are a fiscal unity for corporate income tax and VAT purposes and for that reason the company is jointly and severally liable for the tax liabilities of the whole fiscal unity.

Annual lease obligations entered into with third parties in respect to property are EUR 204,585 in total. The remaining term of the lease contract is 6 years. The subsequent obligations for these leases are EUR 1,143,471 in total. Of this amount EUR 1,004,387 is due after one year and EUR 30,000 is due after five years.

Disclosures by class of financial instruments

The following table presents the estimated fair values of the Group’s financial assets and liabilities. Certain balance sheet items are not included in the table, as they do not meet the definition of a financial asset or liability. Management considers that the carrying amounts of the financial assets and liabilities recognised below approximate their fair values.

	2012 Carrying amount	2012 Estimated fair value	2011 Carrying amount	2011 Estimated fair value
	EUR	EUR	EUR	EUR
Loans and receivables
Trade and other receivables	3,070,818	3,070,818	2,752,330	2,752,330
Cash and cash equivalents	2,816,928	2,816,928	3,718,301	3,718,301
Total assets	5,887,746	5,887,746	6,470,631	6,470,631
Liabilities held at amortised cost
Long-term liabilities	1,299,706	1,299,706	1,330,556	1,330,556
Debts to credit institutions	84,000	84,000	84,000	84,000
Debts to suppliers and trade credits	202,162	202,162	189,236	189,236
Total liabilities	1,585,868	1,585,868	1,603,792	1,603,792

There are no financial assets held available for sale or at fair value through profit or loss (FVTPL), or financial liabilities held at FVTPL.

Fair-value of financial instruments carried at amortized cost

Management considers that the carrying amounts of financial assets and financial liabilities recognized in the consolidated financial statements (such as receivables, trade payables and liabilities) approximate their fair value due to their short term nature.

ACCEPTÉ HOLDING B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Financial instruments

Credit risk management:

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in loss to the Group.

The group has adopted a policy of settling invoices with funds held by the Stichting Paylogic Foundation. Therefore the credit risk for these invoices is limited.

Interest rate risk management:

The interest rate risk arises primarily from the existing long-term liabilities. These borrowings mainly have a fixed interest rate with the other part financed with a floating interest coupon based on Euribor plus a spread.

Based on our expectation of interest rate movements in the coming period and the acceptability of our potential exposure, our current strategy is not to hedge the interest rate for the floating interest liabilities. Accordingly, changes in Euribor may have an impact on the group’s results for the coming year.

Long term financing:

The shareholders and management are currently in advanced stages to arrange longer term financing. Furthermore, should the economic climate be such that results are less than foreseen, management has a plan in place to reduce costs and scale down its investment plans.

Foreign currency risk management:

The Group has no significant foreign currency exposure. Therefore there are no significant fluctuations to be expected in the financial situation of the Group when the fluctuations in the value of the Euro occur.

Liquidity risk management

Liquidity risk is the risk that the Group will not be able to meet its financial obligations as they fall due. Operational cash flow provides the funds to service the Group’s financing obligations. The Group’s objective to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its financial obligations when due, without incurring unacceptable losses or risking damage to the Group’s reputation.

The Group manages its liquidity by monitoring and forecasting cash flows of its operating companies, debt servicing requirements and other obligations.

Independent auditors’ report

To: the Board of Directors and Shareholders of Accepté Holding B.V. and subsidiaries, Groningen, the Netherlands

We have audited the accompanying consolidated financial statements of Accepté Holding B.V., Groningen and its subsidiaries (the “Company”), which comprise the consolidated statement of financial position at December 31, 2012, and the related consolidated Statement of income, other comprehensive income, changes in equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Accepté Holding B.V. and its subsidiaries as of December 31, 2012, and the results of their operations and their cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

The 2011 consolidated financial statements were not audited or reviewed by us and, accordingly, we express no opinion or other form of assurance on them.

Basis of Accounting

We draw attention to the section “Basis of preparation” in the notes to the consolidated financial statements, which describes the basis of accounting. The consolidated financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board which is a basis of accounting other than Part 9 of Book 2 of the Dutch Civil Code which was used to prepare the statutory consolidated financial statements of the Company. These consolidated financial statements do not replace the statutory consolidated financial statements. Our opinion is not modified in respect to this matter.

Amsterdam, November 1, 2013

Deloitte Accountants B.V.

ACCEPTÉ HOLDING BV

UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS PER SEPTEMBER 30, 2013

•                  Unaudited consolidated statement of profit or loss

•                  Unaudited consolidated statement of financial position

•                  Unaudited consolidated statement of changes in equity

•                  Unaudited consolidated statement of cash flow

•                  Notes to the unaudited consolidated interim financial statements

ACCEPTÉ HOLDING BV

UNAUDITED INTERIM FINANCIAL STATEMENTS

September 30, 2013

INDEX

Page
Unaudited consolidated interim financial statements as per September 30, 2013
Unaudited consolidated statement of profit or loss
Unaudited consolidated statement of financial position
Unaudited consolidated statement of changes in equity
Unaudited consolidated statement of cash flow
Notes to the unaudited consolidated interim financial statements
General
Activities
Group structure
Notes to the specific items of the unaudited consolidated statement of profit or loss
Notes to the specific items of the unaudited consolidated statement of financial position

ACCEPTÉ HOLDING BV

UNAUDITED CONSOLIDATED STATEMENT OF PROFIT OR LOSS

September 30, 2013

	Sept 30, 2013	Sept 30, 2012
	EUR	EUR
Continuing operations
Revenue	6,278,779	4,220,594
Cost of sales	1,995,082	1,427,025
Gross profit	4,283,697	2,793,569
Finance costs	47,450	58,517
Employee benefits expense	2,687,727	1,808,265
Amortisation / depreciation	150,548	174,083
Other operating expenses	1,269,596	856,937
Total expenses	4,155,321	2,897,802
Profit before tax	128,376	(104,233)
Income tax expense	28,892	(23,453)
Profit for the year	99,484	(80,780)
Other comprehensive income	—	—
Total comprehensive income for the year	—	—
Attributable to:
Owners of the company	99,484	(80,780)
Non-controlling interests	0	0

ACCEPTÉ HOLDING BV

UNAUDITED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

September 30, 2013

	Sept 30, 2013		Dec. 31, 2012
	EUR		EUR
Assets
Non-current assets
Intangible fixed assets	925,070		750,342
Property, plant and equipment	366,411		216,207
Financial fixed assets	234,153		260,762
		1,525,634		1,227,311
Current assets
Inventories	17,054		17,054
Trade and other receivables	2,015,363		3,070,818
Cash and cash equivalents	5,556,579		2,816,928
		7,588,996		5,904,800
		9,114,630		7,132,111
Equity and liabilities
Capital and reserves
Issued capital	20,000		20,000
Share premium	1,132,088		1,132,088
Legal and statutory reserve	925,070		750,342
Other reserves	(2,173,161)		(2,006,674)
Retained earnings	99,484		8,241
		3,481		(96,003)
Non-current liabilities
Long-term liabilities		1,745,924		1,299,706
Current liabilities
Current liabilities		7,365,225		5,928,408
		9,114,360		7,132,111

ACCEPTÉ HOLDING BV

UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

September 30, 2013

	Share capital	Share premium	Legal and statutory reserve	Other reserves	Retained earnings	Total
	EUR	EUR	EUR	EUR	EUR	EUR
Balance at January 1, 2012	20,000	1,132,088	394,991	(1,651,325)	—	(104,246)
Profit for the year	—	—	—	—	(80,780)	(80,780)
Other comprehensive income for the year	—	—	—	—	—	—
Total comprehensive income for the year	—	—	—	—	(80,780)	(80,780)
Addition to share premium	—	—	—	—	—	—
Addition to Legal reserve / other reserve	—	—	355,351	(355,351)	—	—
Balance at September 30, 2012	20,000	1,132,088	750,342	(2,006,676)	(80,780)	(185,026)
Balance at January 1, 2013	20,000	1,132,088	750,342	(1,998,433)	—	(96,003)
Profit for the year	—	—	—	—	99,484	99,484
Other comprehensive income for the year	—	—	—	—	—	—
Total comprehensive income for the year	—	—	—	—	99,484	99,484
Addition to share premium	—	—	—	—	—	—
Addition to legal reserve/other reserve	—	—	174,728	(174,728)	—	—
Balance at September 30, 2013	20,000	1,132,088	925,070	(2,173,161)	99,484	3,481

ACCEPTÉ HOLDING BV

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOW

September 30, 2013

	Period Sept 30, 2013	Period Sept 30, 2012
Cash flows from operating activities
Profit of the year	99,484	(80,780)
Adjustments for:
Finance costs recognised in profit or loss	47,450	58,517
Depreciation & Amortisation	150,548	174,083
Income tax expense recognised in profit or loss	28,892	(23,453)
Change in other financial fixed assets	(27,217)	46,071
Movements in working capital:
Change in inventories	—	—
Impairment on trade debtors	64,993	53,550
Change in trade debtors	60,330	80,012
Change in receivables from participators	(100,528)	(12,540)
Change in ticketing fund receivables	1,263,651	484,565
Change in other receivables	(333,519)	160,565
Change in trade creditors	167,941	(49,275)
Change in provision holiday allowance	77,182	(118,264)
Change in other provisions	39,321	—
Change in ticketing fund liabilities	1,278,813	(609,330)
Change in other liabilities	205,644	207,866
Change in taxes and social security contributions	(100,373)	376,232
Interest paid	(30,510)	(96,121)
Income taxes paid		—
Net cash used in operating activities	2,892,102	651,698
Cash flows from investing activities
Payment for tangible fixed assets	(215,648)	(26,473)
Payment for intangible fixed assets	(273,803)	(328,522)
Net cash used in investing activities	(489,451)	(354,995)
Cash flows from financing activities
Attracted long-term debt	400,000	—
Repayment of debt to credit institutions	(63,000)	(63,000)
Net cash used in financing activities	337,000	(63,000)
Net decrease in cash and cash equivalents	2,739,651	233,703
Cash and cash equivalents at the beginning of the period	2,816,928	3,726,268
Cash and cash equivalents at the end of the period	5,556,579	3,959,971

ACCEPTÉ HOLDING BV

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2013

General

Activities

Accepté Holding B.V. (having its legal seat at Nieuwe Boteringestraat 28-30, Groningen, The Netherlands), hereinafter the “Company” and its group companies, together the “Group”, doing business as Paylogic, is a b-2-b and b-2-c brand which provides public event organizers with different ICT solutions. The core activity is to deliver an extensive system and service intended for the supply and distribution of tickets for organizers of public events of every size.

Group structure

Accepté Holding B.V. heads a group of companies. A list of these consolidated companies is included below.

Consolidated companies:

Name	Legal seat	Share in issued capital
Paylogic Nederland B.V.	Groningen, The Netherlands	100%
Getlogic Nederland B.V.	Groningen, The Netherlands	100%
Paylogic Deutschland GmbH	Berlin, Germany	100%
Stichting Paylogic Foundation	Groningen, The Netherlands	n/a

Summary of selected and significant accounting policies

The principal accounting policies and method of computations applied in these consolidated interim financial statements are consistent with those applied in the annual financial statements for the year ended 31 December 2012, unless otherwise stated below. These policies have been consistently applied to all the periods presented, unless otherwise stated.

Basis of preparation

The consolidated interim financial statements as of and for the nine months ended September 30, 2013 have been prepared in accordance with IAS 34 ‘Interim Financial Reporting’. As permitted by IAS 34, the consolidated interim financial statements do not include all of the information required for full annual financial statements and the notes to these consolidated interim financial statements are presented in a condensed format. Accordingly, the condensed consolidated interim financial statements should be read in conjunction with the annual financial statements for the year ended 31 December 2012, which have been prepared in accordance with International Financial Reporting Standards (IFRS) and IFRIC interpretations.

Other new accounting standards and developments

Effective from 1 January 2013, the Company adopted the following IFRS standards:

1.              IFRS 10 ‘Consolidated financial statements’

2.              IFRS 11 ‘Joint arrangements’

3.              IFRS 12 ‘Disclosures of interests in other entities’

4.              IFRS 13 ‘Fair value measurement’

ACCEPTÉ HOLDING BV

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

September 30, 2013

All the above mentioned standards as well as all other standards and interpretations issued and effective for the reporting period starting 1 January 2013 did not have a material impact for the group. All IFRS standards and interpretations that were in issue but not yet effective for reporting periods beginning on 1 January 2013 have not yet been adopted and are not expected to have material impact on the group.

Use of estimates

The preparation of these interim financial statements requires management to make certain assumptions, estimates and judgements that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities as of the date of the interim financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period or in the period of revision and the future periods if the revision affects both current and future periods. For areas involving higher degree of judgement or areas where assumptions and estimates are significant to the (interim) financial statements, reference is made to the ‘Critical accounting judgements and key sources of estimation uncertainty’ included in the Consolidated financial statements in the 2012 Annual accounts.

All intra-group transactions, balances, income and expenses are eliminated in full on consolidation.

Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable. Revenue is reduced for estimated customer returns, rebates and other similar allowances. Revenue is influenced due to seasonality.

Sale of goods

Revenue from the sale of goods is recognised when the goods are delivered and titles have passed, at which time all the following conditions are satisfied:

•        the Group has transferred to the buyer the significant risks and rewards of ownership of the goods;

•        the Group retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;

•        the amount of revenue can be measured reliably;

•        it is probable that the economic benefits associated with the transaction will flow to the Group; and

•        the costs incurred or to be incurred in respect of the transaction can be measured reliably.

Interest income

Interest income from a financial asset is recognised when it is probable that the economic benefits will flow to the Group and the amount of income can be measured reliably. Interest income is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable,

ACCEPTÉ HOLDING BV

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

September 30, 2013

which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to that asset’s net carrying amount on initial recognition.

Taxation

The tax currently payable is based on taxable profit for the year. Taxable profit differs from ‘profit before tax’ as reported in the consolidated (statement of profit or loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognised on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences. Deferred tax assets are generally recognised for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilised. Such deferred tax assets and liabilities are not recognised if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax liabilities and assets are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realised, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Current and deferred tax are recognised in profit or loss, except when they relate to items that are recognised in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognised in other comprehensive income or directly in equity respectively. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

Property, plant and equipment

During the first nine months ended September 30, 2013, there was no significant net movement in Property, plant and equipment.

Intangible assets

Intangible assets acquired separately:

Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortisation and accumulated impairment losses. Amortisation is recognised on a straight-line basis over their estimated useful lives. The estimated useful life and amortisation method

ACCEPTÉ HOLDING BV

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

September 30, 2013

are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets with indefinite useful lives that are acquired separately are carried at cost less accumulated impairment losses.

Internally-generated intangible assets—research and development expenditure:

Expenditure on research activities is recognised as an expense in the period in which it is incurred.

An internally-generated intangible asset arising from development (or from the development phase of an internal project) is recognised if, and only if, all of the following have been demonstrated:

•        the technical feasibility of completing the intangible asset so that it will be available for use or sale;

•        the intention to complete the intangible asset and use or sell it;

•        the ability to use or sell the intangible asset;

•        how the intangible asset will generate probable future economic benefits;

•        the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

•        the ability to measure reliably the expenditure attributable to the intangible asset during its development.

The amount initially recognised for internally-generated intangible assets is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally-generated intangible asset can be recognised, development expenditure is recognised in profit or loss in the period in which it is incurred.

Subsequent to initial recognition, internally-generated intangible assets are reported at cost less accumulated amortisation and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

Derecognition of intangible assets:

An intangible asset is derecognised on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognised in profit or loss when the asset is derecognised.

Impairment of tangible and intangible assets other than goodwill:

At the end of each reporting period, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). When it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the combined asset the individual asset is part of.

Intangible assets with definite useful lives and intangible assets not yet available for use are tested whenever there is an indication that the asset may be impaired.

ACCEPTÉ HOLDING BV

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

September 30, 2013

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

When an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset in prior years. A reversal of an impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

In January 2013 Paylogic invested for 26.509 euro in the website domain name paylogic.com.

Notes to the specific items of the unaudited consolidated statement of profit or loss

Employee benefits expense

	Sept 30, 2013	Sept 30, 2012
	EUR	EUR
Wages and salaries	2,643,310	2,019,008
Grants	(123,982)	(83,769)
Capitalized internal developments	(188,035)	(424,238)
Social security expenses	356,434	297,264
	2,687,727	1,808,265

Average number of employees

The average number of employees for the year, converted to full-time equivalents, was:

	Sept 30, 2013	Sept 30, 2012
Year average FTE	68	54

ACCEPTÉ HOLDING BV

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

September 30, 2013

Other operating expenses

	Sept 30, 2013	Sept 30, 2012
	EUR	EUR
Other personnel expenses	257,075	164,610
Housing expenses	282,913	240,376
Sales expenses	228,019	57,191
Office expenses	176,674	155,787
Transport expenses	69,296	61,160
General expenses	255,619	177,813
	1,269,596	856,937

Income tax expense

	Sept 30, 2013	Sept 30, 2012
	EUR	EUR
Corporate income tax
Deferred taxes	28,892	(23,453)
	28,892	(23,453)

The total income tax credit for the year can be reconciled to the accounting profit as follows:

	Sept 30, 2013	Sept 30, 2012
	EUR	EUR
Profit before tax	128,376	(104,233)
Income tax calculated at 22.5%	28,885	(23,453)
Other	7	—
Income tax recognised in statement of profit or loss	28,892	(23,453)

Deferred taxes are valuated at 22.5% corporate income tax rate applied to the fiscal profit before taxes. A 22.5% corporate income tax rate is used as a weighted average for current applicable corporate income tax rate of The Netherlands. Fiscal profit before taxes is calculated by deducting the acquisitions of intangible fixed assets and additions to the intangible fixed assets by internal development from the consolidated profit before taxes.

Deferred tax assets arise from the following:

2012	Balance as at January 1	Credited to income	Balance as at December 31
	EUR	EUR	EUR
Deferred tax credit	252,157	(10,294)	241,863
	252,157	(10,294)	241,863

2013	Balance as at January 1	Change	Balance as at September 30
	EUR	EUR	EUR
Deferred tax credit	241,863	(28,892)	212,971
	241,863	(28,892)	212,971

ACCEPTÉ HOLDING BV

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

September 30, 2013

Notes to the specific items of the unaudited consolidated statement of financial position

Intangible fixed assets

Research and development costs
EUR
Balance as at January 1, 2012	393,499
Acquisitions	58,916
Additions from internal developments	424,238
Depreciations	(126,311)
Balance as at December 31, 2012	750,342
Acquisitions	71,797
Additions from internal developments	188,035
Amortisations	(85,104)
Balance as at September 30, 2013	925,070
Accumulated acquisition value	1,222,815
Accumulated amortization and other impairments as at December 31	(472,473)
Balance as at December 31, 2012	750,342
Accumulated acquisition value	1,482,647
Accumulated amortization and other impairments as at September 30	(557,577)
Balance as at September 30, 2013	925,070

Intangible fixed assets with a limited lifespan have been amortised. The amortisation plan used is linear amortisation over lifespan of 20 years for the “Paylogic ticketing platform” and 5 years for other intangible fixed assets.

Financial fixed assets

	30 Sept. 2013	31 Dec. 2012
	EUR	EUR
Deferred tax asset	212,971	241,863
Other receivables	21,182	18,899
	234,153	260,762

Deferred tax assets are generally recognised for all deductible temporary differences and deductible losses to the extent that it is probable that taxable profits will be available against which those deductible temporary differences and deductible losses can be utilised. As stated in the “Key assumptions”, the recoverability of the deferred tax assets has been assessed.

ACCEPTÉ HOLDING BV

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

September 30, 2013

Trade and other receivables

	30 Sept. 2013	31 Dec. 2012
	EUR	EUR
Receivables from trade debtors	189,616	314,939
Other receivables, prepayments and accrued income	1,825,747	2,755,879
	2,015,363	3,070,818

Other receivables amounting to EUR 490,052 (2012: EUR 1,753,703) are receivables of ticketing funds by Stichting Paylogic Foundation from financial institutions and retail chains.

The total amount of receivables and cash held by Stichting Paylogic Foundation are equal to the total amount of current liabilities of Stichting Paylogic Foundation.

An amount of EUR 0 of the total amount of receivables has a remaining term over 1 year.

Receivables from trade debtors:

	30 Sept. 2013	31 Dec. 2012
	EUR	EUR
Debtors	313,288	373,618
Provision for uncollectable debtors	(123,672)	(58,679)
	189,616	314,939

Other receivables, prepayments and accrued income:

	30 Sept. 2013	31 Dec. 2012
	EUR	EUR
Accrued income and prepaid expenses	1,474,917	1,991,399
VAT Receivable	142,211	—
Other receivables	208,619	764,480
	1,825,747	2,755,879

Cash and cash equivalents

	30 Sept. 2013	31 Dec. 2012
	EUR	EUR
Cash and cash equivalents	5,556,579	2,816,928
	5,556,579	2,816,928

Cash balances amounting to EUR 6,067,611 (2012: EUR 3,105,436) are held by Stichting Paylogic Foundation and EUR 14.542 (2012: EUR 14.542) is restricted. Both amounts are not at free disposal of the group

ACCEPTÉ HOLDING BV

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

September 30, 2013

Issued capital

The issued share capital of the company amounts to EUR 20,000, divided into 1,999,998 ordinary shares of EUR 0.01, 1 preference share of EUR 0.01 and no priority shares. The total number of issued shares is 1,999,999. The issued share capital has not changed during the year 2013. Extra-ordinary rights assigned to combined holders of preference share(s) are blocking rights on the following subjects to be decided in the General Meeting of Shareholders:

a)             issuing and/or transference of shares;

b)             reduction of issued capital;

c)              appointment of directors and wages of directors;

d)             appropriation of the result;

e)              changes to the statutes;

f)               merger by or split-up of the Company;

g)              discontinuance or liquidation of the Company.

Share premium

Share premium amounting to EUR 1,132,088 (2012: EUR 1,132,088) is allocated to 1 preference share outstanding. An amount of EUR 708,000 has been paid for in cash. An amount of EUR 424,088 has been allocated from the other reserves.

Legal and statutory reserve

Under Article 2:365 of the Netherlands Civil Code the Group has formed a legal and statutory reserve. The basis of this reserve is the activities on research and development on the Paylogic platform for which personnel expenses and acquisitions have been activated and formed as intangible fixed assets in the statement of financial position. The amount of the legal and statutory reserve is equal to the accumulated additions from internal developments and acquisitions.

Long-term liabilities

Debts to group companies and other long-term liabilities

A summary of the movements in 2012 is given below:

	Balance as at January 1	Change	Balance as at December 31
	EUR	EUR	EUR
Loans payable to Noorderhuys Participaties	590,556	53,150	643,706
Credit facility ING Bank N.V.	290,000	(84,000)	206,000
Other long-term liabilities	450,000	—	450,000
	1,330,556	(30,850)	1,299,706

ACCEPTÉ HOLDING BV

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

September 30, 2013

A summary of the movements in 2013 is given below:

	Balance as at January 1	Change	Balance as at Sept. 30
	EUR	EUR	EUR
Loans payable to Noorderhuys Participaties	643,706	39,218	682,924
Credit facility ING Bank N.V.	206,000	337,000	543,000
Loans payable to lessor	—	70,000	70,000
Other long-term liabilities	450,000	—	450,000
	1,299,706	446,218	1,745,924

The redemption obligations within 12 months after the financial year- end have been included under the current liabilities.

The interest rate of the long-term liabilities is 9.0%. There are no securities or guarantees provided to the lender of the long-term liabilities. The long-term liabilities are subordinated.

Of this liability, EUR 1,063,000 has a term of 1 - 5 years. Of this liability, EUR 682,924 has a term exceeding 5 years.

The long-term loan to the lessor is due to a contractual contribution on interior investments on the new location de Ruijterkade in Amsterdam.

The Group has a current account credit facility of EUR 1,327,000 at ING Bank NV. The credit facility includes a EUR 227,000 government backed guarantor subordinate loan. This credit facility has a term of 32 months. Redemption is EUR 21,000 per quarter. As security for the debts to credit institutions, a pledge has been established on debtors, receivables and inventories of Accepté Holding B.V. and its subsidiaries, excluding Stichting Paylogic Foundation.

Current liabilities

	30 Sept. 2013	31 Dec. 2012
	EUR	EUR
Debts to credit institutions	84,000	84,000
Debts to suppliers and trade credits	370,103	202,162
Taxes and social security contributions	88,106	188,863
Other liabilities	6,823,016	5,453,383
	7,365,225	5,928,408

Taxes and social security contributions:

	30 Sept. 2013	31 Dec. 2012
	EUR	EUR
Pension debts	1,018	—
VAT balance payable end of FY	—	17,379
Payroll taxes paid	87,088	171,484
	88,106	188,863

ACCEPTÉ HOLDING BV

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

September 30, 2013

Other liabilities:

	30 Sept. 2013	31 Dec. 2012
	EUR	EUR
Commitment holiday allowance	164,623	87,441
Other liabilities	6,658,393	5,365,942
	6,823,016	5,453,383

Liabilities amounting to EUR 6,407,685 (2012: EUR 5,128,872) are a liability due to ticketing funds held by Stichting Paylogic Foundation.

Contingent assets and liabilities

Accepté Holding B.V., Getlogic Nederland B.V. and Paylogic Nederland B.V. are a fiscal unity for corporate income tax and VAT purposes and for that reason the company is jointly and severally liable for the tax liabilities of the whole fiscal unity.

Annual lease obligations entered into with third parties in respect to property are EUR 442,000 in total. The remaining term of the lease contracts is 14 years. The subsequent obligations for these leases are EUR 1,700,000 in total. Of this amount EUR 300,000 is due after one year and EUR 1,400,000 is due after five years.

Financial Statements of Planned Acquisition

ROCK WORLD S.A.

Financial statements on

December 31, 2012 and 2011

ROCK WORLD S.A.

Financial statements on

December 31, 2012 and 2011

CONTENT

Independent auditors’ report on the financial statements
Balance sheets
Statements of operations
Statements of comprehensive income (loss)
Statements of changes in shareholders’ equity
Statements of cash flows
Notes to the financial statements

KPMG Auditores Independentes Av. Almirante Barroso, 52 - 4º 20031-000 - Rio de Janeiro, RJ - Brasil Caixa Postal 2888 20001-970 - Rio de Janeiro, RJ - Brasil	Central Tel Fax Internet	55 (21) 3515-9400 55 (21) 3515-9000 www.kpmg.com.br

Independent auditors’ report on the financial statements

To

The Directors and Shareholders of

Rock World S.A.
Rio de Janeiro - RJ

We have audited the individual and consolidated financial statements of Rock World S.A. (“the Company”), identified as Parent Company and Consolidated, respectively, which comprise the balance sheet as of December 31, 2012 and the respective statements of operations, comprehensive income (loss), changes in shareholders’ equity and cash flows for the year then ended, as well as a summary of significant accounting policies and other notes to the financial statements.

Management’s responsibility for the financial statements

The Company’s management is responsible for the preparation and fair presentation of the individual financial statements in accordance with accounting practices adopted in Brazil and of the consolidated financial statements in accordance with International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board (IASB), and in accordance with accounting practices adopted in Brazil, as well as for the internal controls, which they deemed necessary to enable the preparation of financial statements free of material misstatements, regardless of whether due to fraud or error.

Independent auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit, conducted in accordance with Brazilian and International Standards on Auditing. These standards require compliance of ethical requirements by the auditor and that the audit be planned and performed for the purpose of obtaining reasonable assurance that the financial statements are free from material misstatement.

An audit involves performing selected procedures to obtain evidence with respect to the amounts and disclosures presented in the financial statements. The procedures selected depend on the auditor’s judgment, and include the assessment of the risks of material misstatements of the financial statements, regardless of whether due to fraud or error. In the assessment of these risks, the auditor considers the relevant internal controls for the preparation and fair presentation of the Company’s financial statements, in order to plan audit procedures that are appropriate in the circumstances, but not for purposes of expressing an opinion on the effectiveness of the Company’s internal controls. An audit also includes evaluating the adequacy of the accounting practices used and the reasonableness of the accounting estimates made by management, as well as evaluating the overall presentation of the financial statements taken as a whole.

We believe that the audit evidence obtained is sufficient and appropriate for expressing our opinion.

KPMG Auditores Independentes, uma sociedade simples brasileira e firma-membro da rede KPMG de firmas-membro independentes e afiliadas à KPMG International Cooperative (“KPMG International”), uma entidade suíça.

KPMG Auditores Independentes, a Brazilian entity and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

Independent auditors’ report on the financial statements (cont.)

Opinion on the individual financial statements

In our opinion, the aforementioned individual financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2012, its financial performance and its cash flows for the year then ended in accordance with accounting practices adopted in Brazil.

Opinion on the consolidated financial statements

In our opinion, the aforementioned consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2012, its consolidated financial performance and its consolidated cash flows for the year then ended, in accordance with the International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB) and accounting practices adopted in Brazil.

Emphasis of matters

As mentioned in Note 3, the individual financial statements were prepared in accordance with accounting practices adopted in Brazil. In the case of Rock World S.A., these practices differ from IFRS, applicable to the separate financial statements, only with respect to the valuation of the investments in subsidiaries and associated company, by the equity method of accounting, while for IFRS they would be valued at cost or fair value. Our opinion is not qualified with respect to this matter.

As mentioned in Note 3, the individual and consolidated financial statements for the year ended December 31, 2012 have been restated as required by IAS 8 - Accounting Policies, Changes in Accounting Estimates and Errors, to correct an error identified related to the measurement of the Company´s investment in the associate Rock Street. We had previously issued a qualified opinion related to this matter on the individual and consolidated financial statements of Rock World S.A. as of and for the year ended December 31, 2012 on August 6, 2013. Our opinion is not qualified with respect to this matter.

Other matters

The individual and consolidated financial statements of Rock World S.A. as of December 31, 2011 and for the period from February 7, 2011 (date of inception) to December 31 , 2011, presented for comparative purposes, were not audited by us or other independent auditors.

Rio de Janeiro, January 24, 2014

KPMG Auditores Independentes

CRC SP-014428/O-6 F-RJ

Luis Claudio França de Araújo

Accountant CRC RJ-091559/O-4

ROCK WORLD S.A.

BALANCE SHEETS

December 31, 2012 and 2011

(Reais thousand)

		Parent Company		Consolidated
	Note	2012	2011	2012	2011
		(as restated)	(unaudited)	(as restated)	(unaudited)
Current Assets
Cash and cash equivalents	5	3,208	1	6,657	1
Accounts receivable	6	12,417	—	13,720	—
Recoverable taxes	7	762	—	2,683	—
Advances to suppliers		223	—	619	—
Prepaid expenses	8	8,617	—	7,357	—
Deferred service tax (ISS)		851	—	851	—
Other accounts receivable		8	—	441	—
		26,086	1	32,328	1
Non-current assets				—	—
				—	—
Deferred taxes IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income)	15	1,920	—	1,920	—
Other financial assets	9	150	—	1,544	—
		2,070		3,464
Investments	10	655		655
Fixed assets	11	2,633	—	3,456	—
Intangible assets		85	—	90	—
		3,373	—	4,201	—
Total assets		31,529	1	39,993	1

The explanatory notes are an integral part of the financial statements.

ROCK WORLD S.A.

BALANCE SHEETS (Continued)

December 31, 2012 and 2011

(Reais thousand)

		Parent Company		Consolidated
	Note	2012	2011	2012	2011
		(as restated)	(unaudited)	(as restated)	(unaudited)
Current Liabilities
Suppliers		718	—	1,993	—
Loans and financing	12	—	—	19,262	—
Derivative financial instruments	22	647		647
Taxes payable	13	197	—	4,721	—
Advances from customers		55	—	55	—
Deferred revenues	14	34,122	—	34,122	—
Other accounts payable		44	—	1,282	—
		35,783		62,082
Non-current liabilities
Suppliers—Related Parties	16.1	1,464	—	—	—
Loans and financing	12	—	—	12	—
Provision for subsidiary’s negative equity	10.3	6,121	—	—	—
Other provisions		—	—	612	—
		7,585		624
Shareholders’ equity
Capital	17	9,428	501	9,428	501
(–) Capital to be paid in		(6)	(500)	(6)	(500)
(–) Treasury shares		(392)	—	(392)	—
Other comprehensive income (loss)	17	(652)	—	(652)	—
Accumulated losses	17	(20,217)	—	(20,217)	—
Controlling interest		(11,839)	1	(11,839)	1
Noncontrolling interest		—	—	(10,874)	—
Total shareholders’ equity		(9,833)	1	(22,713)	1
Total liabilities and shareholders’ equity		31,529	1	39,993	1

The explanatory notes are an integral part of the financial statements.

ROCK WORLD S.A.

STATEMENTS OF OPERATIONS

Year ended December 31, 2012 and period from February 7, 2011

(date of inception) to December 31, 2011

(Reais thousand)

		Parent Company		Consolidated
	Note	2012	2011	2012	2011
			(unaudited)		(unaudited)
Net revenues	18	1,332	—	71,903	—
(–) Costs of services rendered		(2,630)	—	(62,752)	—
Gross profit (loss)		(1,298)	—	9,151	—
General and administrative expenses	19	(1,846)	—	(22,951)	—
Selling expenses		(1,441)	—	(1,441)	—
Equity income (loss) from associates	10.3	(7,543)	—	605	—
		(10,830)	—	(23,787)	—
Financial Results	20
Financial expenses		(1,200)	—	(1,705)	—
Financial income		102	—	102	—
		(1,098)	—	(1,603)	—
Loss before income tax and social contribution tax		(13,226)	—	(16,239)	—
Income tax and social contribution tax
Current taxes	15	—	—	(312)
Deferred taxes	15	1,920	—	1,920
Loss for the year/period		(11,306)	—	(14,631)	—
Noncontrolling interest		—	—	(3,325)	—
Controlling interest		(11,306)	—	(11,306)	—

The explanatory notes are an integral part of the financial statements.

ROCK WORLD S.A.

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

Year ended December 31, 2012 and period from February 7, 2011

(date of inception) to December 31, 2011

(Reais thousand)

	Parent Company		Consolidated
	2012	2011	2012	2011
		(unaudited)		(unaudited)
Loss for the year	(11,306)	—	(14,631)	—
Comprehensive income (loss)
Cumulative translation adjustments	(652)	—	(652)	—
Comprehensive income (loss) for the year/period	(652)	—	(652)	—
Total comprehensive income (loss)	(11,958)		(15,283)	—
Comprehensive income (loss) attributable to:
Controlling interest	(11,958)	—	(11,958)	—
Noncontrolling interest	—	—	(3,325)	—
Total comprehensive income (loss)	(11,958)	—	(15,283)	—

The explanatory notes are an integral part of the financial statements.

ROCK WORLD S.A.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

Year ended December 31, 2012 and period from February 7, 2011 (date of inception) to December 31, 2011

(Reais thousand)

	Subscribed Capital	Capital to be paid in	Total Capital	Treasury Shares	Accumulated losses	Comprehensive income (loss)	Total	Noncontrolling interest	Total shareholders’ equity
Balances as of February 7, 2011 (unaudited)	—	—	—		—	—	—	—	—
Capital	501	—	501		—	—	501	—	501
(–) Capital to be paid in	—	(500)	(500)		—	—	(500)	—	(500)
Balance as of December 31, 2011 (unaudited)	501	(500)	1				1		1
Capital increase	8,927	500	9,427	—	—	—	9,427	—	9,427
(–) Capital to be paid in	—	(6)	(6)	—	—	—	(6)	—	(6)
(–) Treasury Shares	—	—	—	(392)	—	—	(392)	—	(392)
Loss for the year	—	—	—	—	(11,306)	—	(11,306)	(3,325)	(14,631)
Acquisition of noncontrolling interests without a change in control	—	—	—	—	(645)		(645)	—	(645)
Cumulative translation adjustments	—	—	—	—	—	(652)	(652)	—	(652)
Acquisition of subsidiary under common control	—	—	—	—	(8,266)	—	(8,266)	—	(8,266)
Noncontrolling interest	—	—	—	—	—	—	—	(7,549)	(7,549)
Balances as of December 31, 2012 (as restated)	9,428	(6)	9,422	(392)	(20,217)	(652)	(11,839)	(10,874)	(22,713)

The explanatory notes are an integral part of the financial statements.

ROCK WORLD S.A.

STATEMENTS OF CASH FLOWS

Year ended December 31, 2012 and period from February 7, 2011

(date of inception) to December 31, 2011

(Reais thousand)

	Parent Company		Consolidated
	2012	2011	2012	2011
Cash flows from operating activities
Loss for the year	(11,306)	—	(14,631)	—
Depreciation and amortization	11	—	220	—
Equity income (loss) from associates	7,543	—	(605)	—
Deferred taxes	(1,920)	—	(1,920)	—
Exchange variation	744	—	744	—
	(4,928)	—	(16,192)	—
Changes in assets and liabilities:
Assets (increase)/decrease
Accounts receivable	(12,417)	—	(5,672)	—
Recoverable Taxes	(762)	—	(1,788)	—
Advances to suppliers	(223)	—	(619)	—
Prepaid expenses	(8,345)	—	15,538	—
Deferred service tax (ISS)	(851)	—	(799)	—
Advances for investment	(150)	—	(150)	—
Accounts receivable—related parties	(272)	—	1,801	—
Other financial assets	—	—	1,239	—
Other assets	(8)	—	4,582	—
	(23,028)	—	14,132	—
Liabilities increase/(decrease)
Suppliers	717	—	(9,075)	—
Taxes and social contributions	197	—	571	—
Advances from customers	55	—	55	—
Deferred revenues	34,122	—	(1,491)	—
Suppliers—related parties	1,464	—	462	—
Other liabilities	45	—	(4,450)	—
	36,600	—	(13,928)	—
Net cash provided by (used in) operating activities	8,644	—	(15,988)	—
Cash flows from investing activities
Acquisition of subsidiary under common control and others	(12,130)	—	(148)	—
Acquisition of fixed assets	(2,644)	—	(3,197)	—
Acquisition of intangible assets	(32)	—	(32)	—
Proceeds from sale of fixed assets	—	—	45	—
Acquisition of subsidiary, net of cash acquired	—	—	7,244	—
Net cash provided by (used in) investingactivities	(14,806)	—	3,912	—
Cash flows from financing activities
Capital increase	9,369	1	9,369	1
Treasury shares	—	—	(392)	—
Loans and financing	—	—	9,810	—
Net cash provided by (used in) financing activities	9,369	1	18,787	1
Net increase in cash and cash equivalents	3,207	1	6,711	1
Cash and cash equivalents at the beginning of the year	1	—	1	—
Effect of exchange variations on cash and cash equivalents	—	—	(55)
Cash and cash equivalents at the end of the year	3,208	1	6,657	1
	3,207	1	6,711	1

The explanatory notes are an integral part of the financial statements.

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements

(Reais thousand)

1 Operations

Rock World S.A. (“Rock World” or “the Company”) is a non-public company, established in Rio de Janeiro, State of Rio de Janeiro, Brazil. The Company was incorporated on February 07, 2011, under the corporate name of Focuspar Participações S.A., and changed it to Rock World S.A. on December 16, 2011. The Company’s operations commenced on February 07, 2012. The operations of subsidiaries and associated companies are described in Note 4d.

The Company’s business purpose is: (i) promotion, performance and organization of events open to the general public, which main attraction is music and may include secondary attractions of various kinds, social activities and commercialization of food and other products, as well as services in general, carried out throughout several days and involving musical attractions, musicians or bands, in Brazil or abroad, under the name Rock in Rio (Festival Rock in Rio); (ii) creation and marketing of the cultural and artistic content related to the Rock in Rio festivals and/or the use of the Rock in Rio brands; (iii) licensing and/or transfer of rights to use the Rock in Rio brand and other brands related to it; (iv) management of loyalty program that uses the Rock in Rio brand; and (v) marketing campaigns related to the festivals and to the Rock in Rio brands.

2 Acquisition of subsidiary

On May 25, 2012, the Company acquired 105,800 new shares issued by Better World—Comunicação, Publicidade e Entretenimento S.A. (“Better World”), a company based in Lisbon, Portugal, corresponding to 91.36% of its capital, for Brazilian Reais (R$) 1,326 in a common control transaction recorded at cost.

From August to October 2012, Better World issued 350,000 additional new shares, which were acquired by the Company for R$ 4,572. In September 2012, Better World purchased own shares which were held by other shareholders and is holding them in treasury.Therefore, since September 2012, Rock World owns 100% of Better World’s outstanding shares.

Better World has the following investments:

Rock In Rio Madrid S.A.	60,00%
Better SL	100,00%

The acquisition price, effects of the acquisition and results from this investment during the year are disclosed in Note 10.

3 Basis of preparation and significant accounting policies;

a.                                      Statement of compliance (with respect to IFRS and CPC standards)

These financial statements include:

•                  The consolidated financial statements prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB) and also in accordance with accounting practices adopted in Brazil (BR GAAP), which includes

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

3 Basis of preparation and significant accounting policies; (Continued)

the pronouncements issued by the Accounting Pronouncements Committee (Comitê de Pronunciamentos Contábeis—CPCs); and;

•                  The individual financial statements of the Parent Company were prepared in accordance with BR GAAP.

•                  The accounting policies set out below have been applied consistently by the subsidiaries and associates.

The individual financial statements of the Parent Company were prepared in accordance with BR GAAP. In our case, these practices differ from IFRS, applicable to the separate financial statements, only with respect to the valuation of the investments in subsidiaries and associated company, by the equity method of accounting, while for IFRS they would be valued at cost or fair value

However, there is no difference between the consolidated shareholders’ equity and statements of operations and the parent company’s shareholders’ equity in its individual financial statements. Thus, the consolidated and individual financial statements are presented side-by-side on a single set of financial statements.

The issuance of the individual and consolidated financial statements were authorized at a shareholders’ meeting held on January 10, 2014.

b.                                      Restatement of the individual and consolidated financial statements as of and for the year ended December 31, 2012

The individual and consolidated financial statements as of and for the year ended December 31, 2012, originally issued on August 6, 2013, have been corrected and are being restated as required by IAS 8—Accounting Policies, Changes in Accounting Estimates and Errors. In connection with the acquisition of Better World in May 2012 management is now writing-off the carrying amount of Better World’s investment in the associate Rock Street, an entity under common control of the Company’s shareholders, which should have been written-off upon the recording of the acquisition as there was no possibility of recovering the value of the investment. The write-off of the carrying amount of the investment of R$ 2,006 has been recorded against equity, in connection with the recording of the entries relating to the acquisition of a subsidiary under common control i.e. Better World. Consequently, the provision for subsidiary’s negative equity has been adjusted by the same amount in the Parent Company balance sheet. The restatement has no impact on the statements of operations and cash-flows of the Company.

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

3 Basis of preparation and significant accounting policies; (Continued)

Therefore, the balance sheet as of December 31, 2012 has been restated as shown below:

Restated balance sheet at December 31, 2012

	Parent Company
	Previously Presented	Adjustment	As Restated Dec 31, 2012
Current Assets
Cash and cash equivalents	3,208	—	3,208
Accounts receivable	12,417	—	12,417
Recoverable taxes	762	—	762
Advances to suppliers	223	—	223
Prepaid expenses	8,617	—	8,617
Deferred service tax (ISS)	851	—	851
Other accounts receivable	8	—	8
	26,086	—	26,086
Non-current assets
Deferred taxes IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income)	1,920	—	1,920
Other financial assets	150	—	150
	2,070	—	2,070
Investments	655	—	655
Fixed assets	2,633	—	2,633
Intangible assets	85	—	85
	3,373	—	3,373
Total assets	31,529	—	31,529

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

3 Basis of preparation and significant accounting policies; (Continued)

	Individual
	Previously Presented	Adjustments	As Restated Dec 31, 2012
Current Liabilities
Suppliers	718	—	718
Derivative financial instruments	647	—	647
Taxes payable	197	—	197
Advances from customers	55	—	55
Deferred revenue	34.122	—	34.122
Other accounts payable	44	—	44
	35.783	—	35.783
Non-current liabilities
Suppliers—Related Parties	1.464	—	1.464
Provision for subsidiary’s negative equity	4.115	2.006 (i)	6.121
	5.579	2.006	7.585
Shareholders’ equity
Capital	9.428	—	9.428
(–) Capital to be paid in	(6)	—	(6)
(–) Treasury shares	(392)	—	(392)
Other Comprehensive Income (loss)	(652)	—	(652)
Retained earnings (Accumulated Losses)	(18,211)	(2.006)	(20,217)
Controlling interest	(9.833)	(2.006)	(11.839)
Noncontrolling interest	—	—	—
Total shareholders’ equity	(9.833)	(2.006)	(11.839)
Total liabilities and shareholders’ equity	31.529	—	31.529

(i)                                     As a result of the write-off of Better World’s investment in Rock Street, Better World’s negative equity increased. Therefore, the provision for subsidiary’s negative equity increased in the Parent Company’s financial statements.

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

3 Basis of preparation and significant accounting policies; (Continued)

	Consolidated
	Previously Presented	Adjustments		As Restated Dec 31, 2012
Current Assets
Cash and cash equivalents	6,657	—		6,657
Restricted cash	—	—		—
Accounts receivable	13,720	—		13,720
Recoverable taxes	2,683	—		2,683
Advances to suppliers	619	—		619
Prepaid expenses	7,357	—		7,357
Deferred service tax (ISS)	851	—		851
Other accounts receivable	441	—		441
	32,328	—		32,328
Non-current assets
Deferred taxes IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income)	1,920	—		1,920
Other financial assets	1,544	—		1,544
	3,464	—		3,464
Investments	2,661	(2,006	)(ii)	655
Fixed assets	3,456	—		3,456
Intangible assets	90	—		90
	6,207	(2,006)		4,201
Total assets	41,999	(2,006)		39,993

(ii)          Write-off of Better World’s investment in Rock Street.

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

3 Basis of preparation and significant accounting policies; (Continued)

		Consolidated
	Note	Previously Presented	Adjustments	As Restated Dec 31, 2012
Current Liabilities
Suppliers		1,993	—	1,993
Loans and financing		19,262	—	19,262
Derivative financial instruments		647	—	647
Taxes payable		4,721	—	4,721
Advances from customers		55	—	55
Deferred revenue		34,122	—	34,122
Other accounts payable		1,282	—	1,282
		62,082	—	62,082
Non-current liabilities
Loans and financing		12	—	12
Other provisions		612	—	612
		624	—	624
Shareholders’ equity Capital		9,428	—	9,428
(-) Capital to be paid in		(6)	—	(6)
(-) Treasury shares		(392)	—	(392)
Other Comprehensive Income (loss)		(1,297)	—	(1,297)
Retained earnings (Accumulated Losses)		(17,566)	(2,006)	(19,572)
Controlling interest		(9,833)	(2,006)	(11,839)
Noncontrolling interest		(10,874)	—	(10,874)
Total shareholders’ equity		(20,707)	(2,006)	(22,713)
Total liabilities and shareholders’ equity		41,999	(2,006)	39,993

c.               Measurement basis

The individual and consolidated financial statements were prepared based on the historical cost, except for financial instruments measured at fair value through profit or loss, such as derivatives, which are measured at fair value.

d.              Use of estimates and judgments

The preparation of the consolidated and individual financial statements requires that Management make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, revenues and expenses.

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

3 Basis of preparation and significant accounting policies; (Continued)

Estimates and assumptions are reviewed on an ongoing basis. Changes in accounting estimates are recognized in the year they are revised and in any future periods which may be affected.

Given the uncertainties inherent in the estimation process and the use of judgments, actual amounts of settlement of transactions may differ significantly from the amounts recorded in the financial statements. Significant estimates and assumptions used in preparing these financial statements are presented on Note 21.

e.               Functional currency

Individual and consolidated financial statements are presented in R$, the Company’s functional currency. The foreign subsidiaries’ functional currency is the Euro (EUR), as described in item b (3.1).

3.1       Significant accounting practices

The accounting policies described below have been applied consistently to all periods presented in these individual and consolidated financial statements.

a.              Cash and cash equivalents

Cash and cash equivalents include cash, checking account balances and financial investments redeemable within 90 days from the the date of acquisition and with insignificant risks of change in market value.

b.              Translation of balances denominated in foreign currency

The Company’s functional currency is the R$, same currency used for preparing and presenting the financial statements. Monetary assets and liabilities denominated in foreign currency are translated into the functional currency, R$, using the exchange rate in effect on the date of the corresponding balance sheets. Exchange rate gains and losses resulting from the translation of these assets and liabilities from the date of the transactions date to the fiscal year end are recognized as financial income or expenses in the statements of operations.

The exchange gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the year, adjusted using the effective interest and payments during the year, and the amortized cost in foreign currency at the exchange rate at the end of the year. Non- monetary assets and liabilities that are measured at fair value in foreign currencies are retranslated to the functional currency at the exchange rate on the date when the fair value was determined. Non-monetary items that are measured on the basis of historical cost in a foreign currency are translated based on the average exchange rate. Foreign currency difference arising from translation are generally recognized in the statements of operations.

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

3 Basis of preparation and significant accounting policies; (Continued)

b.1       Subsidiaries abroad

Assets and liabilities of foreign operations are translated from their functional currency,EUR into R$ (Rock World S.A.’s functional currency) at the exchange rates as of the reporting dates. Revenues and expenses of foreign operations are translated into R$ at the exchange rates on the transaction dates.

Foreign currency differences from the translation into the presentation currency are recognized in other comprehensive income (loss) and presented in shareholders’ equity. However, if the subsidiary is not a wholly owned subsidiary, the corresponding portion of the translation difference is attributable to non-controlling shareholders.

c.               Accounts receivable

The balance of accounts receivable is comprised primarily of receivables relating to sponsorship contracts signed and tickets sold.

Receivables are initially recognized at fair value and subsequently measured at amortized cost, less estimated losses for impairment of assets.

d.              Prepaid expenses

Mainly related to amounts disbursed in advance, being allocated to profit or loss as the corresponding events occur. Management reviews the carrying value of these assets periodically to determine and measure impairment or whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

e.               Fixed assets

Fixed asset items are recorded at historical acquisition or construction cost, less corresponding accumulated depreciation calculated using the straight- line method based on the assets estimated useful life. Expenses incurred in repairs, renovations or replacement of parts of fixed asset items, when they represent an increase in the fixed asset item’s efficiency, productivity or useful life, are added to the fixed assets. In such cases, the carrying values of the replaced items are written off.

The Company annually reviews the useful life and residual value of the fixed asset items to identify evidence that indicate the need to change prior estimates. This evidence can include economic events, changes in business or technology, or the way the item is being used, among other factors. When evidence is identified and the net carrying value exceeds the recoverable value, an impairment charge is recorded.

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

3 Basis of preparation and significant accounting policies; (Continued)

Depreciation of fixed assets is calculated using the straight-line method at annual rates described on Note 11, which take into consideration the economic useful life of the items (in years):

Machinery and electronics	5
Furniture and fixtures	10
Facilities	10

f.                 Investments

In the parent company’s individual financial statements, subsidiaries and associates are recognized using the equity method of accounting.

g.              Provisions

Provisions are recognized when the following conditions are met: i) the Company has a present obligation (legal or constructive) as a result of a past event; ii) it is likely that economic rewards will be required to settle the obligation; iii) it is possible to reliably estimate the amount of the obligation.

The amount to be provided for is measured using the present value of future cash flows estimated to settle the obligation at a pre-tax rate that reflects current market assessments of the time value of money and the specific risks to the obligation. Financial expenses incurred as a result of elapsed time are recognized in profit or loss.

h.              Adjustment to recoverable value of nonfinancial assets

The carrying values of non-financial assets are reviewed every reporting date to determine whether there is evidence of reduction in their recoverable values. If such evidence is identified an impairment test is performed if the asset’s carrying value exceeds the recoverable value, estimated losses are recorded in order to adjust the asset’s to its recoverable value.

The recoverable value of an asset or a cash-generating unit is the higher amount between the fair value less costs to sell and its value in use.

i.                 Taxes on income

(i)            Income tax and social contribution;

For companies in Brazil, income tax and social contribution tax are calculated based on the income (loss) for the year, adjusted to taxable income by additions and exclusions estabilished in the current legislation. To calculate the income tax a 15% rate is applied, plus a 10% on taxable income exceeding R$ 240, while for social contribution a 9% rate is levied on taxable income.

The balances of deferred income tax and social contribution tax are recorded on accumulated tax losses, negative basis of social contribution and on temporary differences between the carrying amounts

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

3 Basis of preparation and significant accounting policies; (Continued)

of assets and liabilities in the balance sheet and their tax bases, and are presented net of valuation allowance.

The Company annually reassesses the amounts recorded for deferred tax assets in order to conclude whether it is likely that they are realizable, taking into account the estimated generation of future taxable profit as approved by the Management.

(ii)        Corporate Income Tax (IRC)

For companies located in Europe, income tax is determined taking into account the provisions of the Corporate Income Tax (IRC) Code on the Legal Entities’ Income. Payment of Corporate Income Tax (IRC) is made on the basis of self- liquidation statements, which are subject to reviews, corrections and possible adjustments by the tax authorities during the period of four years counting from the year they refer to, except when there are tax losses, tax benefits might have been granted or there are ongoing inspections, claims or challenges, where, depending on the circumstances, the periods are extended or suspended. On the other hand, contributions to Social Security are also subject to reviews, corrections and possible adjustments for a period of ten years up to the year 2000, and five years for the years after 2000.

Deferred taxes refer to temporary difference between the carrying amounts of assets and liabilities and the corresponding amounts used for taxation purposes. Deffered tax assets and liabilities are calculated and assessed periodically using the tax rates expected to be in force on the date of reversal of temporary differences, on an undiscounted basis. Deferred tax assets are recorded only when there is a reasonable expectation of sufficient future tax income to use them.

As of each balance sheet date, a review is made of the temporary differences underlying deferred tax assets to recognize or adjust them based on the current expectation of their future recoverability. Accordingly, in the calculation of deferred tax assets relating to reportable tax losses a 25% income tax rate is considered, as well as a maximum recoverability term of six fiscal years in a row, and for deductible and tax temporary difference, a 26.50% tax rate is considered.

Deferred tax assets and liabilities must be classified in the corresponding noncurrent category.

j.                 Revenue recognition

Revenue is measured at the fair value of the received or receivable consideration, net of returns, trade discounts and rebates. Revenue is recognized when: (i) significant risks and rewards have been transferred to the buyer; (ii) it is likely thathe financial economic rewards will flow to the Company; (iii) associated costs and possible return of goods can be reliably estimated; (iv) there is no ongoing involvement with the goods sold; (v) the amount of revenue can be reliably measured. If it is likely that discounts will be granted and the amount can be reliably measured, then the discount is recognized as a reduction of revenues as sales are being recognized.

Revenues from tickets sold, which have their origin in the sale of tickets online or at the point of sale, are recognized upon the delivery of services, i.e., when events occur. Revenues from contracts for

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

3 Basis of preparation and significant accounting policies; (Continued)

event sponsorships are recognized on completion and/or delivery of the most significant benefit, i.e., when the event occurs.

Revenues from tickets sold and sponsorships before the event are recorded as deferred revenues within liabilities.

k.              Financial Income and Expenses

Financial income comprises primarily the gains on financial investments, increase in the fair value of financial assets and gains of monetary and/or exchange rate variations on financial liabilities. Financial expenses comprise primarily interest, monetary and exchange variations on financial liabilities, decrease in fair value of financial assets and losses on financial assets.

l.                 Other current and noncurrent assets and liabilities

An asset is recognized in the balance sheet when it is likely that future economic rewards will be generated for the Company and its cost or value can be reliably measured.

A liability is recognized in the balance sheet when the Company has a legal or constructive obligation as a result of a past event, and it is likely that an economic outflow of funds will be required to settle it. Provisions are recorded based on the best estimates of the risk involved.

Assets and liabilities are classified as current when their realization or settlement is likely to occur within the next twelve months. Otherwise they are classified as noncurrent.

m.           Financial instruments

Financial instruments are only recognized as from the date on which the Company becomes a party to contractual provisions of the financial instruments. When recognized they are initially recorded at fair value plus transaction costs that are directly attributable to the acquisition, except for financial assets and liabilities classified at fair value through profit or loss, where such costs are directly recorded to income for the year. They are subsequently measured at each balance sheet date in accordance with the rules established for each type of financial asset and liability classification.

•                  Non-derivative financial assets

The Company initially recognizes loans and receivables on the date that they were originated; All other financial assets (including assets designated at fair value through profit or loss) are recognized initially as of the trade date, i.e. the date on which the Company becomes a party to the contractual provisions of the instrument.

The Company derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or when the Company transfers the rights to receive the contractual cash flows on a financial asset in a transaction in which substantially all the risks and rewards of ownership of financial

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

3 Basis of preparation and significant accounting policies; (Continued)

assets are transferred. Any interest that is created or retained by the Company in such transferred financial assets is recognized as a separate asset or liability.

Financial assets or liabilities are offset and the net amount reported in the balance sheet when, and only when, the Company has a legal right to offset the amounts and intends to settle them on a net basis or to realize the asset and settle the liability simultaneously.

The Company classifies non-derivative financial assets in the following categories: financial assets measured at fair value through profit or loss, held-to-maturity investments, loans and receivables and financial assets available for sale.

(i)                                    Financial assets measured at fair value through profit or loss

A financial asset is classified as measured at fair value through profit or loss if it is classified as held for trading, that is, designated as such upon initial recognition. Financial assets at fair value through profit or loss are measured at fair value and changes in fair value of these assets, which take into account any gains from dividends, are recognized in the income for the year.

As of December 31, 2012, the Company had no financial assets classified in this category;

(ii)                                Financial assets held to maturity

If the Company has the intention and capacity to hold debt securities to maturity, then such financial assets are classified as held to maturity. Investments held to maturity are initially recognized at fair value plus any directly attributable transaction costs. After initial recognition, financial assets held to maturity are measured at amortized cost using the effective interest method, less any loss due to impairment.

As of December 31, 2012, the Company had no financial assets classified in this category

(iii)                            Loans and receivables

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in the active market. Such assets are recognized initially at fair value plus any directly attributable transaction costs. After initial recognition, loans and receivables are measured at amortized cost using the effective interest method, less any loss due to impairment.

Loans and receivables comprise cash and cash equivalents, accounts receivable and other receivables

(iv)                              Financial assets available for sale

Financial assets available for sale are non-derivative financial assets that are designated as available for sale or are not classified in any of the previous categories of financial assets. Financial assets available for sale are initially recognized at fair value plus any directly attributable transaction costs. After initial recognition, they are measured at fair value and changes, other than losses from

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

3 Basis of preparation and significant accounting policies; (Continued)

impairment and foreign currency differences on debt securities available for sale, are recognized in other comprehensive income and presented within shareholders’ equity. When an investment is derecognized, the cumulative gain or loss held in other comprehensive income is reclassified to profit or loss.

As of December 31, 2012, the Company had no financial assets classified in this category.

•                  Non-derivative financial liabilities

The Company initially recognizes debt securities issued and subordinated liabilities as of the date that they are originated. All other financial liabilities are initially recognized as of the trade date, i.e. the date on which the Company becomes party to the contractual provisions of the instrument.

The Company derecognizes a financial liability when its contractual obligations are discharged, canceled or expired.

The Company classifies non-derivative financial liabilities in the other financial liabilities category; Such financial liabilities are recognized initially at fair value less any attributable transaction costs; After initial recognition, these financial liabilities are measured at amortized cost using the effective interest method.

Other non-derivative financial liabilities comprise loans and financing, suppliers and other accounts payables.

Unsecured bank balances which have to be paid when required and are an integral part of the Company’s cash management are included as a component of cash and cash equivalents for purposes of the statement of cash flows.

•                  Derivative financial instruments

The Company holds derivatives to hedge their exposure to risks of fluctuation in foreign currency recorded separately.

The Company’s derivatives are initially recognized at fair value and any directly attributable transaction costs are recognized in profit or loss, as incurred. After initial recognition, derivatives are measured at fair value with corresponding changes recognized in the income for the year.

n.                                      New standards and interpretations not yet adopted

Several standards, amendments to standards and interpretations on IFRS issued by the IASB are not yet effective for the year ended December 31, 2012, as follows:

•                  IAS 19 Review—Employee Benefits (CPC 33 (R1));

•                  IFRS 10—Consolidated financial statements (CPC 36 (R3));

•                  IFRS 11—Joint arrangements (CPC 19 (R2));

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

3 Basis of preparation and significant accounting policies; (Continued)

•                  IFRS 12—Disclosure of interests in other entities (CPC 45);

•                  IFRS 13—Fair value measurement (CPC 46);

•                  IFRS 9—Financial instruments (replacement of IAS 39);

New Standards, Amendments to Standards and interpretations are effective for annual periods beginning on or after January 1, 2013, and have not been applied when these financial statements were prepared.

The Accounting Pronouncements Committee has not yet issued an accounting pronouncement or modified existing pronouncements, to encompass IFRS 9.

4 Consolidated financial statements

a.                                      Subsidiaries

The subsidiaries’ financial statements are included in the consolidated financial statements from the date that control commences until the date that control ceases to exist. The subsidiaries’ accounting policies are in line with the policies adopted by the Company.

In the individual financial statements of the Parent Company subsidiaries are recognized under the equity method.

In 2012, Rock World acquired the control of Better World, company based in Lisbon, Portugal, producer of the “Rock in Rio Lisboa” festival and the parent company of Spanish company Rock in Rio Madrid S/A, producer of the “Rock in Rio Madrid” festival.

b.                                      Transactions eliminated on consolidation

Intragroup balances and transactions, and any unrealized income and expenses not arising from intragroup transactions, are eliminated in preparing the consolidated financial statements; Unrealized gains arising from transactions with investees recorded by equity method are eliminated against the investment to the extent of the Company’s interest in the investee; Unrealized losses are eliminated in the same way that unrealized gains are eliminated, but only to the extent that there is no evidence of impairment loss.

The consolidated financial statements include Rock World S/A’s statements, and its subsidiary Better World S/A, including the subsidiaries of the latter, as described in the Note 2.

	Percentage of interest
	2012	2011
Better World S/A.	100%	—

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

4 Consolidated financial statements (Continued)

c.                                       Investments in associated companies

Associated companies are those entities in which the Company, directly or indirectly, has significant influence but no control or joint control over the financial and operating policies. Significant influence reportedly occurs when the Company, directly or indirectly, holds between 20% and 50% of the entity’s voting power.

Investments in associated companies are accounted for using the equity method of accounting and are initially recognized at cost, which includes transaction costs. The consolidated financial statements include the Company’s share in the income or loss for the year and other comprehensive income of the investee, after making adjustments to align the investee’s accounting policies with those of the Company, as from the date on which significant influence begins existing up to the date that significant influence ceases to exist.

When the Company’s share of losses of an investee exceeds its interest in that entity, the carrying value of the investment recorded by the equity method of accounting, including any long-term part of the investment is reduced to nil and recognition of additional losses is discontinued, except when the Company has constructive obligations or has made payments on behalf of the investee, in which case, a provision for loss on investments is recorded.

As of December 31, 2012 and 2011, the Company has the following associated companies:

	Percentage of interest
	2012	2011
Rock Official	50%	—
SCP Aventura	50%	—

Rock Official Ltda is responsible for the production and marketing of all official products of the Rock in Rio festivals. SCP Aventura, in turn, is responsible for the production of the theather play “Rock in Rio, o Musical” and the company will cease to exist when the musical is no longer in theathers.

d.                                      Operation of subsidiaries and associated companies

In 2012 Rock World became holder of 100% of the shares of Better World S/A, a Portuguese company, incorporated in 2003, whose purpose is the promotion, production and performance of music and art shows and the like, not limited to the production of live events.

Also in 2012, Rock World acquired 50% of the quotas of Rock Official Comércio de Roupas Ltda., purpose of which is to develop and market official products of the “Rock in Rio” brand.

On October 10, 2012, Rock World signed a contract creating an associated entity with Aventura Entretenimento Ltda, SCP Aventura, for the production of the play “Rock in Rio—The Musical”, produced and administered by Aventura Entretenimento Ltda. The piece was on show in Rio de

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

4 Consolidated financial statements (Continued)

Janeiro from January to April 2013 and in Sao Paulo during the months of June and July of the same year. The company will be dissolved by the end of fiscal year 2013.

5 Cash and cash equivalents

As of December 31, 2012 and 2011, the balance of cash and cash equivalents is comprised as follows:

	Parent company		Consolidated
	2012	2011	2012	2011
		(unaudited)		(unaudited)
Cash	18	1	22	1
Bank Deposits	19	—	3,464	—
Financial investments	3,171	—	3,171	—
	3,208	1	6,657	1

Financial investments consist of investments in fixed income investment funds with high liquidity. These investments are remunerated substantially based on the percentage change of the Interbank Deposit Certificate (CDI) and are immediately convertible into cash.

6 Accounts receivable

As of December 31, 2012 and 2011, the balance of accounts receivable is as follows:

	Parent company		Consolidated
	2012	2011	2012	2011
		(unaudited)		(unaudited)
Tickets sold	6,624	—	6,624	—
Sponsorships receivable	5,776	—	5,776	—
Other accounts receivable from customers	17	—	1,320	—
	12,417	1	13,720	—

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

7 Recoverable taxes

	Parent company		Consolidated
	2012	2011	2012	2011
		(unaudited)		(unaudited)
COFINS (Contribution for Social Security Financing)	612	—	612	—
PIS (Social Integration Program)	133	—	133	—
Value-added tax	—		953
Income Tax	—		437
Tax credit—RIR Madrid	—		531
Other recoverable taxes	17	—	17	—
	762	—	2,683	—

Balance refers to the values of non-cumulative PIS and COFINS credits of cost of services and supplies deferred in the year 2012.

8 Prepaid expenses

They refer primarily to amounts paid in advance for holding the 2013 Rock in Rio event in the city of Rio de Janeiro—Brazil, mainly represented by costs with organization, marketing and production, and allocated to income at the time the event occurs, which will be in September 2013. The balance is composed as follows:

	Parent company		Consolidated
	2012	2011	2012	2011
		(unaudited)		(unaudited)
Professional services	3,100	—	1,637	—
TV ads	1,984	—	1,984	—
Sales costs	841	—	841	—
Communication	532	—	532	—
Communication initiatives	523	—	523	—
Materials	299	—	299	—
Media	217	—	217	—
Other	1,121	—	1,324	—
	8,617	—	7,357	—

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

9 Other financial assets

	Parent company		Consolidated
	2012	2011	2012	2011
		(unaudited)		(unaudited)
Millennium BCP/Ocidental Seguros(a)	—	—	1,349	—
Other	—	—	45	—
	—	—	1,394	—

(a)                                 The amount of R$ 1,349 (EUR 500,000) is related to a saving bonds with Ocidental Seguros (BCP Group), maturing in 2016.

10 Investments in subsidiaries and associated companies

10.1                        Investments breakdown;

	Percentage of interest		Shareholders’ equity		Investments balance
	2012	2011	2012	2011	2012	2011
		(unaudited)		(unaudited)		(unaudited)
Parent company
Better World S.A.	100%	—	(6,121)	—	—	—
Rock Official(a)	50%	—	(181)	—	35	—
SCP Aventura	50%	—	1,241	—	620	—
Total					655	—
Consolidated
Rock Official	50%	—	(181)	—	35	—
SCP Aventura	50%	—	1,241	—	620	—
Total					655	—

(a)                                 The amount of R$35 refers to the goodwill on acquisition of investment in Rock Official.

10.2                        Accounting information of subsidiaries and affiliates

	2012				2011 (unaudited)
	Assets	Liabilities	Income (Loss) for the year	Shareholders’ equity	Assets	Liabilities	Shareholders’ Equity
Better World S.A.(consolidated)	11,392	28,387	(11,057)	(16,995)	—	—	—
Rock Official	148	329	(280)	(181)	—	—	—
SCP Aventura	1,500	259	1,241	1,241	—	—	—

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

10 Investments in subsidiaries and associated companies (Continued)

10.3                        Changes in investments for the year

	Balance as of December 31, 2011 (unaudited)	Payment of capital	Equity income (loss) from associates	Investment loss	Prepaid Capital Contributions(A)	Treasury shares	Other Comprehensive Income	Balance as of December 31, 2012
Better World S.A.(consolidated)	—	5,898	(8,148)	(8,911)	6,084	(392)	(652)	(6,121)
Rock Official	—	50	(15)	—	—	—	—	35
SCP Aventura	—	—	620	—	—	—	—	620
	—	5,948	(7,543)	(8,911)	6,084	(392)	(652)	(5,466)
Investment								655
Provision for negative equity								(6,121)

(A)                               Prepaid Capital Contributions were converted into 440,000 shares of Better World on March 26, 2013.

11 Fixed assets

As of December 31, 2012 and 2011, the Company’s fixed assets are comprised as follows:

a.                                      Fixed assets breakdown

	Parent company
	2012			2011 (unaudited)
	Depreciation rate	Cost	Accumulated depreciation	Net amount	Net amount
Construction in progress	—	1,730	—	1,730	—
Furniture and fixtures	10%	508	(5)	503	—
Machinery and Equipment	10%	208	(4)	204	—
Electronic equipment	5%	139	(2)	137	—
Facilities	10%	59	—	59
		2,644	(11)	2,633	—

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

11 Fixed assets (Continued)

	Consolidated
	2012			2011 (unaudited)
	Depreciation rate	Cost	Accumulated depreciation	Net amount	Net amount
Construction in progress	—	1,730	—	1,730	—
Furniture and fixtures	10-12%	624	(85)	539	—
Machinery and Equipment	10%	208	(4)	204	—
Electronic equipment	10-12%	1,257	(548)	709	—
Facilities	10%	59	—	59	—
Transport equipment	25%	521	(324)	197	—
Other	10%	36	(18)	18
		4,435	(979)	3,456	—

b.                                      Movements of cost of fixed assets

	Parent company
	2012	Additions	2011
			(unaudited)
Construction in progress	1,730	1,730
Furniture and fixtures	508	508	—
Machinery and Equipment	208	208	—
Electronic equipment	139	139	—
Facilities	59	59	—
	2,644	2,644	—

	Consolidated
	2012	Acquisition of subsidiary*	Additions	Disposals	2011
					(unaudited)
Construction in progress	1,730	—	1,730		—
Furniture and fixtures	624	116	508	—	—
Machinery and Equipment	208	—	208	—	—
Electronic equipment	1,257	610	692	45	—
Facilities	59	—	59	—	—
Transport equipment	521	521	—	—	—
Other	36	36	—	—	—
	4,435	1,283	3,197	45	—

*                                         This refers to fixed assets brought in connection with the acquisition of Better World.

The Company’s Management based on its projections of cash flows believes that amounts invested in fixed assets are fully recoverable.

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

12 Loans and financing

Institution	Amount in EUR	Interest rate	Due Date	2012 Consolidated	2011 (unaudited) Consolidated
Millennium	1,500	7.00%	March/2013	4,043	—
Banco Santander totta	125	—	January/2013	337	—
Itau/Unibanco	1,000	5.00%	January/2013	2,695	—
Banco La caixa	1,435	4.24%	March/2013	3,867	—
Live Nation Espanha	3,042	—	—	8,199	—
Other	49	—	—	133	—
				19,274	—

All loans and financing liabilities of the Company and its subsidiaries are kept in local currency. The Company and its subsidiary estimate the following disbursement schedule:

	2012	2011
		(unaudited)
Up to one year	19,262	—
Over one year	12	—
	19,274

On November 23, 2013 the shareholders meeting of Rock World S.A. approved the conversion into capital of the loan of Rock in Rio Madrid obtained from its shareholders, Better World S/A and Live National Espanha. The conversion on that date was for EUR 10,611 thousands and 106,111 shares were issued

13 Taxes payable

	Parent company		Consolidated
	2012	2011	2012	2011
		(unaudited)		(unaudited)
Service tax	90	—	90	—
Withholding income tax	25	—	254
Social security contributions	45	—	95
Taxes withheld from third parties—RIR Madrid(a)	—	—	4,066
Other	37	—	216	—
	197	—	4,721	—

(a)                                 Rock In Rio Madrid owes R$4,066 to the Spanish government which largely refers to taxes withheld from non-residents. These amounts were fully paid in 2013.

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

14 Deferred revenues

The Company recognizes revenues from ticket sales and events sponsorships, upon the completion of the event.

Management believes that only then the criteria for revenue recognition are met, especially regarding the following criteria: (i) effective transfer of significant risks and benefits to buyers; (ii) it is likely that the financial economic benefits will flow to the Company; (iii) associated costs and possible return of goods can be reliably estimated.

Therefore, until the date of completion of the event, the proceeds from the sale of tickets and sponsorships are recorded in the Company’s deferred revenue. As of December 31, 2012 the balance consists of the future revenues for the Rock In Rio 2013 event, held in September 2013 in the city of Rio de Janeiro—Brazil, as follows:

	Parent company		Consolidated
	2012	2011	2012	2011
		(unaudited)		(unaudited)
Sponsorships	19,673	—	19,673	—
Ticket sales	13,969		13,969
Other	480	—	480	—
	34,122	—	34,122	—

15 Income Tax and Social Contribution

Reconciliation of income tax and social contribution

	Parent company		Consolidated
	2012	2011	2012	2011
		(unaudited)		(unaudited)
Loss before income tax and social contribution	(13,226)	—	(16,239)	—
Nominal rate	34%	—	34%	—
Income tax and social contribution at nominal rate	4,497	—	5,521	—
Effect of rate of the foreign entity	—	—	(837)	—
Adjustments to obtain effective rate:
Equity income (loss) from associates	(2,565)	—	206	—
Adjustment on unrecorded foreign subsidiaries’ tax loss	—	—	(2,958)	—
Adjust collecting foreign subsidiaries	—	—	(312)	—
Other	(12)	—	12	—
Income tax and social contribution for the year	1,920	—	1,608	—
Deferred income tax and social contribution for the year	—	—	1,920	—
Current income tax and social contribution for the year	—	—	(312)	—

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

15 Income Tax and Social Contribution (Continued)

Deffered Income Tax and Social Contribution

As of December 31, 2012 and 2011, the balances of deferred income tax and social contribution tax are as follows:

	Parent company		Consolidated
	2012	2011	2012	2011
		(unaudited)		(unaudited)
Income tax and social contribution tax loss and negative basis—Rock World	(1,700)	—	(1,700)	—
Temporary differences	(220)	—	(220)	—
Deferred tax assets	(1,920)	—	(1,920)	—

As of December 31, 2012, Rock World recognized an amount of R$1,920 of deferred taxes on 2012 tax losses and temporary differences, as Management considered that future taxable profits will exist to offset such losses will be used.

16 Related parties

The main transactions with related parties refer to the rendering of technical and operational support services for the performance of the events. In addition, as disclosed in Note 2, the Company acquired a subsidiary under common control.

16.1                        Suppliers—related parties.

	Parent company		Consolidated
	2012	2011	2012	2011
		(unaudited)		(unaudited)
Services rendered by Better World	1,189	—	—	—
Services rendered by RIR Madrid	275	—	—	—
	1,464	—	—	—

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

16 Related parties (Continued)

16.2                        Related Parties

Other amounts with related parties are presented in the following lines items in these financial statements:

	Other financial asset	Prepaid expenses	Costs of services rendered	Loans and financing
Rock Official	150
Artplan	—	272	101	—
Rock In Rio Madrid(a)	—	—	—	8,199

(a)                                 Loan obtained by Better World, from the noncontrolling shareholder of the subsidiary Rock in Rio Madrid, in the amount of EUR 3,041,814

16.3                        Management compensation

Management of the Company’s compensation during the year of 2012 was R$2,243.

17 Shareholders’ equity

a.                                      Capital

Represented by 9,427,626 (nine million, four hundred and twenty-seven thousand and six hundred twenty-six) shares, all of them nominative and without par value

b.                                      Profits distribution

Shareholders are entitled to a minimum dividend of 25% on net profit for the year adjusted in accordance with Article 202 of Law No. 6,404/76.

c.                                       Accumulated losses

It comprises the loss for the year and the effects of the acquisition of a subsidiary in a common control transaction.

	Parent company		Consolidated
	2012	2011	2012	2011
		(unaudited)		(unaudited)
Loss for the year	(11,306)	—	(11,306)	—
Acquisition of subsidiary in a common control transaction	(8,266)	—	(8,266)	—
Acquisition of noncontrolling interest without a change in control	(645)		(645)
	(20,217)	—	(20,217)	—

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

17 Shareholders’ equity (Continued)

d.                                      Comprehensive income (loss)

These include the translation differences from the subsidiary’s financial statements which has a functional currency EUR that is different of the functional currency of the parent company, R$, and the amounts resulting from the acquisition of additional interest in the subsidiary, which control had been previously acquired in a common control transaction.

18 Net revenues

	Parent company		Consolidated
	2012	2011	2012	2011
		(unaudited)		(unaudited)
Sponsorship	1,360	—	35,363	—
Ticket sales	—	—	32,443
Other revenues	112	—	4,237	—
(–) Sales taxes	(140)	—	(140)
	1,332	—	71,903	—

19 General and administrative expenses

	Parent company		Consolidated
	2012	2011	2012	2011
		(unaudited)		(unaudited)
Personnel expenses	(502)	—	(2,034)	—
Administrative expenses	(489)	—	(4,592)	—
Third party services	(843)	—	(15,951)	—
Depreciation	(11)	—	(220)	—
Taxes and fees	—	—	(153)	—
Other operational expenses	(1)	—	(1)	—
	(1,846)	—	(22,951)	—

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

20 Financial results

	Parent company		Consolidated
	2012	2011	2012	2011
		(unaudited)		(unaudited)
Financial income	100	—	100	—
Other financial income	2	—	2	—
	102		102	—
IOF (Tax on Financial Transactions)	(144)	—	(144)	—
Interest on loans	(166)	—	(671)	—
Banking expenses	(137)	—	(137)	—
Other financial expenses	(9)	—	(9)	—
Exchange rate variation	(744)	—	(744)	—
	(1,200)	—	(1,705)	—
Total	(1,098)	—	(1,603)	—

21 Financial instruments

21.1                        Derivatives

The Company, its subsidiaries and associated companies, have a policy of contracting operations, including derivatives, aiming at mitigating the risks inherent to their operations, especially those related to expenditures on the production of the events. The Company, its associated companies and subsidiaries have not purchased derivatives for speculative purposes.

As of December 31, 2012, the Company had NDF—Non-Deliverable Forward contracted during the year aiming at mitigating the risks of the variation of the USD against the R$ in relation to the costs of producing the Rock in Rio event.

The Company has a long position in dollars through NDF for delivery in 248 days (on average) by the average price of R$ 2.548/USD 1.00 with a notional value of USD 15,000 equivalent to R$ 32,322. Management estimates (based on the prices of BMF & BOVESPA) that the USD for the period or maturity will be R$ 2.0478/USD 1.00. In this scenario, the Company will have lost R$ 1,924. The remote scenario is that the dollar falls to 1.60/USD.

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

21 Financial instruments (Continued)

The descriptions of the operations and the fair values calculated as of December 31, 2012 are shown in the table below:

Counterparty	Starting date of contracts	Maturity date of contracts	Notional Value (in USD)	Fair Value (R$)	Gain/ (Loss)
Itau	Dec 06, 2012	Aug 01, 2013	10,000	20,286	(478)
Itau	Dec 19, 2012	Aug 30, 2013	2,500	5,066	(102)
Itau	Dec 20, 2012	Aug 30, 2013	1,500	3,040	(51)
Itau	Dec 27, 2012	Aug 30, 2013	1,000	2,026	(16)
			15,000	30,418	(647)

		Notional	Market Value As of Dec 31, 2012		Probable Scenario			Remote Scenario
Risk	Counterparty	Amount (USD)	Average price	Amount in BRL	Average price	Amount in BRL	Gain	Average price	Amount in BRL	Loss
USD Fall	Itaú	15,000	2,02786	30,418	2,0478	30,717	701	1,60	24,000	7,418

21.2                        Management of financial risks

The Company is exposed to risks arising from financial instruments related to its operations. As of December 31, 2012, Management assessed that the Company is exposed to the following risks:

•                  Credit Risk

•                  Exchange Rate Risk

•                  Liquidity Risk; and

•                  Market Risk

The Company’s risk management strategy is set by the senior management jointly with the Board of Directors. The executive board is responsible for overseeing the management of those risks. Risk policies and systems are reviewed regularly to reflect changes in market conditions and the Company’s activities.

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

21 Financial instruments (Continued)

The fair value of financial assets and liabilities, together with the carrying amounts shown in the financial statements, are as follows:

	Parent Company 2012		Consolidated 2012
	Carrying amount	Fair value	Carrying amount	Fair value
Cash and cash equivalents	3,208	3,208	6,657	6,657
Accounts receivable	12,417	12,417	13,720	13,720
Other accounts receivable	8	8	441	441
Other financial assets	—	—	1,394	1,394
Suppliers	718	718	1,993	1,993
Loans and financings	—	—	19,274	19,274
Derivative financial instruments	647	647	647	647
Other accounts payable	99	99	1,337	1,337
Suppliers—related parties	1,464	1,464	—	—
Other provisions	6,121	6,121	612	612
	24,682	24,682	46,075	46,075

Considering the short-term maturity of the loans, the carrying amount is a reasonable approximation of fair value.

The table below shows the main financial risks the Company is exposed to, the risk management strategies used and their effects on the consolidated interim financial information.

a.                                      Credit risk

Credit risk is the risk that the Company may incur losses from the failure of a customer, or a counterparty to a financial instrument, to comply with their contractual obligations. Financial instruments that expose the Company to credit risk are related to balances of cash and cash equivalents, accounts receivable and other financial assets. In order to mitigate this risk, the Company only makes deposits and financial investments in financial institutions with recognized liquidity, upon the Management’s determination. Credit risk related to the balances of trade receivables is managed through careful selection of clients, mostly nationally and internationally reputed companies. Management constantly monitors client balances and evaluates, at each reporting date, the need to record estimated losses. Historically, the default rate observed is virtually nil.

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

21 Financial instruments (Continued)

The carrying value of financial assets represents the Company’s maximum exposure to credit risk. As of December 31, 2012 and 2011 the maximum exposure presented the following amounts:

	Parent company		Consolidated
	2012	2011	2012	2011
		(unaudited)		(unaudited)
Cash and cash equivalents	3,208	1	6,657	1
Accounts receivable	12,417	—	13,720	—
Other financial assets	—	—	1,394	—
	15,625	1	21,771	1

b.                                      Exchange rate risk

Exchange rate risk arises from the possibility of variations in exchange rates, which affect the reported amounts of assets and liabilities in foreign currency and, thus, revenues and expenses.

The Company is exposed to fluctuations in the exchange rate, deriving from the acquisition of equipment and services abroad, of the balances with related parties based in Europe, investment in overseas subsidiaries and the balances of loans and financing contracted by those subsidiaries.

Management has the practice of contracting derivatives aiming at hedging itself from changes in exchange rates arising from the products and services purchased from abroad. As of December 31, 2012, the Company had four NDF operations outstanding with a nominal value of USD 15,000 thousand, representing BRL 30,418.

As of December 31, 2012, the contracted NDF were sufficient to cover approximately 87% of the existing exchange rate risks.

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

21 Financial instruments (Continued)

As of December 31, 2012, the Company and its subsidiaries have the following foreign currency balances recorded on the balance sheet:

	2012
	Carrying amount
	Parent company	Consolidated
Cash and cash equivalents	—	3,449
Accounts receivable	—	1,303
Recoverable taxes	—	1,921
Advances to suppliers	—	396
Prepaid expenses	—	204
Other accounts receivable	—	434
Other financial assets	—	1,394
Fixed assets	—	823
Intangible assets	—	5
Suppliers	—	1,275
Loans and financings	—	19,274
Taxes and social contributions	—	4,524
Other accounts payable	—	1,237
Suppliers—related parties	1,464	—
Other provisions	—	613
	1,464	36,852

c.                                       Liquidity Risk

The financial department has mechanisms to timely forecast and control cash flow projections, in order to ensure that the Company has full capacity to meet its obligations. For that, the Group’s levels of indebtedness are constantly monitored. The balances of the main obligations existing as of December 31, 2013 are due in the short term and do not include significant change in value.

d.                                      Interest Rate Risk

The Company has no significant assets subject to changes in interest rates. The interest rate risk arises from loans and financing transactions contracted by its subsidiaries which do not bring interest rate risks once the rates for the most significant transactions are pre set, as seen on Note 12.

Rock World S.A.

Financial statements on

December 31, 2012 and 2011

Notes to the financial statements (Continued)

(Reais thousand)

22 Subsequent events

Derivative transactions

In January 2013, the Company contracted three Non-Deliverable Forward (NDF), in the amount of R$ 8,426, with an average maturity of 220 days and the average dollar rate at maturity on August 30, 2013 at R$ 2.1065/ USD 1.00.

Remittances of foreign capital abroad—capital increase at subsidiary

In 2013, the Company entered into three remittance of capital operations for the capital increase of the subsidiary Better World—Comunicação, Publicidade e Entretenimento S.A. for R$ 6,140.

Sale option agreement

On November 21, 2013, Roberto Medina, Rubem Medina, Roberta Medina, Rodolfo Medina, Marcela Chulam and Filipe Chulam (collectively referred to as “sellers”), shareholders of the company, signed a sale option agreement, whereby SFX Entertainment, Inc. has the right to indirectly purchase 40% of the total shares issued by Rock World S/A from the sellers. The exercise of this option took place on December 12, 2013 and the effective transfer of shares will take place after the Administrative Council for Economic Defense (Conselho Administrativo de Defesa Economica or “CADE”) approves the repurchase of 30% of the shares of Rock World, which are currently in the name of IMX Live S/A, by the sellers.

ROCK WORLD S.A.

Interim financial information on

September 30, 2013 and 2012, and

December 31, 2012

ROCK WORLD S.A.

Interim financial information on

September 30, 2013 and 2012,

and December 31, 2012

CONTENT

Report on review of Interim financial information
Balance sheets
Statements of operations
Statements of comprehensive income (loss)
Statements of changes in shareholders’ equity
Statements of cash flows
Notes to the interim financial information

KPMG Auditores Independentes	Central Tel	55 (21) 3515-9400
Av. Almirante Barroso, 52 - 4º	Fax	55 (21) 3515-9000
20031-000 - Rio de Janeiro, RJ - Brasil	Internet	www.kpmg.com.br
Caixa Postal 2888
20001-970 - Rio de Janeiro, RJ - Brasil

Report on review of Interim financial information

To Directors and Shareholders of

Rock World S.A.

Rio de Janeiro - RJ

Introduction

We have reviewed the accompanying consolidated balance sheet of Rock World S.A. (“the Company”) as of September 30, 2013 and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity and cash flows for the nine-month period then ended, and a summary of significant accounting policies and other explanatory notes. Management is responsible for the preparation and fair presentation of this interim financial information in accordance with IAS 34 - Interim Financial Reporting as issued by the International Accounting Standards Board (IASB). Our responsibility is to express a conclusion on this interim financial information based on our review.

Scope of the review

We conducted our review in accordance with the International Standard on Review Engagements 2410, Review of Interim Financial Information Performed by the Independent Auditor of the Entity. A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion on the interim financial information

Based on our review, nothing has come to our attention that causes us to believe that the accompanying consolidated interim financial information was not prepared, in all material respects, in accordance with international standard IAS 34 — Interim Financial Reporting.

Other matters

The consolidated interim financial information as of and for the nine-month period ended September 30, 2012 of Rock World S.A., presented for comparative purposes, was not reviewed by us or other independent auditors.

Rio de Janeiro, January 24, 2014

KPMG Auditores Independentes

CRC SP-014428/O-6 F-RJ

Luis Claudio França de Araújo

Accountant CRC RJ-091559/O-4

KPMG Auditores Independentes, uma sociedade simples brasileira e firma-membro da rede KPMG de firmas-membro independentes e afiliadas à KPMG International Cooperative (“KPMG International”), uma entidade suíça.

KPMG Auditores Independentes, a Brazilian entity and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

ROCK WORLD S.A.

BALANCE SHEETS

September 30, 2013 and December 31, 2012

(Reais thousand)

		Consolidated
	Note	Sep 30, 2013	Dec 31, 2012
Current Assets
Cash and cash equivalents	5	24,168	6,657
Restricted cash	6	9,396	—
Accounts receivable	7	26,001	13,720
Recoverable taxes	8	1,671	2,683
Advances to suppliers		1,057	619
Prepaid expenses	9	1,596	7,357
Deferred service tax (ISS)		—	851
Other accounts receivable		1,159	441
		65,048	32,328
Non-current assets
Deferred taxes IRPJ (Corporate Income Tax) and CSLL (Social Contribution on Net Income)	15	111	1,920
Other financial assets		346	1,544
		457	3,464
Investments	10	2,433	655
Fixed assets	11	3,767	3,456
Intangible assets		99	90
		6,299	4,201
Total assets		71,804	39,993

The explanatory notes are an integral part of this consolidated interim financial information.

ROCK WORLD S.A.

BALANCE SHEETS (Continued)

September 30, 2013 and December 31, 2012

(Reais thousand)

		Consolidated
	Note	Sep 30, 2013	Dec 31, 2012
Current Liabilities
Suppliers	12	20,587	1,993
Loans and financing	13	16,467	19,262
Derivative financial instruments	24	63	647
Income tax and social contribution	15	13,832	—
Taxes payable	14	8,088	4,721
Advances from customers		606	55
Tax incentives	18	878	—
Deferred revenue	16	—	34,122
Other accounts payable		720	1,282
		61,241	62,082
Non-current liabilities
Loans and financing	13	13	12
Other provisions		686	612
		699	624
Shareholders’ equity	19
Capital		9,428	9,428
(–) Capital to be paid in		(6)	(6)
(–) Treasury shares		(392)	(392)
Other Comprehensive Income (loss)		(652)	(652)
Retained earnings (Accumulated Losses)		13,622	(20,217)
Controlling interest		22,000	(11,839)
Noncontrolling interest		(12,136)	(10,874)
Total shareholders’ equity		9,864	(22,713)
Total liabilities and shareholders’ equity		71,804	39,993

The explanatory notes are an integral part of this consolidated interim financial information.

ROCK WORLD S.A.

STATEMENTS OF OPERATIONS

Nine-month periods ended September 30, 2013 and 2012

(Reais thousand)

		Consolidated
	Note	Sep 30, 2013	Sep 30, 2012
Net revenues	20	159,667	72,211
(–) Costs of services rendered	21	(109,022)	(62,009)
Gross profit (loss)		50,645	10,202
General and administrative expenses	22	(7,030)	(18,121)
Selling expenses		(215)	(1,337)
Other expenses		(300)	—
Equity income from associates	10	2,078	—
		(5,467)	(19,458)
Operating income (loss)		45,178	(9,256)
Financial results	23
Financial expenses		(2,509)	(557)
Financial income		7,155	65
		4,646	(492)
Income (loss) before income tax and social contribution tax		49,824	(9,748)
Income tax and social contribution tax
Current taxes	15	(16,047)	—
Deferred taxes	15	111	—
Net income (loss) for the period		33,888	(9,748)
Controlling interest		33,839	(6,484)
Noncontrolling interest		49	(3,264)

The explanatory notes are an integral part of this consolidated interim financial information.

ROCK WORLD S.A.

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

Nine-month periods ended September 30, 2013 and 2012

(Reais thousand)

	Consolidated
	Sep 30, 2013	Sep 30, 2012
Net income (loss) for the period	33,888	(9,748)
Comprehensive income (loss)
Cumulative translation adjustments	(1,311)	(281)
Comprehensive income (loss) for the period	(1,311)	(281)
Total comprehensive income (loss)	32,577	(10,029)
Comprehensive income (loss) attributable to:
Controlling interest	33,839	(6,765)
Noncontrolling interest	(1,262)	(3,264)
Total comprehensive income (loss)	32,577	(10,029)

The explanatory notes are an integral part of this consolidated interim financial information.

ROCK WORLD S.A.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

Nine-month periods ended September 30, 2013 and 2012

(Reais thousand)

	Subscribed capital	Capital to be paid in	Total capital	Treasury Shares	Retained earnings (Acumulated losses)	Comprehensive income (loss)	Total	Noncontrolling interest	Total shareholders’ equity
Balances as of January 1, 2012	501	(500)	1	—	—	—	1	—	1
Capital increase	8,927	500	9,427	—	—	—	9,427	—	9,427
(–) Capital to be paid in	—	(28)	(28)	—	—	—	(28)	—	(28)
(–) Treasury shares	—	—	—	(392)	—	—	(392)	—	(392)
Loss for the period	—	—	—	—	(6,484)	—	(6,484)	(3,264)	(9,748)
Acquisition of noncontrolling interest without a change in control	—	—	—	—	(645)	—	(645)	—	(645)
Cumulative translation adjustments	—	—	—	—	—	(281)	(281)	—	(281)
Acquisition of subsidiary under common control	—	—	—	—	(8,266)	—	(8,266)	—	(8,266)
Noncontrolling interest	—	—	—	—	—	—	—	(7,209)	(7,209)
Balance as of September 30, 2012	9,428	(28)	9,400	(392)	(15,395)	(281)	(6,668)	(10,473)	(17,141)
(–) Capital to be paid in	—	22	22	—	—	—	22	—	22
Loss for the period	—	—	—	—	(4,822)	—	(4,822)	(61)	(4,883)
Cumulative translation adjustments	—	—	—	—	—	(371)	(371)	—	(371)
Noncontrolling interest	—	—	—	—	—	—	—	(340)	(340)
Balance as of December 31, 2012	9,428	(6)	9,422	(392)	(20,217)	(652)	(11,839)	(10,874)	(22,713)
Net income for the period	—	—	—	—	33,839	—	33,839	49	33,888
Cumulative translation adjustments	—	—		—	—	—	—	(1,311)	(1,311)
Balances as of September 30, 2013	9,428	(6)	9,422	(392)	13,622	(652)	22,000	(12,136)	9,864

The explanatory notes are an integral part of this consolidated interim financial information.

ROCK WORLD S.A.

STATEMENTS OF CASH FLOWS

Nine-month periods ended September 30, 2013 and 2012

(Reais thousand)

	Consolidated
	Sep 30, 2013	Sep 30, 2012
Cash flows from operating activities
Net income (loss) for the period	33,888	(9,748)
Depreciation and amortization	474	23
Equity income (loss) from associates	(2,078)	—
Income tax and social contribution tax	16,047	—
Deferred taxes	(111)	(2)
Deferred service tax (ISS)	851
Derivative financial instruments	(584)	—
Exchange variation	48	84
	48,535	(9,643)
Changes in assets and liabilities:
Assets (increase)/decrease
Restricted cash	(9,396)	—
Accounts receivable	(12,281)	(4,282)
Prepaid expenses	5,761	21,239
Recoverable taxes	1,012	(989)
Advances to suppliers	(438)	(19)
Advance for investments	(150)	—
Accounts receivable—related parties	—	(488)
Other financial assets	1,348	1,162
Other assets	(718)	(1,209)
	(14,862)	15,414
Liabilities increase/(decrease)
Suppliers	18,594	(192)
Taxes and social contributions	3,367	1,372
Deferred revenue	(34,122)	(30,740)
Advances from customers	551	—
Suppliers—related parties	—	55
Tax Incentives	878	—
Taxes provision	74	—
Other liabilities	(563)	1,772
	(11,221)	(27,733)
Prepayment of income tax and social contribution	(406)	—
Net cash provided by (used in) operating activities	22,046	(21,962)

The explanatory notes are an integral part of this consolidated interim financial information.

ROCK WORLD S.A.

STATEMENTS OF CASH FLOWS (Continued)

Nine-month periods ended September 30, 2013 and 2012

(Reais thousand)

	Consolidated
	Sep 30, 2013	Sep 30, 2012
Cash flows from investing activities
Acquisition of subsidiary under common control and others	—	(134)
Acquisition of fixed assets	(1,063)	(201)
Acquisition of intangible assets	—	(53)
Proceeds from sale of fixed assets	284	3
Acquisition of subsidiary, net of cash acquired	—	7,191
Net cash provided by (used in) investing activities	(779)	6,806
Cash flows from financing activities
Capital increase	—	9,399
Receipt of dividends	300	—
Treasury shares	—	(392)
Loans and financing	(4,121)	12,987
Net cash provided by (used in) financing activities	(3,821)	21,994
Net increase in cash and cash equivalents	17,446	6,838
Cash and cash equivalents at the beginning of the period	6,657	1
Effect of exchange variation on cash and cash equivalents	65	40
Cash and cash equivalent at the end of the period	24,168	6,879
Net increase in cash and cash equivalents	17,446	6,838

The explanatory notes are an integral part of this consolidated interim financial information.

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information

(Reais thousand)

1 Operations

Rock World S.A. (“Rock World” or “the Company”) is a non-public company, established in Rio de Janeiro, State of Rio de Janeiro, Brazil. The Company was incorporated on February 07, 2011, under the corporate name of Focuspar Participações S.A., and changed it to Rock World S.A. on December 16, 2011. The Company’s operations commenced on February 07, 2012. The operations of subsidiaries and associated companies are described in Note 4d.

The Company’s business purpose is: (i) promotion, performance and organization of events open to the general public, which main attraction is music and may include, secondary attractions of various kinds, social activities and commercialization of food and other products, as well as services in general, carried out throughout several days and involving musical attractions, musicians or bands, in Brazil or abroad, under the name Rock in Rio (Festival Rock in Rio); (ii) creation and marketing of the cultural and artistic content related to the Rock in Rio festivals and/or the use of the Rock in Rio brands; (iii) licensing and/or transfer of rights to use the Rock in Rio brand and other brands related to it; (iv) management of loyalty program that uses the Rock in Rio brand; and (v) marketing campaigns related to the festivals and to the Rock in Rio brands;

2 Acquisition of subsidiary

On May 25, 2012, the Company acquired 105,800 new shares issued by Better World—Comunicação, Publicidade e Entretenimento S.A. (“Better World”), a company based in Lisbon, Portugal, corresponding to 91.36% of its capital, for Brazilian Reais (R$) 1,326 in a common control transaction recorded at cost.

From August to October 2012, Better World issued 350,000 additional new shares, which were acquired by the Company for R$4,572. In September, Better World purchased own shares which were held by other shareholders and is holding them in treasury. Therefore, since September 2012, Rock World owns 100% of Better World’s outstanding shares.

Better World has the following investments:

Rock In Rio Madrid S.A.	60.00%
Better SL	100.00%

3 Basis of preparation of interim financial information and significant accounting policies

a.                                      Statement of compliance (regarding IFRS standards)

These financial statements include:

•                  The consolidated interim financial information prepared in accordance with IAS 34—Interim Financial Reporting as issued by the International Accounting Standards Board (IASB);

The accounting policies set out below have been applied consistently by the subsidiaries and associates.

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

3 Basis of preparation of interim financial information and significant accounting policies (Continued)

•                  The issuance of consolidated financial information was authorized at a shareholders’ meeting held on January 10, 2014.

b.                                      Measurement basis

The consolidated interim financial information was prepared based on the historical cost, except for financial instruments measured at fair value through profit or loss, such as derivatives, which are measured at fair value.

c.                                      Use of estimates and judgments

The preparation of the consolidated interim financial information requires that Management make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, revenues and expenses.

Estimates and assumptions are reviewed on an ongoing basis. Changes in accounting estimates are recognized in the year they are revised and in any future periods which may be affected.

Given the uncertainties inherent in the estimation process and the use of judgments, actual amounts of settlement of transactions may differ significantly from the amounts recorded in the financial statements. Significant estimates and assumptions used in preparing these financial statements are presented on Note 21.

d.                                      Functional currency

The consolidated interim financial information is presented in R$, the Company’s functional currency.

3.1                               Significant accounting practices

The accounting policies described below have been consistently applied to all years/periods presented in this consolidated interim financial information.

a.                                      Cash and cash equivalents

Cash and cash equivalents include cash, checking account balances and financial investments redeemable within 90 days from the the date of acquisition and with insignificant risk of change in market value.

b.                                      Translation of balances denominated in foreign currency

The Company’s functional currency is the R$, same currency used for preparing and presenting the interim financial information. Monetary assets and liabilities denominated in foreign currency are translated into the functional currency, R$, using the exchange rate in effect on the date of the

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

3 Basis of preparation of interim financial information and significant accounting policies (Continued)

corresponding balance sheets. Exchange rate gains and losses resulting from the translation of these assets and liabilities from the date of the transactions date to the fiscal year end are recognized as financial income or expenses in the statements of operations.

The exchange gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the year, adjusted using the effective interest and payments during the year, and the amortized cost in foreign currency at the exchange rate at the end of the year. Non- monetary assets and liabilities that are measured at fair value in foreign currencies are retranslated to the functional currency at the exchange rate on the date when the fair value was determined. Non-monetary items that are measured on the basis of historical cost in a foreign currency are translated based on the average exchange rate. Foreign currency difference arising from translation are generally recognized in the statements of operations.

b.1.                            Subsidiaries abroad

Assets and liabilities of foreign operations are translated from their functional currency, EUR into R$ (Rock World S.A.’s functional currency) at the exchange rates as of the reporting dates. Revenues and expenses of foreign operations are translated into R$ at the exchange rates on the transaction dates. Foreign currency differences from the translation into the presentation currency are recognized in other comprehensive income (loss) and presented in shareholders’ equity. However, if the subsidiary is not a wholly owned subsidiary, the corresponding portion of the translation difference is attributable to non-controlling shareholders.

c.                                       Accounts receivable

The balance of accounts receivable is comprised primarily of receivables relating to sponsorship contracts signed and tickets sold. Receivables are initially recognized at fair value and subsequently measured at amortized cost, less estimated losses for impairment of assets.

d.                                      Prepaid expenses

Mainly related to amounts disbursed in advance, being allocated to profit or loss as the corresponding events occur. Management reviews the carrying value of these assets periodically to determine and measure impairment or whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

e.                                       Fixed assets

Fixed asset items are recorded at historical acquisition or construction cost, less corresponding accumulated depreciation calculated using the straight- line method based on the assets estimated useful life. Expenses incurred in repairs, renovations or replacement of parts of fixed asset items, when they represent an increase in the fixed asset item’s efficiency, productivity or useful life, are added to the fixed assets. In such cases, the carrying values of the replaced items are written off.

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

3 Basis of preparation of interim financial information and significant accounting policies (Continued)

The Company annually reviews the useful life and residual value of the fixed asset items to identify evidence that indicate the need to change prior estimates. This evidence can include economic events, changes in business or technology, or the way the item is being used, among other factors. When evidence is identified and the net carrying value exceeds the recoverable value, an impairment charge is recorded.

Depreciation of fixed assets is calculated using the straight-line method at annual rates described on Note 10, which take into consideration the economic useful life of the items (in years):

Machinery and electronics	5
Furniture and fixtures	10
Facilities	10
Improvements in third party properties	5

f.                                        Investments

In the consolidated interim financial information the associates’ financial information is recognized using the equity accounting method.

g.                                      Provisions

Provisions are recognized when the following conditions are met: i) the Company has a present obligation (legal or constructive) as a result of a past event; ii) it is likely that economic rewards will be required to settle the obligation; iii) it is possible to reliably estimate the amount of the obligation.

The amount to be provided for is measured using the present value of future cash flows estimated to settle the obligation at a pre-tax rate that reflects current market assessments of the time value of money and the specific risks to the obligation. Financial expenses incurred as a result of elapsed time are recognized in profit or loss.

h.                                      Adjustment to recoverable value of nonfinancial assets

The carrying values of non-financial assets are reviewed every reporting date to determine whether there is evidence of reduction in their recoverable values. If such evidence is identified an impairment test is performed if the asset’s carrying value exceeds the recoverable value, estimated losses are recorded in order to adjust the asset’s to its recoverable value.

The recoverable value of an asset or a cash-generating unit is the higher amount between the fair value less costs to sell and its value in use.

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

3 Basis of preparation of interim financial information and significant accounting policies (Continued)

i.                                         Taxes on income

(i)                                    Income tax and social contribution

For companies in Brazil, income tax and social contribution tax are calculated based on the income (loss) for the year, adjusted to taxable income by additions and exclusions estabilished in the current legislation. To calculate the income tax a 15% rate is applied, plus a 10% on taxable income exceeding R$240, while for social contribution a 9% rate is levied on taxable income.

The balances of deferred income tax and social contribution tax are recorded on accumulated tax losses, negative basis of social contribution and on temporary differences between the carrying amounts of assets and liabilities in the balance sheet and their tax bases, and are presented net of valuation allowance.

The Company annually reassesses the amounts recorded for deferred tax assets in order to conclude whether it is likely that they are realizable, taking into account the estimated generation of future taxable profit as approved by the Management.

(ii)                                Corporate Income Tax (IRC)

For companies located in Europe, income tax is determined taking into account the provisions of the Corporate Income Tax (IRC) Code on the Legal Entities’ Income. Payment of Corporate Income Tax (IRC) is made on the basis of self- liquidation statements, which are subject to reviews, corrections and possible adjustments by the tax authorities during the period of four years counting from the year they refer to, except when there are tax losses, tax benefits might have been granted or there are ongoing inspections, claims or challenges, where, depending on the circumstances, the periods are extended or suspended. On the other hand, contributions to Social Security are also subject to reviews, corrections and possible adjustments for a period of ten years up to the year 2000, and five years for the years after 2000.

Deferred taxes refer to temporary difference between the carrying amounts of assets and liabilities and the corresponding amounts used for taxation purposes. Deffered tax assets and liabilities are calculated and assessed periodically using the tax rates expected to be in force on the date of reversal of temporary differences, on an undiscounted basis. Deferred tax assets are recorded only when there is a reasonable expectation of sufficient future tax income to use them.

As of each balance sheet date, a review is made of the temporary differences underlying deferred tax assets to recognize or adjust them based on the current expectation of their future recoverability. Accordingly, in the calculation of deferred tax assets relating to reportable tax losses a 25% income tax rate is considered, as well as a maximum recoverability term of six fiscal years in a row, and for deductible and tax temporary difference, a 26.50% tax rate is considered.

Deferred tax assets and liabilities must be classified in the corresponding noncurrent category.

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

3 Basis of preparation of interim financial information and significant accounting policies (Continued)

j.                                         Revenue recognition

Revenue is measured at the fair value of the received or receivable consideration, net of returns, trade discounts and rebates. Revenue is recognized when: (i) significant risks and rewards have been transferred to the buyer; (ii) it is likely that the financial economic rewards will flow to the Company; (iii) associated costs and possible return of goods can be reliably estimated; (iv) there is no ongoing involvement with the goods sold; (v) the amount of revenue can be reliably measured. If it is likely that discounts will be granted and the amount can be reliably measured, then the discount is recognized as a reduction of revenues as sales are being recognized.

Revenues from tickets sold, which have their origin in the sale of tickets online or at the point of sale, are recognized upon the delivery of services, i.e., when events occur. Revenues from contracts for event sponsorships are recognized on completion and/or delivery of the most significant benefit, i.e., when the event occur.

Revenues from tickets sold and sponsorships before the event are recorded as deferred revenues within liabilities.

k.                                      Financial Income and Expenses

Financial income comprises primarily the gains on financial investments, increase in the fair value of financial assets and gains of monetary and/or exchange rate variations on financial liabilities; Financial expenses comprise primarily interest, monetary and exchange variations on financial liabilities, decrease in fair value of financial assets and losses on financial assets;

l.                                         Other current and noncurrent assets and liabilities

An asset is recognized in the balance sheet when it is likely that future economic rewards will be generated for the Company and its cost or value can be reliably measured.

A liability is recognized in the balance sheet when the Company has a legal or constructive obligation as a result of a past event, and it is likely that an economic outflow of funds will be required to settle it. Provisions are recorded based on the best estimates of the risk involved.

Assets and liabilities are classified as current when their realization or settlement is likely to occur within the next twelve months. Otherwise they are classified as noncurrent.

m.                                  Financial instruments

Financial instruments are only recognized as from the date on which the Company becomes a party to contractual provisions of the financial instruments. When recognized they are initially recorded at fair value plus transaction costs that are directly attributable to the acquisition, except for financial assets and liabilities classified at fair value through profit or loss, where such costs are directly recorded

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

3 Basis of preparation of interim financial information and significant accounting policies (Continued)

to income for the year. They are subsequently measured at each balance sheet date in accordance with the rules established for each type of financial asset and liability classification.

•                  Non-derivative financial assets

The Company initially recognizes loans and receivables on the date that they were originated. All other financial assets (including assets designated at fair value through profit or loss) are recognized initially as of the trade date, i.e. the date on which the Company becomes a party to the contractual provisions of the instrument.

The Company derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or when the Company transfers the rights to receive the contractual cash flows on a financial asset in a transaction in which substantially all the risks and rewards of ownership of financial assets are transferred.

Any interest that is created or retained by the Company in such transferred financial assets is recognized as a separate asset or liability. Financial assets or liabilities are offset and the net amount reported in the balance sheet when, and only when,

The Company has a legal right to offset the amounts and intends to settle them on a net basis or to realize the asset and settle the liability simultaneously.

The Company classifies non-derivative financial assets in the following categories: financial assets measured at fair value through profit or loss, held-to-maturity investments, loans and receivables and financial assets available for sale.

(i)                                    Financial assets measured at fair value through profit or loss

A financial asset is classified as measured at fair value through profit or loss if it is classified as held for trading, that is, designated as such upon initial recognition. Financial assets at fair value through profit or loss are measured at fair value and changes in fair value of these assets, which take into account any gains from dividends, are recognized in the income for the year. As of September 30, 2013, the Company had no financial assets classified in this category

(ii)                                Financial assets held to maturity

If the Company has the intention and capacity to hold debt securities to maturity, then such financial assets are classified as held to maturity. Investments held to maturity are initially recognized at fair value plus any directly attributable transaction costs. After initial recognition, financial assets held to maturity are measured at amortized cost using the effective interest method, less any loss due to impairment. As of September 30, 2013, the Company had no financial assets classified in this category

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

3 Basis of preparation of interim financial information and significant accounting policies (Continued)

(iii)                            Loans and receivables

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in the active market. Such assets are recognized initially at fair value plus any directly attributable transaction costs. After initial recognition, loans and receivables are measured at amortized cost using the effective interest method, less any loss due to impairment. Loans and receivables comprise cash and cash equivalents, restricted cash, trade accounts receivable and other receivables

(iv)                              Financial assets available for sale

Financial assets available for sale are non-derivative financial assets that are designated as available for sale or are not classified in any of the previous categories of financial assets. Financial assets available for sale are initially recognized at fair value plus any directly attributable transaction costs. After initial recognition, they are measured at fair value and changes, other than losses from impairment and foreign currency difference on debt securities available for sale, are recognized in other comprehensive income and presented within shareholders’ equity. When an investment is derecognized, the cumulative gain or loss held in other comprehensive income is reclassified to profit or loss. As of September 30, 2013, the Company had no financial assets classified in this category.

•                  Non-derivative financial liabilities

The Company initially recognizes debt securities issued and subordinated liabilities as of the date that they are originated. All other financial liabilities are initially recognized as of the trade date, i.e. the date on which the Company becomes party to the contractual provisions of the instrument.

The Company derecognizes a financial liability when its contractual obligations are discharged, canceled or expired.

The Company classifies non-derivative financial liabilities in the other financial liabilities category; Such financial liabilities are recognized initially at fair value less any attributable transaction costs; After initial recognition, these financial liabilities are measured at amortized cost using the effective interest method.

Other non-derivative financial liabilities comprise loans and financing, suppliers, tax incentives and other accounts payable.

Unsecured bank balances which have to be paid when required and are an integral part of the Company’s cash management are included as a component of cash and cash equivalents for purposes of the statement of cash flows.

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

3 Basis of preparation of interim financial information and significant accounting policies (Continued)

•                  Derivative financial instruments

The Company’s derivatives are initially recognized at fair value and any directly attributable transaction costs are recognized in profit or loss, as incurred. After initial recognition, derivatives are measured at fair value with corresponding changes recognized in the income for the year.

As of September 30, 2013, the subsidiary Better World had derivative financial instruments outstanding amounting to EUR 1,500 classified in this category, maturing on April 30, 2014.

On September 30, 2013, the Company recognized net realized gains of R$2,594 during this period, as described in Note 24.1.

n.                                      New standards and interpretations

On January 1, 2013, new standards and revisions issued by IASB were in effect. The adoption of the standards did not result in any significant changes in the consolidated interim financial information.

4 Consolidated interim financial information

a.                                      Subsidiaries

The subsidiaries’ financial information is included in the consolidated financial statements as from the date that control commences until the date that control ceases to exist. The subsidiaries’ accounting policies are in line with the policies adopted by the Company.

b.                                      Transactions eliminated on consolidation

Intragroup balances and transactions, and any unrealized income and expenses deriving from intragroup transactions, are eliminated in preparing the consolidated interim financial statements. Unrealized gains arising from transactions with investees recorded using the equity accounting method are eliminated against the investment to the extent of the Company’s interest in the investee. Unrealized losses are eliminated in the same way that unrealized gains are eliminated, but only to the extent that there is no evidence of impairment loss.

The consolidated financial information include the statements of Rock World S/A and its subsidiary Better World S/A, including the subsidiaries of the latter and an entity created on August 15, 2013 in partnership with Gruda em Mim Comunicação Digital Ltda (SCP Gruda), also controlled by the Company.

	Percentage of interest
	2013	2012
Better World S/A	100%	100%
SCP Gruda	86%	—

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

4 Consolidated interim financial information (Continued)

c.                                       Investments in associated companies

Associated companies are those entities in which the Company, directly or indirectly, has significant influence but no control or joint control over the financial and operating policies. Significant influence reportedly occurs when the Company, directly or indirectly, holds between 20% and 50% of the entity’s voting power.

Investments in associated companies are accounted for using the equity method of accounting and are initially recognized at cost, which includes transaction costs. The consolidated interim financial statements include the Company’s share in the income or loss for the year and other comprehensive income of the investee, after making adjustments to align the investee’s accounting policies with those of the Company, as from the date on which significant influence begins existing up to the date that significant influence ceases to exist.

When the Company’s share of losses of an investee exceeds its interest in that entity, the carrying value of the investment recorded by the equity method of accounting, including any long-term part of the investment is reduced to nil and recognition of additional losses is discontinued, except when the Company has constructive obligations or has made payments on behalf of the investee, in which case, a provision for loss on investments is recorded.

As of September 30, 2013 and December 31,2012 the Company has the following associated companies:

	Percentage of interest
	2013	2012
Rock Official	50%	50%
SCP Aventura	50%	50%

d.                                      Operation of subsidiaries and associated companies

In 2012 Rock World became holder of 100% of the shares of Better World S/A, a Portuguese company, incorporated in 2003, whose purpose is the promotion, production and performance of music and art shows and the like, not limited to the production of live events.

Also in 2012, Rock World acquired 50% of the quotas of Rock Official Comércio de Roupas Ltda., purpose of which is to develop and market official products of the “Rock in Rio” brand.

On October 10, 2012, Rock World signed a contract creating an associated entity with Aventura Entretenimento Ltda, SCP Aventura, for the production of the play “Rock in Rio—The Musical”, produced and administered by Aventura Entretenimento Ltda. The piece was on show in Rio de Janeiro from January to April 2013 and in Sao Paulo during the months of June and July of the same year. The company will be dissolved by the end of fiscal year 2013.

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

4 Consolidated interim financial information (Continued)

On August 15, 2013, Rock Word signed a contract with Gruda em Mim Comunicação Digital Ltda, a company specialized in the digital segment, creating a new company named SCP Gruda, 86% owned by Rock World. The Company’s purpose is the exploration of social networks, website and Rock in Rio brand online. Rock World holds the management and control SCP Gruda’s activities.

5 Cash and cash equivalents

As of September 30, 2013 and December 31, 2012 the balance of cash and cash equivalents is comprised as follows:

	Sep 30, 2013	Dec 31, 2012
Cash	99	22
Cash in transit	913	—
Bank Deposits	2,095	3,464
Financial investments	21,061	3,171
	24,168	6,657

Financial investments consist of investments in fixed income investment funds with high liquidity. These investments are remunerated substantially based on the percentage change of the Interbank Deposit Certificate (CDI) and are immediately convertible into cash.

6 Restricted cash

As of September 30, 2013 and December 31, 2012 the balance of restricted cash is as follows:

	Sep 30, 2013	Dec 31, 2012
Financial investments	8,786	—
Bank Deposits	610	—
	9,396	—

Refers to funds for investment in cultural projects operated by the Company, held at Banco do Brasil S.A. exclusively bound for use in projects of the Federal Law for Promotion of Culture.

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

7 Accounts receivable

As of September 30, 2013 and December 31, 2012 the balance of accounts receivable is as follows:

	Sep 30, 2013	Dec 31, 2012
Tickets sold	5,544	6,624
Sponsorships receivable	16,090	5,776
Other accounts receivable from customers	4,367	1,320
	26,001	13,720

8 Recoverable taxes

As of September 30, 2013 and December 31, 2012 the balance of recoverable taxes is as follows:

	Sep 30, 2013	Dec 31, 2012
COFINS (Contribution for Social Security Financing)	146	612
PIS (Social Integration Program)	32	133
Value-added tax	396	953
Income Tax	998	437
Tax credit—RIR Madrid	36	531
Other recoverable taxes	63	17
	1,671	2,683

9 Prepaid expenses

They refer primarily to amounts paid in advance and allocated to income at the time the event occurs. The balance is composed as follows:

	Sep 30, 2013	Dec 31, 2012
Professional services	1,596	1,637
TV ads	—	1,984
Sales costs	—	841
Communication	—	532
Communication initiatives	—	523
Materials	—	299
Media	—	217
Other	—	1,324
	1,596	7,357

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

10 Investments in subsidiaries and associated companies

10.1 Investments breakdown

	Percentage of interest		Shareholders’ equity		Investments balance
Consolidated	Sep 30, 2013	Dec 31, 2012	Sep 30, 2013	Dec 31, 2012	Sep 30, 2013	Dec 31, 2012
Rock Official(a)	50%	50%	1,795	(181)	933	35
SCP Aventura	50%	50%	3,002	1,241	1,500	620
Total					2,433	655

(a)                                 The amount of R$35 refers to the goodwill on acquisition of investment in Rock Official.

10.2 Accounting information of subsidiaries and affiliates

	Sep 30, 2013				December 31, 2012
	Assets	Liabilities	Income (Loss) for the period	Shareholders’ Equity	Assets	Liabilities	Income (Loss) for the period	Shareholders’ Equity
Better World S.A.(consolidated)	6,454	19,159	(414)	(12,705)	13,397	28,387	(9,051)	(14,990)
Rock Official	3,964	2,169	1,972	1,795	148	329	(280)	(181)
SCP Aventura	3,365	363	1,761	3,002	1,500	259	1,241	1,241

10.3 Changes in investments for the period

	Balance as of December 31, 2012	Equity income from associates	Distribution of dividends	Other Comprehensive Income	Balance as of September 30, 2013
Rock Official	35	898	—	—	933
SCP Aventura	620	1,180	(300)	—	1,500
	655	2,078	(300)	—	2,433

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

11 Fixed assets

The Company’s fixed assets are comprised as follows:

a.                                      Fixed assets breakdown

	Sep 30, 2013				Dec 31, 2012
	Depreciation Rate	Cost	Accumulated Depreciation	Net Amount	Cost	Accumulated Depreciation	Net Amount
Construction in progress	—	—	—	—	1,730	—	1,730
Furniture and fixtures	10-12%	751	(148)	603	624	(85)	539
Machinery and Equipment	10%	1,065	(28)	1,037	208	(4)	204
Electronic equipment	10-12%	1,459	(685)	774	1,257	(548)	709
Facilities	10%	78	(6)	72	59	—	59
Transport equipment	25%	387	(365)	22	521	(324)	197
Improvements on third party properties	5%	1,431	(192)	1,239	—	—	—
Other	10%	43	(23)	20	36	(18)	18
		5,214	(1,447)	3,767	4,435	(979)	3,456

b.                                      Movements of cost of fixed assets

	Sep 30, 2012	Additions	Payments	Transfers	Dec 31, 2012
Construction in progress	—	667	(150)	(2,247)	1,730
Furniture and fixtures	751	127	—	—	624
Machinery and Equipment	1,065	41	—	816	208
Electronic equipment	1,459	202	—	—	1,257
Facilities	78	19	—	—	59
Transport equipment	387	—	(134)	—	521
Improvements on third party properties	1,431	—	—	1,431	—
Other	43	7	—	—	36
	5,214	1,063	(284)	—	4,435

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

11 Fixed assets (Continued)

	Dec 31, 2012	Acquisiton of subsidiary	Additions	Disposals	Dec 31, 2011
					(unaudited)
Construction in progress	1,730	—	1,730		—
Furniture and fixtures	624	116	508	—	—
Machinery and Equipment	208	—	208	—	—
Electronic equipment	1,257	610	692	45	—
Facilities	59	—	59	—	—
Transport equipment	521	521	—	—	—
Other	36	36	—	—	—
	4,435	1,283	3,197	45	—

12 Suppliers

As of September 30, 2013 and December 31, 2012 the balance of accounts payable to suppliers is as follows:

	Sep 30, 2013	Dec 31, 2012
Suppliers	20,587	1,993
	20,587	1,993

	Sep 30, 2013	Dec 31, 2012
Due	20,278	1,993
Past due up to 30 days	33	—
Past due from 31 to 60 days	44	—
Past due from 61 to 90 days	16	—
Past due over 90 days	216	—
	20,587	1,993

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

13 Loans and financing

	Sep 30, 2013				Dec 31, 2012
Institution	Amount in EUR	Interest rate	Due Date	Consolidated	Consolidated
Millennium	1,122	7.00%	Mar-14	3,386	4,043
Banco Santander totta	125	—	—	—	337
Itau/Unibanco	1,000	5.00%	—	—	2,695
Banco La caixa	1,435	4.24%	—	—	3,867
Live Nation Espanha	4,288	—	Dec-13	12,941	8,199
Other	49	—	—	153	133
Total				16,480	19,274
Current assets				16,467	19,262
Noncurrent assets				13	12

All loans and financing liabilities of the Company and its subsidiaries are kept in local currency. The Company and its subsidiary estimate the following disbursement schedule:

	Sep 30, 2013	Dec 31, 2012
Up to one year	16,467	19,262
Over one year	13	12
	16,480	19,274

On November 23, 2013 the shareholders meeting of Rock World S.A. approved the conversion into capital of the loan of Rock in Rio Madrid obtained from its shareholders, Better World S/A and Live National Espanha. The conversion on that date was for EUR 10,611 thousands and 106,111 shares were issued

14 Taxes payable

	Sep 30, 2013	Dec 31, 2012
COFINS	5,533	—
PIS (SOCIAL INTEGRATION PROGRAM)	1,202	—
Service tax	473	90
Withholding income tax	242	254
Social security contributions	547	95
Taxes withheld from third parties—RIR Madrid	2	4,066
Other	89	216
	8,088	4,721

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

15 Income Tax and Social Contribution

Reconciliation of income tax and social contribution

	Sep 30, 2013	Sep 30, 2012
Income (Loss) before income tax and social contribution	49,824	(9,748)
Nominal rate	34%	34%
Income tax and social contribution at nominal rate	(16,940)	3,314
Exclusion tax effect SCP	483	—
Effect of rate of foreign entity	(48)	—
Adjustments to obtain effective rate:
Equity pick-up from associates	935	(835)
Nondeductible expenses	(102)	—
Adjustment on unrecorded tax losses	(135)	(2,479)
SCP Gruda Tax (presumed income)	(164)
Deduction of incentive to culture	251
Other	(216)	—
Income tax and current social contribution for the period	(15,936)	—
Deffered income tax and social contribution for the period	111	—
Current income tax and current social contribution for the period (Taxable income)	(15,883)	—
Current income tax and current social contribution for the period (Presumed profit)	(164)

Deferred Income Tax and Social Contribution

As of September 30, 2013 and December 31, 2012 the balances of income tax and social contribution deferred are as follows:

	Sep 30, 2013	Sep 30, 2012
Income tax and social contribution tax loss and negative basis—Rock World	—	(1,700)
Temporary differences	(111)	(220)
Deferred tax assets	(111)	(1,920)

16 Deferred revenues

Management considers that as of September 30, 2013 the criteria for recognition of revenues from ticket sales and sponsorships of the 2013 Rock In Rio event have been complied with. Therefore,

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

16 Deferred revenues (Continued)

deferred revenues were fully recognized to income in the nine-month period ended September 30, 2013.

	Sep 30, 2013	Dec 31, 2012
Sponsorships		19,673
Ticket sales	—	13,969
Other	—	480
	—	34,122

17 Related parties

The main transactions with related parties refer to the rendering of technical and operational support services for the performance of the events. In addition, as disclosed in Note 2, the Company acquired a subsidiary under common control.

17.1                        Related parties

Other amounts with related parties are presented in the following lines items in these financial statements:

	Sep 30, 2013			Dec 30, 2012
	Costs of services rendered	Other financial asset	Loans and financing	Prepaid Expenses	Costs of services rendered	Other financial assets	Loans and financing
Rock Official	—	300	—	—	—	150-150
Artplan	114	—	—	272	101	—	—
Rock In Rio Madrid(a)	—	—	12,941	—	—	—	8,199

(a)                                 Loan obtained by Better World, from the noncontrolling shareholder of the subsidiary Rock in Rio Madrid, in the amount of EUR 4,247 thousand (equivalent to R$12,941). In 2013, Better World S/A granted a loan to its subsidiary Rock in Rio Madrid in the amount of EUR 1,857, which was eliminated in the consolidation. Also, the transactions related to the rendering of services between Rock World and the subsidiary Better World of R$2,389, were eliminated in the consolidation.

17.2                        Management compensation

Management of the Company’s compensation the period of 2013 was R$3,021 (R$2,243 in 2012).

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

18 Tax incentives

The Company is entitled to raise funds which must be invested in cultural projects conducted by the Company, as approved by the Ministry of Culture (Law 8313/91, amended by Law 9874/99), the State Culture Secretariat of Rio de Janeiro (Decree 44013 of January 2, 2013 and Decree 44133 of March 22, 2013) and the Municipal Culture Secretariat of Rio de Janeiro (Law 5553, of January 14, 2013). The Company is not the beneficiary of the funds received.

The amounts received by the Company are deposited and held in a checking account or a financial investment, each related to a specific project, with a financial institution determined by each public agency. Such amounts are presented as “Restricted cash” in these financial statements.

The contra-entry of the amounts received is also recorded in a specific account for each project in current liabilities and is represented by the Company’s obligation to use those resources in the execution of the approved project. Expenses incurred in each project are debited from this account. Any amounts not used are returned to the corresponding public agencies.

The difference presented between the balance of the specific account in current liabilities and the restricted cash relates to the project costs, paid using the parent company’s cash to be reimbursed in the future using the resources obtained from tax incentives.

The record of these tax incentives has a temporary nature, with no impact on profit or loss.

The composition of tax incentives approved by different bodies for the 2013 Rock in Rio Festival Project is shown below:

Ministry of Culture (Rouanet Law)	R$	11,795
State Secretariat of Culture	R$	8,000
Municipal Secretariat of Culture	R$	282	*

*                                         This incentive was approved but there have been no receipts or costs to date. As of September 30, 2013 and December 31, 2012 the balance of tax incentives is as follows:

	Sep 30, 2013	Dec 31, 2012
Liabilities—Rouanet Law	878	—
	878	—

	Sep 30, 2013	Dec 31, 2012
Restricted cash—Rouanet Law (Note 6)	9,396	—
	9,396	—

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

19 Shareholders’ equity

a.                                      Capital

Represented by 9,427,626 (nine million, four hundred and twenty-seven thousand and six hundred twenty-six) shares, all of them nominative and without par value;

b.                                      Profits distribution

Shareholders are entitled to a minimum dividend of 25% on net profit for the year adjusted in accordance with Article 202 of Law No. 6,404/76.

c.                                       Accumulated losses

It comprises the income for the year and the effects of the acquisition of a subsidiary in a common control transaction.

	Sep 30, 2013	Dec 31, 2012
Previous balance	(20,217)	—
Income (loss) for the period	33,839	(11,306)
Acquisition of subsidiary in a common control transaction	—	(8,266)
Acquisition of noncontrolling interest without a change in control		(645)
	13,622	(20,217)

d.                                      Comprehensive income (loss)

These include the translation differences from the the subsidiary’s financial statements which has a functional currency Euro that is different of the functional currency of the parent company, R$, and the amounts resulting from the acquisition of additional interest in the subsidiary, which control had been previously acquired in a common control transaction.

20 Net revenue

	Sep 30, 2013	Sep 30, 2012
Sponsorship	69,352	35,363
Ticket sales	97,529	32,443
Other revenues	15,584	4,540
(–) Sales taxes	(22,798)	(135)
	159,667	72,211

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

21 Costs of services rendered

	Sep 30, 2013	Sep 30, 2012
Artist’s fees	(43,484)	—
Services rendered by legal entities services provided	(13,855)	(60,945)
Equipment rental	(8,756)	—
Sales costs	(7,307)	—
Central Office for Collection and Distribution (ECAD—Escritório Central de Arrecadação e Distribuição)	(6,507)	—
Scenography costs	(4,791)	—
Expenditure on Media	(3,078)	—
TV ads	(3,027)	—
Expenditure on accommodation	(2,369)	(167)
Food and drinks in vip lounge	(2,321)	—
Specialized professional services	(1,766)	—
Costs of communication actions	(1,437)	—
Parking costs at Rio centro	(1,131)	—
Communication costs	(1,079)	—
Press conference costs		(615)
Other costs	(8,114)	(282)
	(109,022)	(62,009)

22 General and administrative expenses

	Sep 30, 2013	Sep 30, 2012
Personnel expenses	(2,995)	(945)
Administrative expenses	(1,930)	(1,518)
Third party services	(1,571)	(15,507)
Depreciation	(474)	(22)
Taxes and fees	(60)	(129)
	(7,030)	(18,121)

23 Financial income

	Sep 30, 2013	Sep 30, 2012
Financial income	1,792	65
Derivative gain	4,485	—
Monetary gain	663	—
Other financial income	215	—
	7,155	65
Exchange rate variation	(45)	(86)
Derivative loss	(1,955)	—
IOF (Tax on Financial Transactions)	(218)	(85)
Interest on loans	—	(127)
Bank expenses	(28)	(60)
Other financial expenses	(263)	(199)
	(2,509)	(557)
Total	4,646	(492)

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

24 Financial instruments

24.1                        Derivatives

The Company, its subsidiaries and associated companies, have as policy of contracting operations, including derivatives, aiming at mitigating the risks inherent to their operations, especially those related to expenditures on the production of the events. The descriptions of the operations and the gain or loss realized up to September 30, 2013 are shown in the tables below.

The Company, its associated companies and subsidiaries have not purchased derivatives for speculative purposes.

The Company had NDF—Non-Deliverable Forward operations contracted aiming at mitigating the risks of variation in the USD against the R$ in relation to the costs of producing the Rock in Rio event. The derivatives were realized in August and September 2013, as shown below:

Counterparty	Starting date of Contracts	Maturity date of contracts	Notional Value (in USD)	Gain / (Loss)
ITAU	Dec 06, 12	Aug 01, 2013	10,000	1,294
ITAU	Dec 19, 12	Aug 30, 2013	2,500	486
ITAU	Dec 20, 12	Aug 30, 2013	1,500	302
ITAU	Dec 27, 12	Aug 30, 2013	1,000	220
ITAU	Jan 10, 13	Aug 30, 2013	2,000	475
ITAU	Jan 28, 13	Aug 30, 2013	2,000	516
ITAU	Aug 01, 13	Aug 16, 2013	10,000	384
ITAU	Aug 15, 13	Aug 23, 2013	9,669	935
ITAU	Aug 22, 13	Aug 30, 2013	8,919	(767)
ITAU	Aug 29, 13	Sep 06, 2013	16,100	(734)
ITAU	Sep 05, 13	Sep 10, 2013	12,600	(532)
ITAU	Sep 10, 13	Sep 13, 2013	7,200	15
			83,488	2,594

The subsidiary Better World has Outright Forward operaions aiming at mitigating the risk of changes in USD against the euro with respect to expenditures on the hiring of bands for the 2014 Rock in Rio Lisboa event.

Counterparty	Start date of Contracts	Maturity date of contracts	Reference Value (in USD)	Fair Value (BRL)	Gain / (Loss) (EUR)	Gain / (Loss) (BRL)
MILLENIUM	Aug 02, 2013	Apr 30, 2013	1,500	1,131	(21)	(63)
			1,500	1,131	(21)	(63)

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

24 Financial instruments (Continued)

Sensitivity analysis

			Market Value As of		Probable			Remote
		Notional	Sep 30, 2013		Scenario			Scenario
Risk	Counterparty	Amount (USD)	Average price	Amount in EUR	Average price	Amount in EUR	Loss in EUR	Average price	Amount in EUR	Loss in EUR
USD Fall	MILLENIUM	1,500	1,3265	1,131	1,3350	1,124	(14)	1,2540	1,196	(86)

24.2                        Management of financial risks

The Company is exposed to risks arising from financial instruments related to its operations As of September 30, 2013, Management assessed that the Company is exposed to the following risks:

•                  Credit risk;

•                  Exchange Rate Risk;

•                  Liquidity Risk

•                  Market Risk;

The Company’s risk management strategy is set by the senior management jointly with the Board of Directors. The executive board is responsible for overseeing the management of those risks. Risk policies and systems are reviewed regularly to reflect changes in market conditions and the Company’s activities. The fair value of financial assets and liabilities, together with the carrying amounts shown in the financial statements, are as follows:

	Sep 30, 2013
	Carrying amount	Fair value
Cash and cash equivalents	24,168	24,168
Restricted cash	9,396	9,396
Accounts receivable	26,001	26,001
Other accounts receivable	1,159	1,159
Other financial assets	46	46
Suppliers	20,586	20,586
Loans	16,467	16,467
Derivative financial intruments	63	63
Tax Incentives	878	878
Other accounts payable	720	720
Other provisions	686	686

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

24 Financial instruments (Continued)

Considering the short-term maturity of the loans, the carrying amount is a reasonable approximation of fair value.

The table below shows the main financial risks the Company is exposed to, the risk management strategies used and their effects on the consolidated interim financial information.

a.                                      Credit risk

Credit risk is the risk that the Company may incur losses from the failure of a customer, or a counterparty to a financial instrument, to comply with their contractual obligations. Financial instruments that expose the Company to credit risk are related to balances of cash and cash equivalents, accounts receivable and other financial assets. In order to mitigate this risk, the Company only makes deposits and financial investments in financial institutions with recognized liquidity, upon the Management’s determination. Credit risk related to the balances of trade receivables is managed through careful selection of clients, mostly nationally and internationally reputed companies. Management constantly monitors client balances and evaluates, at each reporting date, the need to record estimated losses. Historically, the default rate observed is virtually nil. The carrying value of financial assets represents the Company’s maximum exposure to credit risk. As of September 30, 2013 and December 31, 2012 the maximum exposure presented the following amounts:

	Sep 30, 2013	Dec 31, 2012
Cash and cash equivalents	24,168	6,657
Accounts receivable	26,001	13,720
Other financial assets		1,394
	50,169	21,771

b.                                      Exchange Rate Risk

Exchange rate risk arises from the possibility of variations in exchange rates, which affect the reported amounts of assets and liabilities in foreign currency and, thus, revenues and expenses. The Company is exposed to fluctuations in the exchange rate, deriving from the acquisition of equipment and services abroad, of the balances with related parties based in Europe, investment in overseas subsidiaries and the balances of loans and financing contracted by those subsidiaries.

Management has the practice of contracting derivatives aiming at hedging itself from changes in exchange rates arising from the products and services purchased from abroad. As of September 30, 2013, the Company had an Outright Forward operation outstanding at the nominal amount of USD $1,500 thousand, representing BRL 3,344 thousand. The analysis of sensitivity, maturity and counterparty of these operations are presented in note 24.1.

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

24 Financial instruments (Continued)

By the end of 2013, Management will contract new currency derivative transactions to hedge the flow of foreign currency generated by the contracting of services for the Rock in Rio Lisboa festival in 2014.

As of September 30, 2013, the Company and its subsidiaries have the following foreign currency balances recorded on the balance sheet:

Sep 30, 2013 Carrying amount
Cash and cash equivalents	610
Accounts receivable	1,248
Recoverable Taxes	1,439
Prepaid expenses	1,201
Other accounts receivable	1,008
Other financial assets	47
Fixed assets	662
Intangible	5
Suppliers	1,034
Loans	16,597
Derivative financial instruments	63
Taxes and social contributions	99
Deffered revenues	262
Other accounts payable	417
Other provisions	686
25,378

c.                                       Liquidity Risk

The financial department has mechanisms to timely forecast and control cash flow projections, in order to ensure that the Company has full capacity to meet its obligations. For that, the Group’s levels of indebtedness are constantly monitored. The balances of the main obligations existing as of September 30, 2013 are due in the short term and do not include significant change in value.

d.                                      Interest Rate Risk

The Company has no significant assets subject to changes in interest rates. The interest rate risk arises from loans and financing transactions contracted by its subsidiaries which do not bring interest rate risks once the rates for the most significant transactions are pre set, as seen on Note 13.

Rock World S.A.

Interim financial information as of

September 30, 2013 and 2012,

and December 31, 2012

Notes to the interim financial information (Continued)

(Reais thousand)

25 Subsequent events

Sale option agreement

On November 21, 2013, Roberto Medina, Rubem Medina, Roberta Medina, Rodolfo Medina, Marcela Chulam and Filipe Chulam (collectively referred to as “sellers”), shareholders of the company, signed a sale option agreement, whereby SFX Entertainment, Inc. has the right to indirectly purchase 40% of the total shares issued by World Rock S/A from the sellers. The exercise of this option took place on December 12, 2013 and the effective transfer of shares will take place after the Administrative Council for Economic Defense (Conselho Administrativo de Defesa Economica or “CADE”) approves the repurchase of 30% of the shares of Rock World, which are currently in the name of IMX Live S/A, by the sellers.